SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under 240.14a-12

PIER 1 IMPORTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PIER 1 IMPORTS, INC.

100 Pier 1 Place

Fort Worth, Texas 76102

May 14, 2015

Dear Shareholder:

The board of directors and management cordially invite you to attend Pier 1 Imports’ annual meeting of shareholders to be held at 10:00 a.m., local time, on Thursday, June 25, 2015, at Pier 1 Imports’ corporate headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102. The formal notice of the annual meeting of shareholders and proxy statement are attached.

Pier 1 Imports has chosen to furnish its proxy statement and annual report to its shareholders over the Internet, as allowed by the rules of the Securities and Exchange Commission. Rather than mailing paper copies, we believe that this e-proxy process will expedite shareholder receipt of the materials, lower Pier 1 Imports’ expenses associated with this process and eliminate unnecessary printing and paper usage. As a shareholder of Pier 1 Imports, you are receiving by mail (or electronic mail) a Notice of Internet Availability of Proxy Materials (“Notice”), which will instruct you on how to access and review the proxy statement and annual report over the Internet. The Notice will also instruct you how to vote your shares over the Internet. Shareholders who would like to receive a paper copy of the Pier 1 Imports proxy statement and annual report, free of charge, should follow the instructions on the Notice. Shareholders who request paper copies will also receive a proxy card or voting instruction form to allow them to vote their shares by mail in addition to over the Internet or by telephone.

It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, you may vote your shares by following the instructions in the Notice. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. See the response to the question “How do I vote?” in the proxy statement for a more detailed description of voting procedures and the response to the question “Do I need an admission ticket to attend the annual meeting?” in the proxy statement for our procedures for admission to the meeting.

Sincerely,

Alexander W. Smith

President and Chief Executive Officer

Terry E. London

Chairman of the Board

PIER 1 IMPORTS, INC.

100 Pier 1 Place

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 25, 2015

Notice is hereby given that the annual meeting of shareholders of Pier 1 Imports, Inc., a Delaware corporation (“Pier 1 Imports”), will be held on Thursday, June 25, 2015, at 10:00 a.m., local time, at Pier 1 Imports’ corporate headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102 for the following purposes, as more fully described in the accompanying proxy statement:

(1)	to elect as directors the nine nominees named in the accompanying proxy statement to hold office until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)	to vote to approve the Pier 1 Imports, Inc. 2015 Stock Incentive Plan;

(3)	to vote to adopt a non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the proxy statement under the caption “Executive Compensation;” and

(4)	to vote to ratify the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2016.

In their discretion, the proxies are authorized to vote, as described in the accompanying proxy statement, upon any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on April 27, 2015, are entitled to receive notice of and to vote their shares at, the annual meeting.

Pier 1 Imports is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders over the Internet. Pier 1 Imports believes that this process allows it to provide you with the information you need while lowering the costs associated with the annual meeting. You are cordially invited to attend the annual meeting in person. However, to ensure that your vote is counted at the annual meeting, please vote as promptly as possible.

By order of the board of directors,

Michael A. Carter

Senior Vice President, Compliance and General Counsel, Secretary

May 14, 2015

Fort Worth, Texas

PIER 1 IMPORTS, INC.

100 Pier 1 Place

Fort Worth, Texas 76102

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 25, 2015

EQUITY COMPENSATION PLAN INFORMATION	30

PROPOSAL NO. 3 – To Adopt a Non-binding, Advisory Resolution to Approve the Compensation of Pier 1 Imports’ Named Executive Officers as Disclosed Pursuant to the Compensation Disclosure Rules of the Securities and Exchange Commission, Including the Compensation Discussion and Analysis, Compensation Tables and Narrative Discussion Below Under the Caption “Executive Compensation”	30

AUDIT COMMITTEE	32

PROPOSAL NO. 4 – Ratification of the Audit Committee’s Engagement of Ernst & Young LLP as Pier 1 Imports’ Independent Registered Public Accounting Firm for Fiscal 2016	32
Relationship with Independent Registered Public Accounting Firm	32
Independent Registered Public Accounting Firm Fees	32
Pre-approval of Nonaudit Fees	33

AUDIT COMMITTEE REPORT	34

EXECUTIVE COMPENSATION	35

Compensation Committee Report	35
Compensation Discussion and Analysis	35
Executive Summary	35
Compensation Policies, Principles, Objectives and Practices	40
Advisory Vote on Executive Compensation; Shareholder Engagement Efforts	41
Executive Compensation Components	43
Compensation Determinations and Role of Executive Officers	48
Pier 1 Imports’ Policy on Share Ownership	49
Prohibition on Hedging and Pledging	49
Clawback Policy	49
Pier 1 Imports’ Policy on Section 162(m)	49
Compensation Risk	50
Summary Compensation Table for the Fiscal Years Ended February 28, 2015, March 1, 2014, and March 2, 2013	50
Grants of Plan-Based Awards for the Fiscal Year Ended February 28, 2015	52
Outstanding Equity Awards Table for the Fiscal Year Ended February 28, 2015	53
Option Exercises and Stock Vested Table for the Fiscal Year Ended February 28, 2015	55
Pension Benefits Table for the Fiscal Year Ended February 28, 2015	56
Non-Qualified Deferred Compensation Table for the Fiscal Year Ended February 28, 2015	57
Potential Payments upon Termination or Change in Control	58

OTHER BUSINESS	61

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING OF SHAREHOLDERS	61

YOUR VOTE IS IMPORTANT	61

APPENDIX A – PIER 1 IMPORTS, INC. 2015 STOCK INCENTIVE PLAN	62

DRIVING DIRECTIONS FOR THE PIER 1 IMPORTS, INC. ANNUAL MEETING OF SHAREHOLDERS	75

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), Pier 1 Imports has elected to provide access to its proxy materials over the Internet or, upon your request, has delivered printed versions of these materials to you by mail. These materials are being provided in connection with Pier 1 Imports’ solicitation of proxies for use at the annual meeting of shareholders, to be held on Thursday, June 25, 2015, at 10:00 a.m. local time or at any adjournment or postponement thereof. Accordingly, Pier 1 Imports sent a Notice of Internet Availability of Proxy Materials (“Notice”) on or about May 14, 2015, to Pier 1 Imports’ shareholders entitled to receive notice of and to vote at the meeting.

All shareholders will have the ability to access the proxy materials on the web site referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Pier 1 Imports encourages shareholders to take advantage of the availability of the proxy materials over the Internet.

You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. The annual meeting will be held on the Mezzanine Level, in Conference Center Room C, of Pier 1 Imports’ corporate headquarters located at the address shown above.

How can I access the proxy materials electronically?

The Notice will provide you with instructions regarding how to:

•	view Pier 1 Imports’ proxy materials for the annual meeting over the Internet; and

•	instruct Pier 1 Imports to send future proxy materials to you electronically by email.

Pier 1 Imports’ proxy materials are also available on Pier 1 Imports’ web site at www.pier1.com/annualreport.

If you previously elected to access your proxy materials over the Internet, you will not receive a Notice or printed proxy materials in the mail. Instead, you will receive an email with a link to the proxy materials and voting instructions.

Choosing to receive future proxy materials by email will save Pier 1 Imports the cost of printing and mailing documents to you thereby lowering the costs associated with the annual meeting. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting web site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Shareholders of Record: To elect to receive Pier 1 Imports’ future proxy statement and annual report materials and notice of Internet availability of proxy materials electronically and manage your account, you may enroll in Investor Centre offered by Pier 1 Imports’ transfer agent, Computershare Inc. Log into, or activate, your Investor Centre account by going to http://www.computershare.com/investor and following the step-by-step instructions through the enrollment process.

Beneficial Owners: If you hold your shares in a brokerage account or with a bank or other intermediary, you also may have the opportunity to receive or access copies of these materials electronically. Please review the information provided in the proxy materials or the Notice mailed to you by your broker, bank or other intermediary regarding the availability of this service.

What is included in these materials?

You will receive the Pier 1 Imports, Inc. 2015 Annual Report, this proxy statement for the annual meeting, and Pier 1 Imports’ Annual Report on Form 10-K for the year ended February 28, 2015, as filed with the SEC on April 28, 2015 (the “2015 Form 10-K”).

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the annual meeting.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    1

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

How do I change the number of copies of the Notice and other proxy materials being delivered to my household for future mailings?

Although Pier 1 Imports is permitted to send a single Notice and any other proxy materials to shareholders who share the same address through a procedure called “householding,” Pier 1 Imports has determined that this procedure is not cost effective. However, if you hold your shares through a broker, bank or other intermediary, your intermediary may household the Notice and other proxy materials. If your intermediary households the Notice and other proxy materials and you would like additional copies of the notice and any other proxy materials, or if you are currently receiving multiple copies of the Notice or other proxy materials and would like to request householding, please contact your broker, bank or intermediary.

What will the shareholders vote on at the annual meeting?

The shareholders will be asked to vote on the following proposals:

•

election as directors of the nine nominees named in this proxy statement to hold office until the next annual meeting of shareholders and until their successors are elected and qualified (PROPOSAL NO. 1);

•	approval of the Pier 1 Imports, Inc. 2015 Stock Incentive Plan (PROPOSAL NO. 2);

•

adoption of a non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below under the caption “Executive Compensation” (PROPOSAL NO. 3); and

•	ratification of the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2016 (PROPOSAL NO. 4).

In their discretion, the proxies are authorized to vote, as described in this proxy statement, upon any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

What are the board of directors’ voting recommendations?

The board of directors recommends that you vote your shares:

•	“For” the election of each of the nominees to the board of directors (PROPOSAL NO. 1);

•	“For” approval of the Pier 1 Imports, Inc. 2015 Stock Incentive Plan (PROPOSAL NO. 2);

•

“For” the resolution approving the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below under the caption “Executive Compensation” (PROPOSAL NO. 3); and

•	“For” ratification of the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2016 (PROPOSAL NO. 4).

Who is entitled to vote at the annual meeting?

Holders of Pier 1 Imports common stock at the close of business on April 27, 2015, are entitled to vote their shares at the annual meeting. As of that date, there were 90,144,249 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Pier 1 Imports’ transfer agent, Computershare Inc., you are considered the “shareholder of record” with respect to those shares. The Notice and the Notice of Annual Meeting of Shareholders have been sent directly to you by Pier 1 Imports.

2    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

If your shares are held in a brokerage account or with a bank or other intermediary, you are considered the “beneficial owner” of these shares. The Notice has been forwarded to you by your broker, bank or other intermediary that is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to instruct your broker, bank or other intermediary how to vote your shares by following their instructions for voting over the Internet or by telephone, or by following their instructions to request a voting instruction form that can be completed and returned by mail.

How do I vote?

You may vote using any of the following methods:

•	By Internet

If you are a shareholder of record, you will need the control number included on the Notice to access the proxy materials. Follow the instructions in the Notice to vote your shares electronically over the Internet. Voting over the Internet authorizes the proxies approved by the board of directors and named in the proxy card to vote your shares in the same manner as if you marked, signed, and returned a proxy card. If you are a beneficial owner of shares, you may vote your shares electronically over the Internet by following the instructions sent to you by your broker, bank or other intermediary.

•	By mail

If you are a shareholder of record, you may request printed copies of the proxy materials from Pier 1 Imports by following the instructions on the Notice, which will include a proxy card. If you are a beneficial owner of shares, you may vote your shares by mail by following the instructions sent to you by your broker, bank or other intermediary. Be sure to complete, sign and date the proxy card or voting instruction form and return it in the prepaid envelope.

•	By telephone

If you are a shareholder of record, you may vote your shares telephonically by calling the toll-free number that is referenced in the proxy materials available over the Internet or by mail. Voting by telephone authorizes the proxies approved by the board of directors and named in the proxy card to vote your shares in the same manner as if you marked, signed, and returned a proxy card. If you are a beneficial owner of shares, you may vote your shares telephonically by following the instructions sent to you by your broker, bank or other intermediary.

•	In person at the annual meeting

All shareholders of record may vote in person at the annual meeting. You can request a ballot at the meeting. You may also be represented by another person at the annual meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other intermediary and present it to the inspector of election with your ballot to be able to vote at the annual meeting.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on June 24, 2015. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other intermediary. Pier 1 Imports therefore recommends that you follow the voting instructions in the materials provided to you by your broker, bank or other intermediary. If you vote over the Internet or by telephone, you do not have to return a proxy card or voting instruction form. If you are located outside the U.S. and Canada, please use the Internet or mail voting methods. Your vote is important. Your timely response can save Pier 1 Imports the expense of attempting to contact you regarding your vote.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy prior to the completion of voting at the annual meeting by:

•	sending written notice to Pier 1 Imports’ corporate secretary at 100 Pier 1 Place, Fort Worth, Texas 76102 which must be received prior to June 24, 2015;

•	timely delivering of a valid, later-dated proxy; or

•	voting in person at the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other intermediary. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    3

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

Will my Notice include all my shares?

If you are a shareholder of record, you will receive only one Notice for all the shares of Pier 1 Imports common stock you hold:

•	in certificate form; and

•	in book-entry form;

and, if you are also a Pier 1 Imports employee, the Notice will also include all the shares of Pier 1 Imports common stock you hold:

•	in the Pier 1 Imports, Inc. Stock Purchase Plan; and

•	in book-entry form for restricted stock, if any, you received under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan.

If you are a beneficial owner of shares, the voting instructions you receive from your broker, bank or other intermediary will show the shares of Pier 1 Imports common stock held by it on your behalf. You may receive multiple notices if you have more than one account that holds Pier 1 Imports common stock.

What happens if I do not give specific voting instructions?

If you are a shareholder of record and you sign and return a proxy card without giving specific instructions, the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting. See the response to the question below captioned “Could other matters be decided at the annual meeting?”

If you are a beneficial owner of shares and do not provide your broker, bank or other intermediary with specific voting instructions, then under the rules of the New York Stock Exchange, (“NYSE”), your broker, bank or other intermediary may only vote on matters for which it has discretionary power to vote. If your broker, bank or other intermediary does not receive instructions from you on how to vote your shares and such holder does not have discretion to vote on the matter, then that holder will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares and your shares will not be voted on that matter.

Who will count the votes?

Representatives of Pier 1 Imports’ transfer agent, Computershare Inc., will tabulate the votes and act as inspector of election.

Is there a list of shareholders entitled to vote at the annual meeting?

The names of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 5:00 p.m., local time, at Pier 1 Imports’ corporate headquarters at 100 Pier 1 Place, Fort Worth, Texas 76102, by contacting Pier 1 Imports’ corporate secretary at (817) 252-8000.

What constitutes a quorum?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, is necessary to constitute a quorum.

How are abstentions and “broker non-votes” counted in determining the presence of a quorum?

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other intermediary holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power to vote on that proposal and has not received voting instructions from the beneficial owner.

4    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

What are the voting requirements to elect the directors and to approve, or advise the board of directors with respect to, each of the proposals discussed in this proxy statement?

PROPOSAL	VOTE REQUIRED	DISCRETIONARY VOTING ALLOWED?
No. 1 – Election of Directors	Affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors	No

No. 2 – Approval of 2015 Stock Incentive Plan	Affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter	No

No. 3 – Adoption of Non-Binding Resolution Approving Executive Compensation	Affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter	No

No. 4 – Ratification of Ernst & Young LLP	Affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter	Yes

If you are a beneficial owner of shares, your broker, bank or other intermediary is entitled to vote your shares on the ratification of the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2016, even if they, as the holder of record, do not receive voting instructions from you. If you are a beneficial owner, your broker, bank or other intermediary is not entitled to vote on the election of directors, the approval of the Pier 1 Imports, Inc. 2015 Stock Incentive Plan, or on the non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers, absent voting instructions from you. Without your voting instructions, a broker non-vote will occur on these proposals.

How are abstentions and “broker non-votes” counted in voting?

Election of Directors:

A “majority of the votes cast” means that the number of votes cast “For” a nominee for director exceeds the number of votes cast “Against” the nominee. Abstentions and broker non-votes are not considered as votes cast.

Other Proposals:

Broker non-votes will not be counted as a vote either “For” or “Against” PROPOSAL NO. 2 (approval the Pier 1 Imports, Inc. 2015 Stock Incentive Plan) or PROPOSAL NO. 3 (non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers). An abstention will have the same effect as a vote “Against” PROPOSALS NO. 2, NO. 3 and NO. 4 (ratification of the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2016).

Could other matters be decided at the annual meeting?

As of the date Pier 1 Imports began to deliver the Notice, it did not know of any matters to be brought before the annual meeting other than those described in this proxy statement.

If you vote your shares over the Internet or by telephone, or you sign and return a proxy card or voting instruction form, and other matters are properly presented at the annual meeting for consideration, the proxies appointed by the board of directors (the persons named in your proxy card) will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

Pier 1 Imports has hired D.F. King & Co., Inc. to assist in soliciting proxies. Pier 1 Imports will pay all costs associated with the solicitation, including D.F. King’s fees, which are $10,500 plus expenses. In addition to solicitations by mail, Pier 1 Imports’

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    5

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

officers and employees may solicit proxies on behalf of Pier 1 Imports personally and by telephone or other means, for which they will receive no compensation beyond their normal compensation. Pier 1 Imports may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons, and it will reimburse them for their reasonable out-of-pocket and clerical expenses.

Do I need an admission ticket to attend the annual meeting?

You will need an admission ticket or proof of stock ownership to enter the annual meeting. If you are a shareholder of record, your admission ticket is the Notice mailed (or sent electronically) to you or the admission ticket attached to your proxy card if you elected to receive a paper copy of the proxy materials. If you plan to attend the annual meeting, please bring it with you to the annual meeting.

If you are a beneficial owner of shares and you plan to attend the annual meeting, you must present proof of your ownership of Pier 1 Imports common stock, such as a bank or brokerage account statement, to be admitted to the annual meeting.

Pier 1 Imports’ corporate headquarters is accessible to disabled persons and, upon request, it will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon request. To request either of these accommodations, please contact Pier 1 Imports’ Investor Relations Department on or before June 11, 2015. You may make your request by mail to Pier 1 Imports, Inc., Attn.: Investor Relations Department, 100 Pier 1 Place, Fort Worth, Texas 76102 or by telephone at (817) 252-7835 or toll-free at (888) 807-4371.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting. If you have any further questions about attending the meeting, please call Pier 1 Imports’ Investor Relations Department at (817) 252-7835 or toll-free at (888) 807-4371.

6    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Corporate Governance

The board of directors believes that good corporate governance is a prerequisite to achieving business success. Pier 1 Imports’ board of directors has adopted written corporate governance guidelines and policies designed to strengthen Pier 1 Imports’ corporate governance. Pier 1 Imports’ Corporate Governance Guidelines include information related to the board’s role and responsibilities, director qualifications and standards for determining whether a director is independent. Each standing committee of the board of directors has adopted a charter, which sets forth the role and responsibilities of the respective committee. In addition, Pier 1 Imports has adopted a Code of Business Conduct and Ethics applicable to all of its directors, officers and employees, including Pier 1 Imports’ chief executive officer, chief financial officer and principal accounting officer. The nominating and corporate governance committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and the Code of Business Conduct and Ethics at least annually, and recommending any proposed changes to the full board for approval. The Pier 1 Imports, Inc. Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the audit, compensation, and nominating and corporate governance committees are available on Pier 1 Imports’ web site at www.pier1.com at the Investor Relations link. Any amendments to, or waivers from, the Code of Business Conduct and Ethics must be approved by the board of directors or the nominating and corporate governance committee, and may be posted to Pier 1 Imports’ web site within four days of such approval.

Bylaw Forum Selection Clause

On June 20, 2014, the board of directors amended and restated Pier 1 Imports’ bylaws to include a forum selection clause, which provides that unless Pier 1 Imports consents in writing otherwise, the sole and exclusive forum for any derivative action on behalf of Pier 1 Imports, any action asserting a claim of breach of a fiduciary duty owed to Pier 1 Imports or its shareholders, any claims arising pursuant to any provision of the Delaware General Corporation Law or the certificate of incorporation or bylaws of Pier 1 Imports, or any action asserting a claim governed by the internal affairs doctrine must be brought in state or federal court in Delaware, where Pier 1 Imports is incorporated. The volume of multi-jurisdictional litigation, which is by nature duplicative and costly, has increased dramatically in recent years. The board of directors carefully considered the adoption of this provision, weighing such factors as the potential limitation on shareholders’ rights and the potential cost benefits to Pier 1 Imports, and determined that a forum selection clause has important advantages for Pier 1 Imports and its shareholders. The clause is intended to benefit Pier 1 Imports and its shareholders in significant part by directing litigation to a single Delaware court, which has a well-established body of precedent and will apply its own state law, thereby reducing the risk and expense of concurrent, multi-jurisdictional litigation. The board of directors believes that in the case of litigation involving corporate governance and internal affairs, the forum selection clause will significantly lower the cost for such litigation and lead to a single, more predictable outcome. The clause does not preclude any type of litigation against Pier 1 Imports, its officers or directors; it simply channels certain litigation to a single, experienced court to enable a more efficient and effective resolution of disputes related to Delaware law. The amended and restated bylaws also make clear that the board of directors may, under certain circumstances, waive the forum selection clause if it determines that it is in the best interests of shareholders.

The board of directors believes that its corporate governance principles and procedures, which include annual elections and majority voting for its members, meaningful stock ownership guidelines, and prohibitions on hedging and pledging for all employees and directors, among others, are robust. The board of directors believes that the adoption of the forum selection clause is in the best interests of its shareholders for the reasons described above.

Board Leadership Structure

Pier 1 Imports’ bylaws require that the directors elect annually from among themselves a chairman of the board. The bylaws, however, grant the board of directors discretion as to whether the chairman of the board is an employee or an officer of Pier 1 Imports. A non-officer, non-employee elected as chairman of the board is designated as the “non-executive” chairman of the board. Pier 1 Imports’ Corporate Governance Guidelines contain general guidance that the positions of chairman of the board

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    7

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

and chief executive officer should be held by separate individuals and that the chairman of the board should be a “non-executive.” Provisions are made in the guidelines for an independent lead director if the roles of chairman of the board and chief executive officer are combined.

During the last fiscal year, the chairman of the board and chief executive officer roles were held by separate individuals, and the chairman of the board was a “non-executive” since he was neither an employee nor an officer of Pier 1 Imports. Currently, the chairman of the board is a non-executive. This structure of separate individuals holding these positions focuses board leadership and company leadership in separate and distinct individuals. Each leader can direct her or his respective group on the objectives at hand while at the same time developing and implementing strategic issues, financial issues and operational policies that affect the short- and long-term welfare of Pier 1 Imports.

Director Independence

It is Pier 1 Imports’ policy that the board of directors will at all times consist of a majority of independent directors. In addition, all members of the audit committee, compensation committee and nominating and corporate governance committee must be independent directors. To be considered independent, a director must satisfy both the subjective and objective independence requirements established by the NYSE. In assessing independence under the subjective test, the board of directors takes into account the standards in the objective tests, and reviews and discusses additional information provided by the directors and Pier 1 Imports with regard to each director’s business and personal activities as they may relate to Pier 1 Imports and Pier 1 Imports’ management. Based on the foregoing, as required by NYSE rules, the board of directors makes a subjective determination as to each independent director that no material relationship exists with Pier 1 Imports. The board of directors will broadly consider all relevant facts and circumstances relating to a director in determining whether that director is independent.

Based on the NYSE independence requirements, the board of directors has determined that eight of the nine current members of the board of directors are independent. They are directors Claire H. Babrowski, Cheryl A. Bachelder, Hamish A. Dodds, Brendan L. Hoffman, Terry E. London, Cynthia P. McCague, Michael A. Peel, and Ann M. Sardini. Pier 1 Imports’ president and chief executive officer, Alexander W. Smith, is the ninth member of the board of directors. Independence for the non-employee directors was considered under both the subjective and objective standards of the NYSE. In other words, none of the non-employee directors were disqualified from independent status under the objective standard, and under the subjective standard each non-employee director was determined not to have a material relationship with Pier 1 Imports.

Meetings of Independent Directors without Management Present

The independent directors of Pier 1 Imports met without management present four times during the last fiscal year. The non-executive chairman of the board of directors presided over these meetings.

Procedures for Communicating with Directors

The board of directors has established a process by which shareholders and other interested parties can send communications to board members. Shareholders and other interested parties can send written communications to one or more members of Pier 1 Imports’ board of directors, addressed to:

[Name of Board Member], Board of Directors

Pier 1 Imports, Inc.

c/o Corporate Secretary

100 Pier 1 Place

Fort Worth, Texas 76102

In addition, shareholders and other interested parties may communicate with the chair of the audit committee, compensation committee, or nominating and corporate governance committee by sending an email to auditchair@pier1.com, compchair@pier1.com, or corpgovchair@pier1.com, respectively, as well as with the independent directors as a group by sending an email to independentdirectors@pier1.com, or the non-executive chairman of the board by sending an email to boardchair@pier1.com.

Communications are distributed to the board of directors or to the individual director or directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the communication. Communications that are not related to the duties and responsibilities of the board of directors or a committee will not be distributed, including spam, junk mail and mass mailings,

8    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

product concerns or inquiries, new product suggestions, résumés and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, Pier 1 Imports will not distribute unsuitable material to its directors, including material that is unduly hostile, threatening or illegal.

Director Nomination Process

Board Member Qualification Criteria

The board of directors has adopted Board Member Qualification Criteria, which are contained in the Corporate Governance Guidelines, that set out the attributes and qualifications considered by the nominating and corporate governance committee in evaluating nominees for director. The primary qualities and characteristics the committee looks for in nominees for director are:

•	management and leadership experience;

•	relevant knowledge and diversity of background and experience; and

•	personal and professional ethics, integrity and professionalism.

The committee believes that the board of directors should be comprised of individuals who have achieved a high level of distinction in business, education or public service. As a group, the board of directors should possess a diverse and broad range of skills, perspectives and experience relevant to Pier 1 Imports’ business, such as:

•	accounting and financial literacy;

•	general knowledge of the retail industry;

•	information technology experience;

•	international business experience; and

•	chief executive officer, chief financial officer or other senior management experience.

Although the Board Member Qualification Criteria do not contain a specific policy addressing diversity, the nominating and corporate governance committee considers whether each nominee complements and lends to a diverse and broad range of skills, perspectives and experience required of Pier 1 Imports’ board of directors.

Internal Process for Identifying Candidates

Members of the nominating and corporate governance committee or other Pier 1 Imports’ directors or executive officers may, from time to time, identify potential candidates for nomination for election to Pier 1 Imports’ board of directors. The committee typically considers candidates for nomination to Pier 1 Imports’ board of directors in March (the first month of the fiscal year) of each year. All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, will be evaluated in light of Pier 1 Imports’ Corporate Governance Guidelines, the Board Member Qualification Criteria and the projected needs of the board of directors at the time. The committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors. The search firm’s responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, as well as providing background information on potential nominees and interviewing and screening nominees if requested to do so by the committee.

Shareholder Recommendations for Directors

The nominating and corporate governance committee will consider candidates recommended by shareholders for nomination for election to Pier 1 Imports’ board of directors. In order for a candidate recommended by a shareholder to be considered by the committee for inclusion as a nominee for director at the 2016 annual meeting of shareholders, the candidate must meet the Board Member Qualification Criteria described above and must consent to and be expressly interested in and willing to serve as a Pier 1 Imports director. The committee will then consider the independence of the candidate and evaluate the candidate in light of Pier 1 Imports’ Corporate Governance Guidelines and Board Member Qualification Criteria described above.

A shareholder who wishes to recommend a candidate for consideration by the nominating and corporate governance committee for inclusion as a nominee for director at the 2016 annual meeting of shareholders should forward by certified or express mail the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    9

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

qualifications to the chair of the nominating and corporate governance committee, in care of the corporate secretary, Pier 1 Imports, Inc., 100 Pier 1 Place, Fort Worth, Texas 76102. To be properly considered by the committee, Pier 1 Imports’ corporate secretary must receive the recommendation and all required information no later than 5:00 p.m., local time, on January 15, 2016.

The corporate secretary will send properly submitted shareholder recommendations to the chair of the committee. Individuals recommended to the committee by shareholders in accordance with these procedures will be evaluated by the committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations at Annual Meeting

Pier 1 Imports’ bylaws also permit a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated for election by the board of directors through the process described above if the shareholder complies with the shareholder criteria, advance notice, shareholder and nominee information, consent and other provisions contained in the bylaws governing shareholder nominations of candidates for election to the board of directors. To comply with these provisions of Pier 1 Imports’ bylaws, a shareholder who wishes to nominate a director for election at the 2016 annual meeting of shareholders must provide Pier 1 Imports written notice in proper form accompanied by the requisite materials and information no earlier than February 26, 2016 and no later than March 27, 2016. You may contact Pier 1 Imports’ corporate secretary to obtain the specific information that must be provided with the advance notice.

No shareholder recommended an individual for nomination for election to the board of directors at Pier 1 Imports’ 2015 annual meeting of shareholders, and no shareholder gave Pier 1 Imports advance written notice that the shareholder intends to nominate a person for election to the board of directors at the 2015 annual meeting of shareholders.

Committees of the Board of Directors and Risk Oversight

The standing committees of the board of directors are the audit committee, the compensation committee and the nominating and corporate governance committee. Each committee functions pursuant to a charter that is available on Pier 1 Imports’ web site at www.pier1.com at the Investor Relations link. The following is a brief description of the roles and responsibilities of each committee:

Audit Committee. The audit committee’s purpose is to:

•	assist the board of directors with oversight of:

•	the integrity of Pier 1 Imports’ financial statements,

•	Pier 1 Imports’ system of internal control,

•	Pier 1 Imports’ compliance with legal and regulatory requirements,

•	Pier 1 Imports’ independent registered public accounting firm’s qualifications and independence, and

•	the performance of Pier 1 Imports’ internal audit function and independent registered public accounting firm (including the hiring, compensation and retention of such firm);

•	prepare the audit committee report that is included in this proxy statement; and

•	discuss the guidelines and policies governing the process by which risk assessment and management is undertaken by Pier 1 Imports.

As part of fulfilling its role in discussing the guidelines and policies governing the process by which risk assessment and management is undertaken by Pier 1 Imports, the audit committee receives periodic reports from Pier 1 Imports’ management on Pier 1 Imports’ assessment and management of identified risks. The audit committee updates the board of directors as needed on those risks. From time to time the entire board, another committee of the board or a specially designated committee of the board may assist the audit committee in this process.

Each member of the audit committee is independent pursuant to the NYSE independence requirements. The board of directors has determined that each member is an audit committee financial expert, as defined by the SEC, and therefore has accounting or related financial management expertise and is financially literate within the meaning of NYSE listing standards.

10    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Compensation Committee. The compensation committee’s purpose is to:

•

develop, review, approve and modify Pier 1 Imports’ compensation philosophy as necessary to achieve Pier 1 Imports’ overall business strategies and goals, attract and retain key executives, link compensation to organizational performance and provide competitive compensation opportunities;

•

discharge (except to the extent otherwise governed by an existing employment contract or other arrangement approved by the board of directors or compensation committee) the board of directors’ responsibilities relating to compensation of Pier 1 Imports’ non-employee directors, chief executive officer, executive officers, and other senior officers who report directly to Pier 1 Imports’ chief executive officer;

•

establish, oversee and administer (except to the extent delegated in a governing plan document or otherwise) the policies and plans that govern the components of the compensation of those individuals, including, but not limited to, cash, equity, short- and long-term incentives, bonus, special or supplemental benefits, and perquisites; and

•

review periodic reports provided by management regarding leadership continuity and organizational development and provide input to ensure that initiatives focused on leadership development, retention and succession planning are successfully implemented.

The compensation committee may retain outside compensation consulting firms to assist in the evaluation of executive officer and non-employee director compensation, and has the authority to obtain advice and assistance from independent legal counsel and other compensation advisers.

The compensation committee and board of directors believe that Pier 1 Imports’ proven success has resulted, in large part, from its ability to successfully attract, motivate and retain a qualified executive management team and that its future success will depend on its ability to continue to do so. Accordingly, Pier 1 Imports’ overall compensation philosophy is that its executive program should be structured to attract and retain highly skilled and motivated individuals who will lead Pier 1 Imports to successful performance that is consistent with shareholders’ expectations. Pier 1 Imports accomplishes this by creating total compensation packages that are competitive in the retail industry, fair and equitable among its executives and provide strong incentives for the long-term success and performance of Pier 1 Imports. The compensation committee will continue to administer and develop Pier 1 Imports’ compensation programs in a manner designed to achieve these objectives. The compensation committee also believes that the total compensation opportunity provided for the executive officers must be evaluated against the compensation of comparable peer group companies.

Base salary, short-term incentive and long-term incentive compensation recommendations for the executive officers are typically presented to the compensation committee at one or more of the committee’s meetings prior to the beginning of the fiscal year and during the first month of the fiscal year. The presentations include recommendations by Pier 1 Imports’ chief executive officer, human resources compensation group, or both, on those elements of compensation, plus recommended plan design changes, if any, and a summary of all proposed awards to all eligible levels of management. The presentations may also include survey data from a peer group of retail companies for the compensation committee’s consideration along with studies and recommendations from outside consultants. At the meeting during the first month of the fiscal year, the compensation committee and board of directors consider for approval the fiscal year compensation with a targeted effective date in April. Implementation of any equity grant or other incentive plan compensation for the year occurs after board of directors and compensation committee approvals.

The compensation committee retained Towers Watson as its executive compensation consultant for fiscal 2015. In its role as executive compensation consultant to the compensation committee, Towers Watson reported directly and was accountable to the compensation committee. Towers Watson provided market data and recommendations to the compensation committee for fiscal 2015 regarding base salary, short-term incentive and long-term incentive elements of total executive compensation. The market data was from a peer group of specialty retailers, all of which were publicly traded at the time the market data was provided, in addition to data provided by the Towers Watson 2013 Compensation Data Bank (CDB) Retail/Wholesale Services Executive Database. The total fees paid to Towers Watson for the fiscal year were less than $120,000. Towers Watson did not provide any other services to Pier 1 Imports during fiscal 2015, other than providing non-customized survey data used by management to evaluate employee compensation.

In compliance with SEC and NYSE requirements regarding the independence of compensation consultants, Towers Watson has provided the compensation committee with a letter confirming its independence and the independence of its respective partners, consultants and employees who advise the compensation committee on executive compensation matters.

In addition to the compensation committee consultant described above, Pier 1 Imports’ management may, from time to time, retain an outside consultant for assistance and guidance in the formulation of new compensation programs and retirement plans

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    11

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

and the modification of existing compensation programs and retirement plans. For fiscal 2015, Pier 1 Imports’ management did not retain an outside consultant to recommend the amount or form of executive or non-employee director compensation.

Each member of the compensation committee is independent pursuant to the NYSE independence requirements.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is responsible for considering and making recommendations to the board of directors regarding nominees for election to the board of directors and the membership of the various board of directors’ committees. The nominating and corporate governance committee is also responsible for overseeing corporate governance matters, including the Pier 1 Imports, Inc. Corporate Governance Guidelines described above under the caption “Matters Relating to Corporate Governance, Board Structure, Director Compensation and Stock Ownership.” Each member of the nominating and corporate governance committee is independent pursuant to the NYSE independence requirements.

Director Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders

In fiscal 2015, each director attended at least 75% of the total number of board of directors meetings and meetings of the board of directors standing committee or committees on which he or she served and that were held during the time of his or her service as a director and/or committee member. Although Pier 1 Imports has no formal policy on the matter, all directors are encouraged to attend Pier 1 Imports’ annual meeting of shareholders. All directors then serving at the time attended the 2014 Pier 1 Imports annual meeting of shareholders. Committee memberships, the number of meetings of the full board and each standing committee, and each director’s dates of service for fiscal 2015 are shown in the table below.

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Claire H. Babrowski 03/02/2014 to 02/28/2015	Member	Member		Chair
Cheryl A. Bachelder
03/02/2014 to 02/28/2015	Member		Chair
John H. Burgoyne (1) 03/02/2014 to 06/20/2014	Member		Member
Hamish A. Dodds
03/02/2014 to 02/28/2015	Member	Member
Brendan L. Hoffman
03/02/2014 to 02/28/2015	Member
03/02/2014 to 06/20/2014			Member
06/21/2014 to 02/28/2015		Member
Terry E. London
03/02/2014 to 02/28/2015	Non-Executive Chairman		Member
Cynthia P. McCague
03/02/2014 to 02/28/2015	Member		Member
06/21/2014 to 02/28/2015				Member
Michael A. Peel
03/02/2014 to 02/28/2015	Member		Member	Member
Ann M. Sardini
03/02/2014 to 02/28/2015	Member
03/02/2014 to 06/20/2014		Member
06/21/2014 to 02/28/2015		Chair
Alexander W. Smith
03/02/2014 to 02/28/2015	Member
Cece Smith (1) 03/02/2014 to 06/20/2014	Member	Chair		Member
Number of Meetings in Fiscal 2015	6	12	6	3
(1)	Mr. Burgoyne and Ms. Smith did not stand for re-election to the board of directors at the 2014 annual meeting of shareholders.

12    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Non-Employee Director Compensation for the Fiscal Year Ended February 28, 2015

Fees Paid to Directors

Directors who are Pier 1 Imports employees do not receive any compensation for their board activities. Non-employee directors receive an annual cash retainer of $150,000. In addition, the audit committee chair and compensation committee chair each receive an additional annual cash retainer of $25,000; the nominating and corporate governance committee chair receives an additional annual cash retainer of $10,000; and the non-executive chairman of the board of directors receives an additional annual cash retainer of $125,000 (which was increased by Pier 1 Imports from $75,000 effective June 20, 2014). The annual retainers for fiscal 2015 were paid monthly in arrears. For fiscal 2015, non-employee directors did not receive additional fees for attending meetings, nor did they receive stock option or restricted stock grants. During fiscal 2015, each non-employee director was eligible to participate in the Pier 1 Imports’ Director Deferred Stock Unit Program, the Pier 1 Imports, Inc. Stock Purchase Plan and the Pier 1 Imports, Inc. Deferred Compensation Plan.

During fiscal 2015, all of Pier 1 Imports’ non-employee directors, other than Mmes. Babrowski, Sardini and Smith, participated in Pier 1 Imports’ Director Deferred Stock Unit Program. The program provides an optional deferral of up to 100% of the monthly cash director fees. Deferred fees (but not committee chair or chairman fees) are matched 25% by Pier 1 Imports and the total deferred fees and matching contributions are converted into an equivalent value of deferred stock units (“DSUs”) up to a maximum calendar year limit of 375,000 units per individual. Deferred fees plus matching contributions are converted to DSUs based on the closing price of Pier 1 Imports common stock on the day the fees are payable. The DSUs are credited to an account maintained by Pier 1 Imports for each non-employee director. Each DSU is the economic equivalent of one share of Pier 1 Imports common stock. Each DSU is eligible to receive dividends payable on Pier 1 Imports common stock in additional DSUs equal to the dividend per share of common stock divided by the closing price of Pier 1 Imports common stock on the dividend payable date. The DSUs do not have voting rights. The DSUs will be exchanged one-for-one for shares of Pier 1 Imports common stock on the date the person ceases to be a member of the board of directors and the shares will be transferred to the person within five business days of such date, except that DSUs will be settled in cash to the extent applicable plan limitations at such time preclude issuing Pier 1 Imports common stock.

Mmes. Babrowski, Sardini and Smith participated in the Pier 1 Imports, Inc. Stock Purchase Plan during fiscal 2015. The stock purchase plan is a broad based plan available to all non-employee directors and all eligible employees. The plan provides that non-employee directors may contribute to the plan all or a portion of their monthly cash director fees. Pier 1 Imports will contribute to the plan an amount equal to 25% of each non-employee director’s contribution. The contributed funds are used to make monthly purchases of shares of Pier 1 Imports common stock based on the NYSE closing price for Pier 1 Imports common stock on the last trading day of the month. Shares purchased are allocated to the accounts of participants in proportion to the funds received from each respective account. All shares in a participant’s account are automatically released to the participant at least once each calendar year without affecting the participant’s participation in the plan. The participant may hold the released shares in the plan or sell or transfer the released shares. A participant’s account is credited with all dividends paid on shares held in his or her account and those cash dividends are reinvested under the plan in Pier 1 Imports common stock.

None of the non-employee directors participated in the Pier 1 Imports, Inc. Deferred Compensation Plan in fiscal 2015.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    13

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Fiscal 2015 Non-Employee Director Compensation Table

The following table sets forth a summary of the compensation with respect to the fiscal year ended February 28, 2015, for services rendered in all capacities to Pier 1 Imports by its non-employee directors:

Name	Fees Earned or Paid in Cash (2) ($)	Stock Awards (3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation (4) ($)	Total ($)
Claire H. Babrowski	$160,000	$0	$0	$0	$0	$7,500	$167,500
Cheryl A. Bachelder	$175,000	$41,531	$0	$0	$0	—	$216,531
John H. Burgoyne (1)	$44,643	$20,726	$0	$0	$0	—	$65,369
Hamish A. Dodds	$150,000	$23,872	$0	$0	$0	—	$173,872
Brendan L. Hoffman	$150,000	$23,872	$0	$0	$0	$0	$173,872
Terry E. London	$260,238	$46,036	$0	$0	$0	—	$306,274
Cynthia P. McCague	$150,000	$20,047	$0	$0	$0	—	$170,047
Michael A. Peel	$150,000	$39,648	$0	$0	$0	$0	$189,648
Ann M. Sardini	$167,619	$0	$0	$0	$0	$13,000	$180,619
Cece Smith (1)	$52,083	$12,196	$0	$0	$0	$13,021	$77,300
(1)	Mr. Burgoyne and Ms. Smith did not stand for re-election to the board of directors at the 2014 annual meeting of shareholders.

(2)

This column represents the amount of cash compensation earned in fiscal 2015 for board and committee service. As described in footnote #3 below, certain percentages of this cash compensation were deferred by certain directors into the Pier 1 Imports’ Director Deferred Stock Unit Program.

(3)

This column represents the dollar value of Pier 1 Imports’ 25% match on monthly cash director fees (but not committee chair or chairman fees) deferred by each director into the Pier 1 Imports’ Director Deferred Stock Unit Program. This column also includes dividends paid on DSUs held in his or her account. These amounts were converted to DSUs as shown in the table below. The dollar amount represents the grant date fair value of such DSUs granted in fiscal 2015 in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The number of DSUs is calculated using the closing price of Pier 1 Imports common stock on the last trading day of each fiscal month in which the fees were earned, which price was used to calculate the grant date fair value of the DSUs. For dividends, the number of DSUs is calculated using the closing price of Pier 1 Imports common stock on the dividend payment date.

The following table shows fiscal 2015 DSUs for each non-employee director given his or her deferral percentage and Pier 1 Imports’ match:

Name	Deferral %	Fiscal Year 2015 Fees Deferred ($)	DSUs Converted from Deferred Fees (#)	DSUs Converted from 25% Company Match (#)	Dividends Deferred During Fiscal Year 2015 ($)	DSUs Converted from Deferred Dividends (#)	Aggregate DSUs Owned at Fiscal 2015 Year-End (#)
Claire H. Babrowski	0%	$0	0	0	$0	0	0
Cheryl A. Bachelder	100%	$175,000	11,698	2,507	$4,031	262	25,035
John H. Burgoyne (a)	50%	$22,321	1,268	317	$15,145	857	0
Hamish A. Dodds	50%	$75,000	5,014	1,253	$5,122	332	25,115
Brendan L. Hoffman	50%	$75,000	5,014	1,253	$5,122	332	25,115
Terry E. London	10%	$26,024	1,755	251	$42,286	2,732	179,098
Cynthia P. McCague	50%	$75,000	5,014	1,253	$1,297	84	9,019
Michael A. Peel	100%	$150,000	10,027	2,507	$2,148	140	16,163
Ann M. Sardini	0%	$0	0	0	$0	0	0
Cece Smith (a)	0%	$0	0	0	$12,196	690	0
(a)

On June 20, 2014 Mr. Burgoyne was credited with 254,147.67 DSUs, which represented DSUs accrued prior to June, 2014. On July 3, 2014, M. Burgoyne was credited with 283.63 DSUs, which represented DSUs accrued in June, 2014. On June 20, 2014 Ms. Smith was credited with 203,962.24 DSUs, which represented DSUs accrued prior to June, 2014. Ms. Smith did not accrue DSUs in June, 2014. The total balance of both Mr. Burgoyne’s and Ms. Smith’s DSUs were exchanged for an equal number of shares of Pier 1 Imports common stock and were subsequently delivered to them. The closing price of Pier 1 Imports common stock was $15.18 on June 20, 2014 and $15.74 on July 3, 2014.

14    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

The following table shows the Pier 1 Imports common stock closing price by month used to calculate the number of DSUs to be received for deferred director fees plus any Pier 1 Imports’ match, including the closing prices for the dividend payment dates. This closing price also represents the grant date fair value of each DSU in accordance with FASB ASC Topic 718.

Fiscal Month in which Fees were Earned	Closing Price of Pier 1 Imports Common Stock on Last Trading Day of each Fiscal Month
March 2014	$18.15
April 2014	$18.30
May 2014	$17.61
June 2014	$15.74
July 2014	$14.95
August 2014	$15.76
September 2014	$12.05
October 2014	$12.90
November 2014	$13.80
December 2014	$15.06
January 2015	$16.81
February 2015	$12.06

Date of Dividend	Closing Price of Pier 1 Imports Common Stock
May 7, 2014	$17.67
August 6, 2014	$15.13
November 5, 2014	$12.96
February 4, 2015	$17.09

(4)	The following table describes each component of All Other Compensation for fiscal 2015:

Fiscal 2015 All Other Compensation

Name	Payments Relating to Stock Purchase Plan (a)	Other Expenses (b)	Total All Other Compensation
Claire H. Babrowski	$7,500	$0	$7,500
Cheryl A. Bachelder	N/A	—	—
John H. Burgoyne	N/A	—	—
Hamish A. Dodds	N/A	—	—
Brendan L. Hoffman	N/A	$0	—
Terry E. London	N/A	—	—
Cynthia P. McCague	N/A	—	—
Michael A. Peel	N/A	$0	—
Ann M. Sardini	$13,000	$0	$13,000
Cece Smith	$13,021	$0	$13,021
(a)	This column reports aggregate matching contributions to the account of each director who participated in the Stock Purchase Plan.

(b)	Perquisites and personal benefits aggregating less than $10,000 are not shown.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    15

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Stock Options Outstanding

Non-employee director stock options outstanding on February 28, 2015 are shown below:

Name	Grant Date	Expiration Date	Exercise Price	Aggregate Number of Outstanding Stock Options (Exercisable)
Terry E. London	06/23/2006 07/01/2005	06/23/2016 07/01/2015	$ 7.55 $14.25	6,000 6,000

Total				12,000

Security Ownership of Directors and Executive Officers

The following table indicates the ownership of Pier 1 Imports common stock by each director and nominee, each named executive officer shown below in the table included under the caption “Summary Compensation Table for the Fiscal Years Ended February 28, 2015, March 1, 2014 and March 2, 2013,” and all directors and executive officers as a group, as of April 27, 2015, unless otherwise indicated below:

Name of Beneficial Owner	Common Shares Beneficially Owned (1)(2)	Percent of Class
Claire H. Babrowski	14,961	*
Cheryl A. Bachelder	28,447	*
Michael R. Benkel	170,832	*
Laura A. Coffey	95,493	*
Catherine David	187,147	*
Hamish A. Dodds	25,711	*
Brendan L. Hoffman	25,711	*
Sharon M. Leite	141,770	*
Terry E. London	191,297	*
Cynthia P. McCague	9,614	*
Michael A. Peel	17,355	*
Ann M. Sardini	6,161	*
Alexander W. Smith	3,276,708	3.6%
Charles H. Turner (retired February 10, 2015)	183,872	*
All directors and executive officers as a group (17 individuals)	4,634,804	5.07%
*	Represents less than 1% of the outstanding shares of the class.

(1)

The table includes shares that the person has the right to acquire within 60 days of April 27, 2015, upon the exercise of stock options granted pursuant to Pier 1 Imports’ stock option plans: Mr. Benkel (10,000 shares), Ms. Coffey (10,000 shares), Mr. London (12,000 shares), Mr. Smith (944,000 shares), Mr. Turner (60,000 shares), and to all directors and executive officers as a group (1,028,500 shares).

(2)

The table includes DSUs as of April 27, 2015, for Ms. Bachelder (26,386 DSUs), Mr. Dodds (25,711 DSUs), Mr. Hoffman (25,711 DSUs), Mr. London (179,297 DSUs), Ms. McCague (9,614 DSUs), and Mr. Peel (17,355 DSUs). The DSUs will be exchanged one-for-one for shares of Pier 1 Imports common stock when the director ceases to be a member of the board of directors, as described above under the caption “Non-Employee Director Compensation for the Fiscal Year Ended February 28, 2015 – Fees Paid to Directors.” A DSU is the economic equivalent of one share of Pier 1 Imports common stock.

16    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table indicates the ownership by each person who is known by Pier 1 Imports as of April 27, 2015, to beneficially own more than 5% of Pier 1 Imports common stock:

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class
T. Rowe Price Associates, Inc.	7,018,470 (1)	7.60%
100 E. Pratt Street
Baltimore, MD 21202
The Vanguard Group, Inc.	5,405,478 (2)	5.90%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	5,082,300 (3)	5.60%
55 East 52nd Street
New York, NY 10022
Glenhill Advisors, LLC	4,641,975 (4)	5.20%
Glenn J. Krevlin
Glenhill Capital Advisors, LLC
Glenhill Capital Management, LLC
600 Fifth Avenue, 11th Floor
New York, NY 10020
(1)

This information was obtained from a Schedule 13G filed with the SEC on February 12, 2015, by T. Rowe Price Associates, Inc. The filing indicates that the beneficial owner has sole voting power over 1,746,030 shares and sole dispositive power over all of the shares listed.

(2)

This information was obtained from a Schedule 13G/A filed with the SEC on February 11, 2015, by The Vanguard Group, Inc. as beneficial owner of the shares listed. The filing indicates that the beneficial owner has sole voting power over 126,212 of the shares listed, sole dispositive power over 5,286,766 of the shares listed and shared dispositive power over 118,712 of the shares listed. According to the filing, the shares listed include shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., who is the beneficial owner of 118,712 shares or 0.12% of the common stock outstanding of Pier 1 Imports as a result of its serving as investment manager of collective trust accounts. The filing also indicates that the shares listed also include shares held by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., which is the beneficial owner of 7,500 shares or 0.00% of the common stock outstanding of Pier 1 Imports as a result of its serving as investment manager of Australian investment offerings.

(3)

This information was obtained from a Schedule 13G filed with the SEC on February 2, 2015, by BlackRock, Inc. as beneficial owner of the shares listed. The filing indicates that the beneficial owner has sole voting power over 4,874,320 shares and sole dispositive power over all of the shares listed.

(4)

This information was obtained from a Schedule 13G filed with the SEC on March 20, 2015, by Glenhill Advisors, LLC, Glenn J. Krevlin, Glenhill Capital Advisors, LLC, and Glenhill Capital Management, LLC. The filing indicates Glenhill Advisors, LLC and Glenn J. Krevlin have sole voting power over 3,950,817 shares, shared voting power over 691,158 shares and sole dispositive power over all of the shares listed; Glenhill Capital Advisors, LLC has shared voting and dispositive power over all of the shares listed; and Glenhill Capital Management, LLC has shared voting and dispositive power over 3,950,817 shares. According to the filing, Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC and the sole shareholder of Krevlin Management, Inc., which is, in turn, the managing member of Glenhill Capital Advisors, LLC. Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    17

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Pier 1 Imports’ directors and executive officers, and persons who own more than 10% of a registered class of Pier 1 Imports’ equity securities, to file with the SEC reports disclosing their ownership and changes in ownership of Pier 1 Imports common stock or other equity securities. Pier 1 Imports’ executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Pier 1 Imports with copies of all Section 16(a) reports they file. To Pier 1 Imports’ knowledge, and based solely on a review of the furnished Section 16(a) reports, all Section 16(a) filing requirements applicable to Pier 1 Imports’ executive officers, directors and greater than 10% beneficial owners during the last fiscal year were observed, except that a Form 4 was inadvertently not filed for each of the following purchases made by Sharon M. Leite as a result of automatic dividend reinvestments with respect to a portion of her Pier 1 Imports common stock: 11.5552 shares on May 3, 2012; 12.1535 shares on August 2, 2012; 9.713 shares on November 1, 2012; 11.4976 shares on January 31, 2013; 10.5344 shares on May 9, 2013; 10.9193 shares on August 8, 2013; 12.0940 shares on November 7, 2013; 16.3752 shares on February 6, 2014; 16.8443 shares on May 8, 2014; and 20.1922 shares on August 7, 2014.

Ms. Leite incurred short swing profit liability under Section 16(b) of the Securities Exchange Act of 1934 with respect to certain of the above dividend reinvestment purchases that were matchable with sales made within six months of those purchases. Ms. Leite has paid Pier 1 Imports $149.85, representing the full amount of the profit realized in connection with these transactions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATED PERSON TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

Each director of Pier 1 Imports who served as a member of the compensation committee during the fiscal year ended February 28, 2015 is identified above under the caption “Director Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders.” During fiscal 2015, there were no compensation committee interlocks or insider participation.

Related Person Transaction Policies and Procedures

Pier 1 Imports’ board of directors has adopted as part of its Code of Business Conduct and Ethics written Related Person Transaction Policies and Procedures that are administered by the nominating and corporate governance committee. Pier 1 Imports’ Code of Business Conduct and Ethics is available on its web site at www.pier1.com under the heading Investor Relations. The policy applies to any transaction or series of transactions in which Pier 1 Imports is a participant, the amount involved exceeds $120,000 annually and a related person has a direct or indirect material interest. The policy defines a “related person” as any (a) person who is or was (since the beginning of the last fiscal year for which Pier 1 Imports has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as director, (b) greater than 5% beneficial owner of Pier 1 Imports common stock, or (c) immediate family member of any of the foregoing.

Transactions that fall within the policy (“interested transactions”) will be reviewed by the committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the committee will decide whether or not to approve the interested transaction and will approve only those interested transactions that are believed to be in the best interest of Pier 1 Imports.

The policy provides that “certain interested transactions” are deemed to be pre-approved, even if the aggregate amount involved will exceed $120,000. Those interested transactions are: (a) employment of executive officers, (b) director compensation,

18    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATED PERSON TRANSACTIONS

(c) certain transactions with other companies if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the other company’s total annual revenues, (d) certain charitable contributions by Pier 1 Imports if the aggregate amount involved does not exceed the lesser of $10,000 or 2% of the organization’s total annual receipts, (e) transactions where all shareholders receive proportional benefits (e.g., dividends), (f) transactions involving competitive bids, (g) regulated transactions, and (h) certain banking-related services. In addition, the policy delegates to the chair of the nominating and corporate governance committee the authority to pre-approve or ratify any interested transaction in which the aggregate amount involved is expected to be less than $250,000. During fiscal 2015, the chair of the nominating and corporate governance committee did not pre-approve or ratify any transactions.

Transactions with Related Persons

During fiscal 2015, there were no transactions in which Pier 1 Imports was a participant, or is to be a participant, and in which any related person had or will have a direct or indirect material interest that required approval by the nominating and governance committee.

Pier 1 Imports indemnifies its directors and executive officers to the fullest extent permitted by law and has also entered into agreements with these individuals contractually obligating Pier 1 Imports to provide this indemnification to them.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    19

ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

PROPOSAL NO. 1 — Election of Directors

The shareholders will vote to elect as directors the nine nominees named below at the annual meeting of shareholders. Those elected will serve on the board of directors until the next annual meeting of shareholders and until their successors are elected and qualified. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated each person listed below to stand for election. Although Pier 1 Imports does not anticipate that any of the nominees will be unable or unwilling to serve as a director, in the event that is the case, the board of directors may reduce its size or choose a substitute for that nominee.

In order to be elected, a nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee by the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. A “majority of the votes cast” means that the number of votes cast “For” a nominee exceeds the number of votes cast “Against” the nominee. Abstentions and broker non-votes are not considered as votes cast.

All incumbent directors are required to deliver an irrevocable pre-election resignation to the corporate secretary prior to the annual meeting. If a director fails to receive an affirmative majority of the votes cast for his or her nomination, the nominating and corporate governance committee, or other committee of independent directors designated by the board, will determine whether to accept such resignation in accordance with the bylaws of Pier 1 Imports.

The board of directors unanimously recommends a vote “For” the election of each of the following nominees as a director.

Nominees for Directors

As reflected in the section above captioned “Matters Relating to Corporate Governance, Board Structure, Director Compensation and Stock Ownership,” the primary qualities and characteristics nominees to the board of directors should possess are: management and leadership experience; relevant knowledge and diversity of background and experience; and personal and professional ethics, integrity and professionalism. All nine of the nominees possess these attributes. The specific experiences, qualifications, attributes and skills of each individual which led to her or his nomination are included in the individual discussions below.

CLAIRE H. BABROWSKI

Ms. Babrowski, age 57, is being nominated for her fifth consecutive term on the board of directors. During fiscal 2015, Ms. Babrowski served as chair of the nominating and corporate governance committee and as a member of the audit committee. Ms. Babrowski brings to the board experience in key leadership roles in leading global and domestic multi-unit companies. She possesses significant experience in operations, finance, international and general management as well as global exposure. Ms. Babrowski most recently served as executive vice president and chief operating officer of Toys “R” Us, Inc. from 2007 to 2010. She started her career spending 30 years at McDonald’s Corporation, where her last position was senior executive vice president and chief restaurant operations officer. From 2005 to 2006, Ms. Babrowski worked for RadioShack Corporation serving as executive vice president and chief operating officer, and then president, chief operating officer and acting chief executive officer. Ms. Babrowski previously served as a director and chairman of Chipotle Mexican Grill, Inc. She also previously served on the board of managers of QCE Finance LLC, which is the ultimate parent company of Quiznos, from February 2012 through May 2014, including serving as the chair of their operations and development committee and serving on the marketing committee. Ms. Babrowski currently serves as a director, audit committee member, and nominating and corporate governance committee member of Delhaize Group, a Belgian company whose American Depository Receipts are traded on the NYSE and whose ordinary shares are traded on the NYSE Euronext in Brussels.

CHERYL A. BACHELDER

Ms. Bachelder, age 59, is being nominated for her third consecutive term on the board of directors. During fiscal 2015, Ms. Bachelder served as chair of the compensation committee. Ms. Bachelder is a restaurant industry executive who brings to

20    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

the board over 30 years of brand building, operations and public-company management experience. Ms. Bachelder has served as chief executive officer of Popeyes Louisiana Kitchen, Inc. since November 1, 2007 and served as president from November 2007 through February 2012. Ms. Bachelder has served on the board of Popeyes Louisiana Kitchen, Inc. since November 2006 and served on the board of True Value Corporation from July 2006 through February 2013. From January 2001 to September 2003, she was the president and chief concept officer for KFC Corporation in Louisville, Kentucky. While at KFC, she was responsible for leading its U.S. restaurant business. From June 1995 to December 2000, Ms. Bachelder served as vice president, marketing and product development for Domino’s Pizza, Inc.

HAMISH A. DODDS

Mr. Dodds, age 58, is being nominated for his fifth consecutive term on the board of directors. During fiscal 2015, Mr. Dodds served as a member of the audit committee. Mr. Dodds brings to the board over 30 years of executive experience in the shipping, retail, consumer goods and hospitality industries and has lived and worked in Europe, the Middle East, Africa, South America and the United States, gaining extensive international experience in finance, franchising, joint ventures and brand management. As president and chief executive officer for Hard Rock International since 2004, Mr. Dodds oversees the strategic development and operations of restaurants, hotels, casinos and live music venues across 63 countries. Previously, Mr. Dodds has served as a board member and compensation committee member and chief executive officer for CabCorp, as division president for PepsiCo Beverages covering South America, Central America and the Caribbean, and in a variety of general management and financial positions for PepsiCo, The Burton Group (now Arcadia Group) in the United Kingdom, and Overseas Containers, Ltd. Mr. Dodds is a fellow member of the Institute of Chartered Management Accountants.

BRENDAN L. HOFFMAN

Mr. Hoffman, age 46, is being nominated for his fifth consecutive term on the board of directors. During fiscal 2015, Mr. Hoffman served as a member of the audit committee and compensation committee He brings to the board a broad retail background including experience in direct marketing, fulfillment and e-commerce operations. From February 2012 to September 2014, Mr. Hoffman served as president and chief executive officer of the Bon-Ton Stores, Inc. From October 2008 to February 2012, Mr. Hoffman served as president and chief executive officer of Lord & Taylor, a division of Hudson’s Bay Trading Company. Prior to that, Mr. Hoffman served six years as president and chief executive officer of Neiman Marcus Direct, where he oversaw the growth of neimanmarcus.com and the launch and growth of bergdorfgoodman.com. Mr. Hoffman held previous positions as vice president of Last Call Clearance Division at Neiman Marcus Stores, divisional merchandise manager of Bergdorf Goodman, Inc., a subsidiary of the Neiman Marcus Group, and divisional merchandise manager of Lord & Taylor, where he began his retail career in the executive training program. Mr. Hoffman serves on the advisory board of the Jay H. Baker Retailing Initiative at The Wharton School.

TERRY E. LONDON

Mr. London, age 65, is being nominated for his thirteenth consecutive term on the board of directors. During fiscal 2015, Mr. London served as the non-executive chairman of the board and as a member of the compensation committee. A certified public accountant and chairman of the London Broadcasting Company, Inc., Mr. London provides the board with significant finance, accounting, media, and public company board knowledge and experience. Mr. London was voted the Broadcaster of the Year in 2011 by the Texas Association of Broadcasters. Earlier in his career, Mr. London served as president and chief executive officer, as well as chief financial and administrative officer, of Gaylord Entertainment Company. Mr. London currently serves as a director of Johnson Outdoors, Inc. and previously served as a director of Bass Pro Shops, Inc. In his role as director on other boards, Mr. London has served as the chairman of the audit committee and member of the compensation committee.

CYNTHIA P. MCCAGUE

Ms. McCague, age 64, is being nominated for her second consecutive term on the board of directors. During fiscal 2015, Ms. McCague served as a member of the compensation committee and the nominating and corporate governance committee. Ms. McCague is a soft drink industry executive who brings to the board over 35 years of human resources and public company leadership experience. She retired in 2010 as senior vice president, global human resources for The Coca-Cola Company, after a 28-year career. Prior to that role, she led the Human Resources functions for Coca Cola Beverages, listed on the London Stock Exchange and Coca-Cola Hellenic, listed on the Athens, Greece Stock Exchange. She previously served on the board of directors of Monster Worldwide, Inc. (NYSE) from May 2010 through May 2014, including serving on their compensation committee. Ms. McCague brings extensive experience in human resources and executive compensation to the board of directors. Her deep and broad global experience in consumer products gives the board a perspective on developing, marketing,

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    21

ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

merchandising and selling products in a fast moving consumer goods environment, as well as on strategy, talent and organizational development.

MICHAEL A. PEEL

Mr. Peel, age 65, is being nominated for his second consecutive term on the board of directors. During fiscal 2015, Mr. Peel served as a member of the compensation committee and nominating and corporate governance committee. He was elected a Yale University Officer in October 2008 and currently serves as vice president, human resources and administration. He brings to the board extensive human resources and broad business expertise and public company board experience. Previously Mr. Peel spent 17 years at General Mills, a global manufacturer and marketer of consumer food products, where he was last executive vice president of human resources and global business services. Mr. Peel originally joined General Mills as senior vice president, worldwide human resources in 1991. From 1977 to 1991, Mr. Peel served in various capacities for PepsiCo, Inc., including as senior vice president, human resources for PepsiCo Worldwide Foods from 1987 to 1991, and as senior vice president, human resources for the Pepsi-Cola Bottling Group from 1984 to 1987. Mr. Peel has served on the board of directors of Select Comfort Corporation since 2003 and is currently chair of its compensation and management development committee.

ANN M. SARDINI

Ms. Sardini, age 65, is being nominated for her second consecutive term on the board of directors. During fiscal 2015, Ms. Sardini served as a member and chair of the audit committee. Her 20 plus years serving in senior financial management positions for branded consumer products and media companies brings an extensive multi-faceted experience to the board. Currently, she serves in a consulting and advisory capacity to early and mid-stage companies. From 2002 until her retirement in 2012, Ms. Sardini served as the chief financial officer of Weight Watchers International, Inc. She served as chief financial officer of Vitamin Shoppe.com, Inc. from 1999 to 2001, and as executive vice president and chief financial officer for the Children’s Television Workshop from 1995 to 1999. In addition, Ms. Sardini held finance positions ranging from controller to chief financial officer at QVC, Inc., Chris Craft Industries, and the National Broadcasting Company. Ms. Sardini currently serves on the board of directors of TreeHouseFoods, Inc. where she is lead independent director and serves on its compensation committee, and where she previously served as audit committee chair, and as a member of its nominating and governance committee. Ms. Sardini also currently serves on the advisory boards of LearnVest.com, and on the board of directors of Promise Project Fund for the City of New York.

ALEXANDER W. SMITH

Mr. Smith, age 62, is being nominated for his tenth consecutive term on the board of directors, and has served on the board of directors since joining Pier 1 Imports as president and chief executive officer in February 2007. Mr. Smith has over 30 years of retail and international branding experience. Prior to joining Pier 1 Imports, Mr. Smith served as Group President of the TJX Companies, Inc., where he oversaw the operations and development of Home Goods, Marshalls, and TJ Maxx plus a number of corporate functions. He was instrumental in the development of the TK Maxx stores in Great Britain and ran its international operations. Mr. Smith also has served as a director of Papa John’s International, Inc., including service as chairman of its compensation committee and as a member of its audit committee, and has served as a director of Tumi Holdings, Inc. since December 2013. Mr. Smith’s employment agreement provides that, at all times during the employment period, Pier 1 Imports will use its reasonable efforts to cause the board of directors, or an authorized committee thereof, to nominate Mr. Smith for election to the board of directors at each annual meeting of shareholders of Pier 1 Imports held during the employment period, and, if nominated, to cause the board of directors to recommend his election to the shareholders of Pier 1 Imports.

The board of directors unanimously recommends a vote “For” the election of each of the above-named nominees as a director.

PROPOSAL NO. 2 — To Approve the Pier 1 Imports, Inc. 2015 Stock Incentive Plan

On April 2, 2015 the board of directors unanimously adopted the Pier 1 Imports, Inc. 2015 Stock Incentive Plan, subject to shareholder approval.

22    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

General

The plan has been designed to replace the Pier 1 Imports, Inc. 2006 Stock Incentive Plan, which will terminate on March 23, 2016. The purpose of the plan is to promote the interests of Pier 1 Imports and its shareholders by encouraging employees of Pier 1 Imports and its non-employee directors to acquire or increase their equity interest in Pier 1 Imports, and to relate compensation to performance goals of Pier 1 Imports, thereby giving them an added incentive to work towards the continued growth and success of Pier 1 Imports. The board of directors also contemplates that through the plan, Pier 1 Imports will be better able to compete for the services of personnel needed for growth and success. However, nothing in the plan will operate or be construed to prevent Pier 1 Imports from granting awards outside of such plan. In the opinion of Pier 1 Imports, the plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

The full text of the plan is set forth in Appendix A to this proxy statement. The material features of the plan are summarized below, but this summary is qualified in its entirety by reference to the full text of the plan.

Types of Awards

The plan permits the granting of the following types of awards to employees and non-employee directors: stock options to purchase shares of common stock, which may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, or non-qualified options that do not constitute incentive stock options; restricted stock awards; restricted stock unit awards; performance awards; phantom stock awards; and stock appreciation rights. Each type of award is summarized below. The plan also provides for granting deferred stock units to non-employee directors who are not employees of Pier 1 Imports.

Effective Date and Duration of the Plan

The plan was adopted by the board of directors on April 2, 2015, subject to approval by Pier 1 Imports’ shareholders. The plan will become effective upon approval by Pier 1 Imports’ shareholders and no awards will be granted under the plan prior to such approval. Except with respect to awards then outstanding, if not sooner terminated, the plan will terminate on the tenth anniversary of the date the plan was approved by Pier 1 Imports’ shareholders, and no further awards may be granted after such date.

Administration

The plan will be administered by a committee appointed by the board of directors, or any duly appointed subcommittee of such committee and shall be comprised solely of two or more “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Subject to the terms and conditions of the plan, the committee has authority to determine which employees or directors receive awards under the plan and when to determine the type and terms of an award, and to determine the number of shares to be issued pursuant to such awards (within the limits of the plan), to interpret the plan and all awards and to administer the plan. Such committee, in its sole discretion, may delegate any or all of its power and duties under the plan to the chief executive officer or to an officer or a group of officers of Pier 1 Imports, subject to such limitations on such delegated powers and duties as such committee may impose; provided, however, that the committee may not delegate its powers if such delegation would result or potentially result in an award which is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986 failing to so qualify.

Shares Subject to the Plan

The aggregate number of shares of common stock that may be issued under the plan will not exceed 2,500,000 shares plus the number of shares of common stock which remain available for grant under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan as of the plan’s effective date (which amount is 2,924,592 shares as of April 27, 2015), increased by the number of shares subject to outstanding awards under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan as of the plan’s effective date (which amount is 3,551,658 shares as of April 27, 2015) that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent that they are exercised for or settled in vested and non-forfeitable shares of common stock), subject to adjustment in the event of stock splits and certain other corporate events. The aggregate maximum number of shares of common stock that may be issued under the plan through incentive stock options will not exceed 2,500,000 shares. The maximum number of shares of common stock that may be subject to awards denominated in shares of common stock granted to any one individual during any calendar year may not exceed 750,000 shares and the maximum amount of

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    23

ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

compensation that may be paid under all performance awards denominated in cash (including the fair market value of any shares paid in satisfaction of such performance awards) granted to any one individual during any calendar year may not exceed $4,000,000.

To the extent that an award lapses or the rights of its holder terminate, any shares subject to such award will again be available for the grant of an award under the plan. Such shares of common stock may be authorized but unissued shares or reacquired shares. Shares of common stock that are surrendered in payment of the exercise price or purchase price of an award and shares withheld for payment of tax or other withholding obligations associated with an award shall not again be available for grant under the plan.

Eligibility for Participation

Incentive stock options may be granted only to individuals who are employees (whether or not they are directors) of Pier 1 Imports or any parent or subsidiary corporation (within the meaning of Section 424 of the Internal Revenue Code of 1986) of Pier 1 Imports, and director deferred stock unit awards may only be granted to non-employee directors of Pier 1 Imports. All other awards may be granted to either employees or non-employee directors of Pier 1 Imports. As of February 28, 2015, Pier 1 Imports had approximately 24,000 employees, of which eight were executive officers and eight were non-employee directors who would be eligible to participate in the 2015 Stock Incentive plan.

Stock Options

The committee has the authority to grant options that will be evidenced by an option agreement in such form as the committee may from time to time approve subject to the terms of the plan. The committee also has the authority to determine whether options granted to employees will be incentive stock options or non-qualified options. The committee may, with the consent of the person or persons entitled to exercise an option, amend an option, except that no such amendment shall reduce the exercise price of any option. The committee may at any time or from time to time, in its discretion, accelerate the time or times at which such option may be exercised to any earlier time or times.

The price at which shares of common stock may be purchased upon the exercise of an option shall be determined by the committee, however such purchase price shall not be less than the fair market value per share of common stock at the time of the grant based on its closing price reported by the NYSE on the date such option is granted. The plan expressly prohibits the re-pricing of options without approval of the shareholders of Pier 1 Imports except in the event of adjustments for stock splits and other corporate events.

No option may be exercised ten years after the date of the grant. No option will be exercisable prior to the expiration of the first anniversary of the grant date, unless exercisable for certain events associated with death, disability or retirement of the grantee. No grant of an option or stock appreciation right may provide for dividends or dividend equivalents to be paid on such option or stock appreciation right.

Restricted Stock and Restricted Stock Unit Awards

The plan authorizes the committee to grant employees and non-employee directors awards in the form of restricted shares of Pier 1 Imports common stock and restricted stock units. Such awards will be subject to an obligation to forfeit the units and forfeit and surrender the shares to Pier 1 Imports based upon forfeiture restrictions. The forfeiture restrictions for an award will be determined by the committee, and the committee may provide that such restrictions lapse (i.e., the award vests) upon attainment of one or more performance measures, continued employment or service for a specified time, the occurrence of any event or the satisfaction of any other condition specified by the committee, including satisfying certain criteria under the performance measures described below, or a combination of any of the foregoing. In no event will such restrictions lapse in full prior to a one-year period following the grant in the case of restrictions that lapse upon the attainment of performance measures or a three-year period from the date of grant in the case of restrictions which lapse upon other than the attainment of performance measures. At the time an award is made, Pier 1 Imports and the participant will enter into an agreement setting forth the matters contemplated by the plan and such other matters as the committee may determine to be appropriate. Participants will not have the right to receive dividends with respect to unvested shares of restricted stock awards.

Upon the occurrence of a participant’s death, disability, retirement, or termination without cause, the committee may, in its sole discretion, fully vest any or all unvested common stock awarded to a participant pursuant to a restricted stock or restricted stock unit award. Any such action by the committee may vary among individual participants and may vary among the restricted stock awards or restricted stock unit awards held by any individual participant.

24    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

Performance Awards

The committee may grant employees and non-employee directors performance awards payable in shares of common stock, cash or a combination of both. No performance award may provide for dividends or dividend equivalents to be paid on an unvested award.

The committee shall establish the number of shares subject to or the maximum cash value of the performance award, as applicable, and the performance period over which the performance applicable to the award shall be measured and the performance measures which constitute the business criteria on which the performance goal for a performance award is based. The performance measures established by the committee for a performance award shall be based upon one or more of the following: (1) the fair market value of Pier 1 Imports common stock, (2) Pier 1 Imports’ earnings per share, (3) Pier 1 Imports’ or an affiliate’s market share, (4) the market share of a business unit and/or retail channel, division or other operation of Pier 1 Imports designated by the committee, (5) Pier 1 Imports’ or an affiliate’s sales, (6) the sales of a business unit and/or sales through a retail channel, or sales through a division or other operation of Pier 1 Imports designated by the committee, (7) the net income of Pier 1 Imports, an affiliate, business unit, retail channel, division or other operation of Pier 1 Imports designated by the committee, (8) the cash flow or return on investment of Pier 1 Imports, an affiliate, business unit, retail channel, division or other operation of Pier 1 Imports designated by the committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of Pier 1 Imports, an affiliate, business unit, retail channel, division or other operation of Pier 1 Imports designated by the committee, (10) economic value, (11) the return on capital, invested capital, assets or stockholders’ equity achieved by Pier 1 Imports or an affiliate, or (12) the total shareholders’ return achieved by Pier 1 Imports. If the committee intends that a performance award complies with Section 162(m) of the Internal Revenue Code of 1986, with respect to a performance award granted to a “covered employee” within the meaning of Treasury Regulation 1.162-27(c)(2), the committee shall establish the performance measures either prior to the beginning of the award’s performance period or within the first 90 days of such performance period provided that the outcome of the performance measures being established is then substantially uncertain, but not later than the date that 25% of the award’s performance period has lapsed. In no event shall a performance award which is an award of shares of common stock vest prior to the expiration of a one-year period following the grant thereof. At the time an award is made, Pier 1 Imports and the participant will enter into an agreement setting forth the matters contemplated by the plan and such other matters as the committee may determine to be appropriate.

Phantom Stock Awards and Stock Appreciation Rights

The committee may grant employees and non-employee directors phantom stock awards, which are rights to receive shares of common stock (or cash equal to the fair market value of a specified number of shares of common stock), or rights to receive an amount equal to any appreciation in the fair market value of common stock over a specified period of time, which vest over a period of time as established by the committee, without satisfaction of any performance criteria or objectives. A phantom stock award may include a stock appreciation right that is granted independently of an option or a stock appreciation right that is granted in tandem with an option. Any phantom stock award which is a stock appreciation right will have a maximum term of ten years and shall represent an award that measures appreciation only with reference to appreciation over the fair market value of the stock which is subject to the award as of the date of its grant. At the time an award is made, Pier 1 Imports and the participant will enter into an agreement setting forth the matters contemplated by the plan and such other matters as the committee may determine to be appropriate, including the period over which the phantom stock award shall vest; provided, however, that no phantom stock award will vest in full prior to the expiration of a one-year period from the date of its grant.

Director Deferred Stock Unit Awards

The plan provides for participation by non-employee directors of Pier 1 Imports in a deferred stock program. Each non-employee director may elect to defer all or any portion of their cash fees into a deferred stock unit account maintained by Pier 1 Imports provided that such deferral election for a taxable year is made prior to the beginning of such taxable year. Deferred director annual retainer fees (but not committee chair or chairman annual retainers) are matched 25% by Pier 1 Imports and the total deferred fees and matching contributions are converted into an equivalent value of deferred stock units up to the plan’s maximum calendar year limit of 750,000 units per individual. The number of deferred stock units issued is based on the fair market value of Pier 1 Imports common stock on the date of crediting the deferred fees and matching contributions. When a non-employee director’s position terminates, the deferred stock units are exchanged into common stock and delivered to the departing director within five business days. Under the plan, deferred stock units are credited with dividends paid on Pier 1 Imports common stock.

Amendment and Termination of the Plan

The board of directors may terminate the plan at any time with respect to any shares of common stock for which awards have not been granted. The board of directors shall have the right to alter or amend the plan or any part thereof from time to time;

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    25

ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

provided that no change in the plan may be made that would impair the rights of a participant with respect to an award previously granted without the consent of the participant, and provided, further, that the board of directors may not, without approval of the shareholders, increase the maximum aggregate number of shares that may be issued, increase the maximum number of shares that may be issued through incentive stock options, change the class of individuals eligible to receive awards, or amend or delete the provisions of the plan which contain restrictions on re-pricing of options.

Corporate Change

In the event of a “corporate change,” as defined in the plan, the committee, acting in its sole discretion without the consent or approval of any participant, shall effect one or more of the following alternatives, which alternatives may vary among individual optionee and which may vary among options held by any individual optionee: (1) accelerate the time at which options then outstanding may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date (before or after such corporate change), (2) cancel and terminate some or all of the outstanding options and any rights thereunder held by all or selected optionees (irrespective of whether such options are then exercisable under the provisions of the plan), in which event Pier 1 Imports shall pay (or cause to be paid) to each optionee an amount of cash per share equal to the excess, if any, of the amount the “change of control value,” as defined in the plan, of the shares subject to such option over the exercise price(s) under such options for such shares, or (3) make such adjustments to options then outstanding as the committee deems appropriate, if any, to reflect such corporate change.

In the event of a corporate change, the committee, acting in its sole discretion without the consent or approval or any participant, may cause the forfeiture restrictions then remaining with respect to all or selected restricted stock awards or restricted stock unit awards to lapse in whole or in part as of the date before or after such corporate change as specified by the committee.

Additionally, in the event of a corporate change, the committee, acting in its sole discretion without the consent or approval of any participant, may cancel and terminate, as of a date before or after such corporate change specified by the committee, performance awards and phantom stock awards and any rights thereunder and Pier 1 Imports shall pay (or cause to be paid) to each participant an amount of cash equal to the maximum value (which maximum value may be determined, if applicable and in the discretion of the committee, based on the then fair market value of the common stock) of such performance award or phantom stock award which, in the event the applicable performance or vesting period set forth in such performance award or phantom stock award has not been completed, shall be pro-rated as set forth in the plan.

New Plan Benefits

The selection of officers, employees, and non-employee directors who will receive future awards under the Pier 1 Imports, Inc. 2015 Stock Incentive Plan and the amount and types of awards will be determined by the board of directors or the compensation committee, as applicable. It is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups eligible to receive future awards.

Clawback Policy

All awards under the plan will be subject to Pier 1 Imports’ “clawback policy” as set forth in Pier 1 Imports’ Code of Business Conduct and Ethics (as amended from time to time).

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

In General

The plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

The following summary is based on the applicable provisions of the Internal Revenue Code of 1986 as currently in effect and the income tax regulations and proposed income tax regulations thereunder.

Status of Option

Options granted under the plan may be either incentive stock options or non-qualified options. Under certain circumstances, an incentive stock option may be treated as a non-qualified option. The tax consequences both to the optionee and to Pier 1 Imports differ depending on whether an option is an incentive stock option or a non-qualified option.

26    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

Non-qualified Options

No federal income tax is imposed on the optionee upon the grant of a non-qualified option. Upon exercise of a non-qualified option, the optionee will be treated as receiving compensation which is taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon such exercise is the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price paid for such common stock. Upon disposition of the common stock received from the exercise of the option, any difference between the fair market value of the shares of common stock at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. The gain, if any, realized upon such a disposition will be treated as long-term or short-term capital gain, depending on the holding period of the shares of common stock. Any loss realized upon such a disposition will be treated as a long-term or short-term capital loss, depending on the holding period of the shares of common stock.

Upon the optionee’s exercise of a non-qualified option, and subject to the application of Section 162(m) of the Internal Revenue Code of 1986 as discussed below, Pier 1 Imports may claim a tax deduction for the compensation at the same time and in the same amount as compensation is treated as being received by the optionee, assuming Pier 1 Imports satisfies the federal income tax reporting requirements with respect to such compensation. Pier 1 Imports is not entitled to any tax deduction in connection with a subsequent disposition by the optionee of the shares of common stock.

If the shares of common stock received upon the exercise of a non-qualified option are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and Pier 1 Imports’ tax deduction (assuming federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The insider trading restriction imposed on officers, directors and 10% shareholders by Section 16(b) of the Securities Exchange Act of 1934 is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-qualified option.

Incentive Stock Options

No federal income tax is imposed on the optionee upon the grant of an incentive stock option. The optionee will not recognize taxable income upon exercise of an incentive stock option if the optionee (a) does not dispose of the shares of common stock acquired pursuant to the exercise of an incentive stock option within two years from the date the option was granted or within one year after the shares of common stock were transferred to the optionee (the “Holding Period”) and (b) is an employee of either (i) the company granting the option, (ii) a subsidiary of such company or (iii) a company which has assumed such option of another company as a result of a corporate reorganization, merger or similar transaction. The optionee’s employment must continue for the entire time from the date the option was granted until three months before the date of exercise, or 12 months before the date of exercise if employment ceases due to permanent and total disability. If common stock received upon exercise of an incentive stock option is disposed of after completion of the Holding Period, any difference between the exercise price paid for such common stock and the amount realized on the disposition would be treated as a capital gain or loss. The gain, if any, realized upon such a disposition will be treated as a long-term capital gain. Any loss realized upon such a disposition will be treated as a long-term capital loss. Pier 1 Imports would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares of common stock so acquired.

If, however, an optionee disposes of shares of common stock acquired pursuant to exercise of an incentive stock option before the Holding Period has expired, the optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, subject to the application of Section 162(m) of the Internal Revenue Code of 1986 as discussed below, Pier 1 Imports may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the optionee. The amount treated as compensation is the lesser of (i) the excess of the fair market value of the common stock at the time of exercise over the exercise price or (ii) the excess of the amount realized on disposition over the exercise price. The balance of the gain, if any, realized upon such a disposition will be treated as long-term or short-term capital gain depending on the holding period. If the amount realized at the time of the disposition is less than the exercise price, the optionee will not be required to treat any amount as ordinary income, provided that the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long-term or short-term capital loss depending upon the holding period. A disposition generally includes a sale, exchange or gift, but does not include certain other transfers, such as by reason of death or a pledge or exchange of shares described in Section 424(c) of the Internal Revenue Code of 1986.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    27

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

Restricted Stock and Restricted Stock Unit Awards

A participant who has been granted restricted stock will not realize taxable income at the time of grant, and Pier 1 Imports will not be entitled to a tax deduction at that time, assuming that the forfeiture restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon lapse of the forfeiture restrictions (i.e., as shares become vested), the participant will realize ordinary income in an amount equal to the fair market value of the shares at such time, and subject to Section 162(m) of the Internal Revenue Code of 1986, Pier 1 Imports will be entitled to a corresponding tax deduction. A participant who has been awarded restricted stock may elect to be taxed at the time of grant on the market value of the restricted shares subject to the award, in which case (i) subject to Section 162(m) of the Internal Revenue Code of 1986 as discussed below, Pier 1 Imports will be entitled to a tax deduction at the same time and in the same amount, (ii) dividends paid to the participant during the forfeiture restriction period will be taxable as dividends to him and not deductible by Pier 1 Imports, and (iii) there will be no further federal income tax consequences when the forfeiture restrictions lapse. A participant who has been granted restricted stock units will not recognize taxable income at the time of grant, and Pier 1 Imports will not be entitled to a tax deduction at that time. At the time that either cash or common stock is delivered to a participant on account of a restricted stock unit, the participant will recognize ordinary income in an amount equal to the amount of cash paid or the fair market value of the shares delivered, and subject to Section 162(m) of the Internal Revenue Code of 1986, Pier 1 Imports will be entitled to a corresponding tax deduction.

Performance Awards

A participant who has been granted a performance share award will not realize taxable income at the time of the grant, and Pier 1 Imports will not be entitled to a tax deduction at that time. The participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered in payment of the award. At that time, Pier 1 Imports will have a corresponding tax deduction which may or may not be subject to Section 162(m) of the Internal Revenue Code of 1986 as discussed below, depending upon whether the award was intended to qualify as and did, in fact, qualify as performance-based compensation for purposes of such Internal Revenue Code of 1986 section.

Stock Appreciation Rights and Phantom Stock

The amount received upon exercise of a stock appreciation right or upon receipt of cash or stock pursuant to an award of phantom stock is included in taxable income of the participant at the time the cash or stock is received. In the case of receipt of stock the amount included in income is fair market value of the stock received. Subject to Section 162(m) of the Internal Revenue Code of 1986 as discussed below, Pier 1 Imports will be entitled to a deduction at the same time and in the same amount as the income recognized by the plan participant.

Director Deferred Stock Units

Provided that a non-employee director’s cash fee deferral election is made prior to the beginning of the taxable year in which the director’s services for which the fees will be earned are performed and provided further that such deferral election is irrevocable, the director’s fees deferred by a director on an elective basis will not be includible in taxable income when earned and Pier 1 Imports will not be entitled to a deduction with respect to such fees at that time. The crediting of director deferred stock units with respect to deferred director’s fees will not result in taxable income to the director when credited and Pier 1 Imports will not be entitled to a deduction at that time. The crediting of dividend amounts as additional director deferred stock units will not result in taxable income to a director when credited and Pier 1 Imports will not be entitled to a deduction at that time. At the time that deferred stock units are exchanged into shares which are delivered to a director, the director will recognize taxable income in an amount equal to the fair market value of the shares delivered and Pier 1 Imports will be entitled to a deduction at that time.

Withholding for Taxes

No issuance of common stock under the plan may be made until arrangements satisfactory to Pier 1 Imports have been made for the withholding of taxes. As to awards that are payable in shares of common stock, to the extent provided in the award agreement, a participant may direct Pier 1 Imports to withhold a number of shares of common stock from such award having an aggregate fair market value equal to the amount of any tax required to be withheld with respect to such award. Shares withheld for payment of tax or other withholding obligations associated with an award shall not again be available for grant under the plan.

28    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

Additional Tax Consequences

Under Section 4999 of the Internal Revenue Code of 1986, golden parachute provisions may apply sanctions with respect to a participant who receives certain payments or benefits in the nature of compensation contingent on the change of ownership or effective control of Pier 1 Imports. These include imposition of a golden parachute penalty tax upon the recipient of such compensation and non-deductibility of such compensation by Pier 1 Imports, in each case to the extent that it constitutes an “excess” golden parachute payment. Certain of the actions which the plan empowers the committee to take with respect to awards upon the occurrence of a corporate change affecting Pier 1 Imports (such as acceleration of vesting or effecting of payments, distributions or issuance of stock) may be subject to these golden parachute provisions. Section 280G of the Internal Revenue Code of 1986 disallows a deduction to Pier 1 Imports for amounts subject to the golden parachute penalty tax under Section 4999 of the Internal Revenue Code of 1986.

Section 162(m) of the Internal Revenue Code of 1986 places a $1,000,000 cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as “performance-based” compensation under Section 162(m)(4)(C) of the Internal Revenue Code of 1986 are exempt from the cap and do not count toward the $1,000,000 limit. Generally, options granted with an exercise price at least equal to the fair market value of the stock on the date of the grant will qualify as performance-based compensation. Other awards may or may not so qualify, depending on their terms.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    29

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding Pier 1 Imports’ equity compensation plans as of February 28, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by Shareholders
Pier 1 Imports, Inc. 1999 Stock Plan	170,000	$14.29	—
Pier 1 Imports, Inc. 2006 Stock Incentive Plan	334,548	$8.91	3,447,563	(1)
Pier 1 Imports, Inc. Stock Purchase Plan	—	—	3,601,766
Equity compensation plans not approved by Shareholders (2)	944,000	$6.69	—
Total:	1,448,548	$8.09	6,553,896
(1)	As of April 27, 2015, the plan had 2,924,592 shares available for issuance.

(2)	Equity compensation plans not approved by shareholders represent the employment inducement stock option awards granted to Mr. Smith on February 19, 2007.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this proposal is required to approve the Pier 1 Imports, Inc. 2015 Stock Incentive Plan. Abstentions will be counted as represented and entitled to vote on this proposal and will have the effect of a vote “Against” the proposal. Broker non-votes will not be considered entitled to vote on this proposal and will not be counted in determining the number of shares necessary for approval of the proposal.

The board of directors unanimously recommends a vote “For” approval of the Pier 1 Imports, Inc. 2015 Stock Incentive Plan.

PROPOSAL NO. 3 — To Adopt a Non-binding, Advisory Resolution to Approve the Compensation of Pier 1 Imports’ Named Executive Officers as Disclosed Pursuant to the Compensation Disclosure Rules of the Securities and Exchange Commission, Including the Compensation Discussion and Analysis, Compensation Tables and Narrative Discussion Below Under the Caption “Executive Compensation”

General Information

Under rules adopted by the SEC pursuant to Section 14A of the Exchange Act, Pier 1 Imports’ shareholders are entitled to vote not less frequently than every three years upon an advisory, non-binding resolution approving the compensation of Pier 1 Imports’ named executive officers, as disclosed pursuant to the disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion (commonly called the “say-on-pay vote”). At Pier 1 Imports’ annual meeting of shareholders held on June 28, 2011, its shareholders indicated in an advisory vote that they overwhelmingly favored the say-on-pay vote every year. Accordingly, Pier 1 Imports is including in this proxy statement a non-binding, advisory shareholder vote on Pier 1 Imports’ executive compensation as described in this proxy statement. Shareholders are being asked to vote on the following resolution:

RESOLVED, that the compensation of Pier 1 Imports’ named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The compensation of Pier 1 Imports’ named executive officers, as disclosed by the Compensation Discussion and Analysis, compensation tables and narrative discussion, is shown below under the caption “Executive Compensation.” As discussed in those disclosures, the board of directors and management believe that the compensation policies, principles, objectives and practices of Pier 1 Imports are focused on pay-for-performance and are strongly aligned with the long-term interests of its shareholders. Compensation of Pier 1 Imports’ named executive officers is designed to enable it to attract and retain talented and experienced senior executives to lead Pier 1 Imports successfully in a competitive environment.

30    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Your vote on this resolution is advisory, and therefore not binding on Pier 1 Imports, the compensation committee, or the board of directors. The vote will not be construed to create or imply any change to the fiduciary duties of the board of directors, or to create or imply any additional fiduciary duties for the board of directors. However, Pier 1 Imports’ board of directors values the opinions of shareholders, and, if the shareholders do not adopt the resolution set forth above, the compensation committee will consider shareholder concerns and evaluate whether any actions are necessary to address those concerns.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this resolution is required to approve this resolution. Abstentions will be counted as represented and entitled to vote on this resolution and will have the effect of a vote “Against” the resolution. Broker non-votes will not be considered entitled to vote on this resolution and will not be counted in determining the number of shares necessary for approval of the resolution.

The board of directors unanimously recommends a vote “For” the non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below under the caption “Executive Compensation.”

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    31

AUDIT COMMITTEE

AUDIT COMMITTEE

PROPOSAL NO. 4 — Ratification of the Audit Committee’s Engagement of Ernst & Young LLP as Pier 1 Imports’ Independent Registered Public Accounting Firm for Fiscal 2016

The audit committee has approved engaging Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2016. Ernst & Young LLP served as Pier 1 Imports’ independent registered public accounting firm for fiscal 2015 and has served in that capacity since fiscal 1996. Although approval or ratification of such engagement is not required, Pier 1 Imports is seeking the shareholders’ ratification of the audit committee’s engagement of Ernst & Young LLP because the board of directors and management believe that allowing shareholders to express their view on the matter is good corporate governance. SEC and NYSE rules require that the audit committee “…must be directly responsible for the appointment…of any registered public accounting firm.…” While shareholder ratification is not binding on Pier 1 Imports, any failure of the shareholders to ratify the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm would be considered by the audit committee in engaging Ernst & Young LLP for future services.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this proposal is required to ratify the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2016. Abstentions will be counted as represented and entitled to vote on this proposal and will have the effect of a vote “Against” the proposal.

The board of directors unanimously recommends a vote “For” the ratification of the audit committee’s engagement of Ernst  & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2016.

Relationship with Independent Registered Public Accounting Firm

The audit committee is directly responsible for the appointment, compensation, retention and oversight of Pier 1 Imports’ independent registered public accounting firm. As described above, the audit committee has approved the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2016.

The audit committee engaged Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2015 and the shareholders ratified that engagement at the annual meeting of the shareholders held on June 20, 2014. A representative of Ernst & Young LLP is expected to be present at the annual meeting of shareholders and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders.

Independent Registered Public Accounting Firm Fees

The following table presents fees incurred for professional services rendered by Ernst & Young LLP, Pier 1 Imports’ independent registered public accounting firm, for fiscal years ended February 28, 2015, and March 1, 2014.

	February 28, 2015	March 1, 2014
Audit Fees (1)	$1,020,000	$958,000
Audit Related Fees (2)	$28,000	$28,000
Tax Fees (3)	$28,600	$188,545
All Other Fees (4)	$2,800	$2,160

Total Fees	$1,079,400	$1,176,705
(1)

Includes fees for services related to the annual audit of the consolidated financial statements, required statutory audits, if any, reviews of Pier 1 Imports’ quarterly reports on Form 10-Q, the independent registered public accounting firm’s report on Pier 1 Imports’ internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002, and any registration statements during the respective periods.

(2)	Includes fees for services related to the Pier 1 Imports, Inc. Stock Purchase Plan and Pier 1 Imports’ consolidated balance sheet audits.

(3)	Includes fees for services related to tax compliance, tax advice and tax planning.

(4)	Includes fees for subscription to online research tool.

32    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

AUDIT COMMITTEE

Pre-approval of Nonaudit Fees

The audit committee has adopted a policy that requires advance approval of all audit, audit related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the audit committee of specifically defined audit, audit related and tax services. Unless the specific service has been previously pre-approved with respect to a fiscal year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The audit committee has delegated to the chair of the audit committee, or any of its other members, authority to approve permitted services up to $50,000 per engagement provided that any pre-approval decisions are reported to the committee at its next scheduled meeting.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    33

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Each member of the audit committee is an independent director, pursuant to the independence requirements of the SEC and NYSE. In accordance with the committee’s written charter, the committee assists the board of directors in overseeing the quality and integrity of Pier 1 Imports’ accounting, auditing and financial reporting practices. In performing its oversight function, the committee reviewed and discussed Pier 1 Imports’ audited consolidated financial statements as of and for the fiscal year ended February 28, 2015, with management and Pier 1 Imports’ independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures reflected in the financial statements. The committee also discussed with Pier 1 Imports’ independent registered public accounting firm all matters required by applicable Public Company Accounts Oversight Board standards and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.

The committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and Pier 1 Imports that might affect the firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The committee also discussed with the registered public accounting firm any relationships that may have an impact on its objectivity and independence and was satisfied that the registered public accounting firm is independent. The committee also considered whether the provision of non-audit services by Ernst & Young LLP, Pier 1 Imports’ independent registered public accounting firm for fiscal 2015, to Pier 1 Imports is compatible with maintaining Ernst & Young LLP’s independence.

Based on the above-described review and discussions with management and the independent registered public accounting firm, the committee recommended to the board of directors that Pier 1 Imports’ audited consolidated financial statements be included in Pier 1 Imports’ Annual Report on Form 10-K for the fiscal year ended February 28, 2015, for filing with the SEC.

AUDIT COMMITTEE

Ann M. Sardini, Chair

Claire H. Babrowski

Hamish A. Dodds

Brendan L. Hoffman

34    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis below. Based on the review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in Pier 1 Imports’ 2015 proxy statement.

COMPENSATION COMMITTEE

Cheryl A. Bachelder, Chair

Terry E. London

Cynthia P. McCague

Michael A. Peel

Compensation Discussion and Analysis

This Compensation Discussion and Analysis disclosure provides material information about Pier 1 Imports’ compensation policies, principles, objectives and practices for its named executive officers (“NEOs”) for fiscal 2015 and puts into perspective the tabular disclosures and related narratives that follow it.

For fiscal 2015, Pier 1 Imports’ NEOs include its former senior executive vice president and chief financial officer who retired effective February 10, 2015, and its interim chief financial officer, who was appointed on February 10, 2015. Pier 1 Imports’ NEOs are the following:

•	Alexander W. Smith, president and chief executive officer

•	Charles H. Turner, former senior executive vice president and chief financial officer

•	Laura A. Coffey, executive vice president and interim chief financial officer

•	Michael R. Benkel, executive vice president, planning and allocations

•	Catherine David, executive vice president, merchandising

•	Sharon M. Leite, executive vice president, sales and customer experience

Executive Summary

No Fiscal 2015 Performance-Based Incentives Earned

Pier 1 Imports’ results for fiscal 2015 were a mix of operational successes involving its continued evolution in the e-Commerce arena and continued positive company comparable sales, and missed opportunities which included delivering earnings and common stock price performance that were below expectations. This is in contrast to the financial performance and common stock price appreciation Pier 1 Imports experienced over the past 3-5 years. While fiscal 2015 was another profitable year for Pier 1 Imports with continued strong cash flows and a healthy balance sheet, financial performance did not meet expectations for the year and as a result no performance-based incentives or any other bonuses were earned or paid to any NEO. However, Pier 1 Imports believes that the executive officers’ decisions and leadership have positioned Pier 1 Imports to deliver improved operations and profitable operating performance. Although performance levels were below expectations for the year, Pier 1 Imports experienced several significant achievements, both financially and operationally. Detailed below are key business achievements during fiscal 2015, highlights of Pier 1 Imports’ chief executive officer (“CEO”) compensation, an overview of Pier 1 Imports’ executive compensation philosophy and “career share grants” to specific NEOs in fiscal 2015.

Fiscal 2015 Business Results Highlights:

•	Net sales for fiscal 2015 grew 5.3% to $1.866 billion, compared to net sales for fiscal 2014 of $1.772 billion.

•	Delivered a 4.7% annual company comparable sales increase in fiscal 2015 over the prior year.

•	E-Commerce sales through www.pier1.com grew by over 190% compared to fiscal 2014. Fiscal 2015 e-Commerce sales comprised 11% of the fiscal year’s net sales.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    35

EXECUTIVE COMPENSATION

•	Delivered gross profit of $749.7 million, or 40.2% of net sales and operating income of $127.3 million, or 6.8% of net sales.

•

Accessed the capital markets via a $200 million term loan to leverage Pier 1 Imports’ strong balance sheet, improve Pier 1 Imports’ weighted average cost of capital, allow it to continue to invest for growth and also distribute cash dividends to shareholders on an ongoing basis.

•	Invested $81.9 million of capital back into Pier 1 Imports by way of the following:

•	Improvements to store portfolio;

•	Supply chain upgrades, including Pier 1 Imports’ second e-Commerce fulfillment center which opened in Columbus, Ohio; and

•

Upgraded information technology and systems in support of ‘1 Pier 1,’ including optimization of www.pier1.com for mobile devices and additional personal computers and tablets to support omni-channel sales in-store.

•	Distributed $21.6 million to shareholders through $0.06 per share quarterly cash dividends.

•

Utilized $173.9 million to repurchase approximately 10% of Pier 1 Imports’ outstanding common stock. As of February 28, 2015, $122.2 million remained available for repurchases under Pier 1 Imports’ $200 million share repurchase program authorized in April 2014.

Fiscal 2015 Chief Executive Officer Compensation

Pay Aligned With Performance, 16% Reduction in CEO Pay (outside of change in pension values due to interest rate changes) and No Performance-Based Incentives Earned

Pier 1 Imports did not meet its performance targets in fiscal 2015 and, as a result, Mr. Smith was not paid a short-term performance based incentive for fiscal 2015. As illustrated in Table 1 below, there is a strong positive relationship between Mr. Smith’s compensation as reported in the Summary Compensation Table and Pier 1 Imports’ total shareholder return (“TSR”) over the last five fiscal years. As a result of changes in the actuarial assumptions for Mr. Smith’s supplemental retirement plan benefit primarily related to discount rates, Mr. Smith’s change in pension value increased by approximately $1,700,000 and is reflected below. Excluding the impact of this change in actuarial assumptions, Mr. Smith’s total compensation in the Summary Compensation Table below would have been approximately $6,548,894, which would have been a $1,289,301 (16%) decrease from fiscal 2014. Mr. Smith has been a participant in the supplemental retirement plan since joining Pier 1 Imports. A description of the supplemental retirement plan is detailed below under the caption “Executive Compensation Components – Retirement and Other Plans.”

Pier 1 Imports is confident that the pay-for-performance alignment of its executive compensation programs is working as designed, as reflected in Table 1 below and the fact that no short-term performance based incentive was paid in fiscal 2015.

36    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

Table 1

The TSR information used in Table 1 above was obtained from Bloomberg, L.P. and all TSR calculations cover a five-fiscal-year period beginning on February 26, 2010 and ending on February 27, 2015 (the last trading day of fiscal 2015).

Summary Compensation Table = total compensation as reported in the Pier 1 Imports’ proxy statement in each of the last five fiscal years.

Pier 1 Imports TSR = year-over-year growth in a $100 investment in Pier 1 Imports common stock, assuming dividend reinvestment.

S&P TSR = year-over-year growth in a $100 investment in the S&P 500, assuming dividend reinvestment.

2015 Peer TSR = year-over-year growth in a $100 investment in the stock of the Pier 1 Imports’ peer group, assuming dividend reinvestment, used for fiscal 2015 executive compensation purposes (as detailed below).

As illustrated in the graph:

•	A $100 investment in Pier 1 Imports common stock grew to $204 by the end of fiscal 2015, which represents an approximate 15.4% annualized growth of TSR for each year in the five-year period.

•	Over the same period of time, the CEO’s pay, as reported in the summary compensation tables for each respective fiscal year, increased by approximately 6.3% on an annualized basis each year.

•

A $100 investment in the stock of the constituent companies comprising the fiscal 2015 Pier 1 Imports peer group (for executive compensation purposes as detailed below) grew to $320, which represents an annualized growth of TSR for each year in the five-year period of approximately 26.2%.

•	A $100 investment in the S&P 500 grew to $212, which represents an annualized growth of TSR for each year in the five-year period of approximately 16.2%.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    37

EXECUTIVE COMPENSATION

Executive Compensation Overview

Pier 1 Imports’ executive compensation philosophy is focused on pay-for-performance supported by appropriate compensation practices aligned to meet the needs of the business. Below is a summary of compensation practices Pier 1 Imports has adopted which it believes drive performance, thereby increasing shareholder value:

What Pier 1 Imports Does

Pay-for-Performance. In fiscal 2015, 86% of Pier 1 Imports’ CEO’s target pay and 64% of the NEOs’ target pay (on average) was based on incentives tied to financial results and stock performance.

Aggressive Short-Term Incentive Performance Metrics. The fiscal 2015 short-term incentive target represented an 18% increase over fiscal 2014’s actual results for the profit goal performance metric.

Relative Performance in Pier 1 Imports’ Equity Awards. A portion of the CEO’s and NEOs’ target compensation is earned based on Pier 1 Imports’ relative stock performance against a selected retail peer group.

Management Continuity. Long-term incentive programs for the NEOs, including newly granted “career shares” granted in fiscal 2015, and the CEO’s employment agreement encourage management retention and continuity.

Stock Ownership Guidelines. CEO’s stock ownership guidelines are 6 times base salary, with EVPs at 2.5 times base salary.

Mitigation of Undue Risk. Pier 1 Imports’ compensation plans cap the maximum level of payouts and award grants, and set multiple performance metrics for long-term incentives. Pier 1 Imports conducts annual risk assessments to ensure its compensation programs do not promote inappropriate risk taking.

Executive Compensation Independence. An independent executive compensation consultant reports directly to the compensation committee.

Clawback Adoption. Pier 1 Imports maintains a “clawback” policy for the recovery of cash and equity-based incentive compensation received by an executive officer.

What Pier 1 Imports Does Not Do

No Tax Gross-Ups Upon Change in Control. Pier 1 Imports does not have any tax gross-ups associated with payments contingent on a change in control.

No Dividends on Unvested Restricted Stock. Unvested time-based and performance-based restricted shares do not receive cash dividend payments.

No Above-Market Earnings were Paid on Deferred Compensation Arrangements during Fiscal 2015.

No Across-the-Board Base Salary Increases for Executives. Pier 1 Imports evaluates the total compensation for all executives and only makes adjustments to base salary when necessary to reflect significant changes in the executive’s responsibilities or in current market conditions.

No Hedging, Short Sales, Option Trading or Pledging of Pier 1 Imports common stock. All employees and directors are prohibited from the following activities related to Pier 1 Imports’ stock: hedging and other forms of monetizing transactions; short sales; option trading; and holdings in a margin account or pledging as collateral for a loan.

No Employment Agreements other than for the CEO. Pier 1 Imports does not maintain employment agreements for the NEOs, other than the CEO.

No re-pricing of underwater stock options. Pier 1 Imports does not re-price stock options and its stock incentive plan prohibits re-pricing of stock options without approval of shareholders, except in certain limited circumstances such as mergers and acquisitions and similar events.

Pier 1 Imports does not pay discretionary bonuses to NEOs when the established performance targets are not met. Pier 1 Imports believes that well-defined incentive targets, and its performance against them, should determine how much incentive compensation an NEO receives. In fiscal 2015, internal profit goal targets were not achieved, therefore no NEO received a short-term incentive payment or bonus.

Pier 1 Imports Career Share Grants

One-Time Career Share Grants Made To Three NEOs And No Career Share Grant Made To The CEO

During fiscal 2015, Pier 1 Imports, working in conjunction with Towers Watson, the independent compensation consultant to the compensation committee, performed a comprehensive review of all executive compensation elements as well as evaluated the degree to which these programs were rewarding, retaining and motivating Pier 1 Imports’ executive leaders to create long-term growth and value. Pier 1 Imports determined that Mr. Benkel and Mmes. David and Leite should be granted special one-time restricted stock awards to reinforce top management continuity over the next 5-6 years and provide an opportunity for these executives to be rewarded for growing the business over an extended period of time. Pier 1 Imports believes that each of these executives plays a vital role in its future and the equity grants made to these individuals were designed with a longer vesting

38    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

period than the typical short- or long-term incentive plans are designed to cover. These restricted stock grants, which the compensation committee refers to as “career share grants,” were granted October 16, 2014 and vest 50% after five years from the date of grant (October 16, 2019) and 50% after six years from the date of grant (October 16, 2020). Career share grant information is detailed in Table 6 below.

In conclusion, Pier 1 Imports continues to maintain policies that support pay for performance, as demonstrated by both the results of fiscal 2015 and the direct compensation actions taken. In light of this strong philosophy to deliver results to shareholders, Pier 1 Imports’ board of directors encourages a “Yes” vote on the say-on-pay proposal.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    39

EXECUTIVE COMPENSATION

Compensation Policies, Principles, Objectives and Practices

Pier 1 Imports’ proven success has resulted, in large part, from its ability to successfully attract, motivate and retain a qualified executive management team and its future success will depend on its ability to continue to do so in a challenging and highly competitive retail environment. Pier 1 Imports accomplishes this by creating total compensation packages that are competitive in the retail industry, fair and equitable among the executives, and that provide strong incentives for the long-term success and performance of Pier 1 Imports.

Pier 1 Imports provides both short- and long-term incentives to its executives to facilitate the effective management of major functions, teamwork, and effective expense control. Excellence on these fronts leads to the overall success of Pier 1 Imports. Pier 1 Imports believes that as an executive’s level of responsibility increases, a greater portion of that executive’s potential total compensation should come from performance-based compensation. Pier 1 Imports also believes that the majority of an executive’s compensation should be “at-risk” and tied to Pier 1 Imports’ performance as well as its performance in relation to a group of other retail companies for certain long-term incentive awards.

Pier 1 Imports believes in setting target incentive levels that are challenging but achievable and have a direct link to both the short- and long-term financial success of Pier 1 Imports. Targets are set based on complementary business factors such as increased profitability and increased sales and are tied to the Pier 1 Imports’ long-term strategic plan. While Pier 1 Imports may change these metrics from time-to-time, it has focused on year-over-year increases in profit and sales metrics and other metrics that focus on stock price appreciation for the past several years. Pier 1 Imports expects to continue to set rigorous targets based on increases in profitability and sales as well as other financial return metrics in the near term.

Pier 1 Imports generally targets total compensation packages using a combination of fixed and “at-risk” pay comprised of base salary, short-term incentives and long-term incentives for executive officers to reflect the 50th percentile of Pier 1 Imports’ peer group when planned financial and operational goals are achieved. Pier 1 Imports designs its total compensation packages to provide pay above the 50th percentile compared to its peer group when results exceed planned financial and operational goals. Additional details of how each component of our executive compensation program work together are discussed below:

40    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

Peer Group

For fiscal 2015, Pier 1 Imports used a group of peer companies to benchmark base salary, short- and long-term incentive elements of total executive compensation. The peer group included the following companies, which at that time were publicly traded and were direct competitors, retail industry competitors, and/or local area competitors for executive talent:

Added For 2015	2015 Peer Group	Removed For 2015

ANN INC.	ANN INC. Bed Bath & Beyond Inc. Chico’s FAS Inc.
DSW Inc.	DSW Inc. Finish Line Inc. Fossil, Inc.	Dick’s Sporting Goods, Inc.
Haverty Furniture Companies, Inc.	Haverty Furniture Companies, Inc. hhgregg, Inc. Kirkland’s, Inc.	PetSmart, Inc.
Restoration Hardware Holdings, Inc.	Restoration Hardware Holdings, Inc. Select Comfort Corporation Stage Stores Inc. Stein Mart, Inc.	RadioShack Corporation Ross Stores, Inc.
The Container Store Group, Inc.	The Container Store Group, Inc. Ulta Salon, Cosmetics & Fragrance, Inc. Williams-Sonoma, Inc. Zale Corporation	Tuesday Morning Corporation

These companies were chosen to comprise Pier 1 Imports’ group of peer companies because their revenues and/or operating characteristics are considered by the compensation committee to be consistent with those of Pier 1 Imports.

Data for these companies was provided by Towers Watson, the compensation committee’s independent executive compensation consultant for fiscal 2015. Towers Watson provided information and consulting to the compensation committee on a variety of executive compensation issues including base salaries, short-term incentive pay, long-term incentive pay and plan design for short-term (cash) and long-term (equity) incentive programs. Towers Watson also provided data from the Towers Watson 2013 Compensation Data Bank (CDB) Retail/Wholesale Services Executive Database in order to provide additional information relating to total compensation, cash compensation and equity trends in the broader retail industry to ensure that Pier 1 Imports maintains competitive compensation practices and packages across the broader retail group.

Advisory Vote on Executive Compensation; Shareholder Engagement Efforts

Pier 1 Imports has determined that its shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by its shareholders at the 2011 annual meeting of shareholders.

Pier 1 Imports conducted an advisory vote on executive compensation at its 2014 annual meeting of shareholders. While this vote was not binding on Pier 1 Imports, its board of directors or its compensation committee, Pier 1 Imports believes that it is important for its shareholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding Pier 1 Imports’ executive compensation philosophy, its compensation policies and programs, and its decisions regarding executive compensation, all as disclosed in the proxy statement. Pier 1 Imports’ board of directors and its compensation committee value the opinions of Pier 1 Imports’ shareholders and the compensation committee will consider shareholder input and will evaluate whether any actions are necessary to address shareholder concerns.

At the 2014 annual meeting of shareholders, approximately 96% of the votes represented at the meeting and entitled to vote on the advisory vote on executive compensation approved Pier 1 Imports’ NEO compensation as disclosed in the proxy statement.

Pier 1 Imports continued the enhanced shareholder engagement program it began in fiscal 2014 and the board of directors and management engaged in a series of substantial discussions and deliberations about Pier 1 Imports’ compensation philosophy and executive compensation practices, exploring further changes to the program. The board of directors encouraged management to continue to expand its engagement with shareholders to better understand their views on Pier 1 Imports’ executive compensation practices.

Management reached out to shareholders representing approximately 70% of the shares of Pier 1 Imports common stock to seek their input and feedback on Pier 1 Imports’ executive compensation practices. The outreach efforts led to informal commentary from several shareholders noting their satisfaction with Pier 1 Imports’ executive compensation practices. No specific recommendations were obtained from the outreach program.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    41

EXECUTIVE COMPENSATION

Actions Pier 1 Imports Has Taken

In an effort to drive shareholder value creation in the short- and long-term, including both informal and formal views by shareholders, the board of directors and compensation committee have taken the following actions with respect to Pier 1 Imports’ executive compensation program over previous fiscal years and for fiscal 2015:

•	Eliminated the “catch-up” feature in performance-based equity awards for fiscal 2016 grants, other than the CEO, whose long-term equity awards are governed by his employment agreement;

•

Increased the vesting period for profit goal performance-based equity awards granted in fiscal 2016 to three year cliff-vesting, other than the CEO, whose long-term equity awards are governed by his employment agreement;

•	Revised the peer group to include companies more aligned with Pier 1 Imports in terms of revenue and/or operating characteristics;

•	Implemented a clawback policy that is applicable to performance-based cash and equity compensation;

•	Included a relative TSR metric in CEO/NEO equity grants;

•	Engaged a new outside independent compensation consultant to assist the compensation committee for fiscal 2015;

•	Utilized multiple metrics to assess performance, including the addition of new performance metrics for both short- and long-term incentives for fiscal 2015;

•	Strengthened the executive stock ownership guidelines, including increasing the CEO guideline from 5 times to 6 times base salary;

•	Increased the emphasis on variable, or “at risk,” compensation, which is a key driver of shareholder value creation; and

•	Continued to evaluate executive salaries on a case-by-case basis rather than utilizing across-the-board increases.

Looking Forward

Pier 1 Imports believes that the above actions reinforce the views of its shareholders with respect to executive compensation practices. Pier 1 Imports sets challenging goals and although it achieved improved operations and profitable operating performance in addition to returning money to its shareholders in fiscal 2015, Pier 1 Imports fell short of delivering the financial performance it expected and as a direct result Pier 1 Imports’ executives’ pay was diminished.

The board of directors believes Pier 1 Imports’ pay practices and programs are properly aligned with performance and encourages you to vote “Yes” on Pier 1 Imports’ say-on-pay proposal for fiscal 2015.

42    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

Executive Compensation Components

Table 2 below shows the allocation of the direct compensation components of Pier 1 Imports’ executive compensation program for fiscal 2015 among base salary, short-term cash incentives and long-term equity incentives for the CEO and for the other NEOs as a group (Ms. Coffey is excluded solely for the purposes of this table):

Table 2

Base Salary

NO ACROSS-THE-BOARD INCREASES

In fiscal 2015, Pier 1 Imports’ chief executive officer and human resources compensation group once again recommended to the compensation committee only targeted increases to certain executives and no “across-the-board” base salary increases for Pier 1 Imports’ NEOs. The compensation committee agreed to support management’s recommendation and approved targeted increases in base salary for only three of the NEOs, as shown in Table 3 below (Ms. Coffey was appointed executive vice president and interim chief financial officer on February 10, 2015 and the only salary shown below for her is the amount effective on her promotion). Mr. Smith’s base salary is governed by his employment agreement, as described below at “Chief Executive Officer Compensation,” and no changes were made to it in fiscal 2015.

Table 3

Named Executive Officer	Fiscal 2014 Base Salary ($)	Fiscal 2015 Base Salary ($)	Percentage Increase (%)
Alex Smith	$1,250,000	$1,250,000	0%
Charles H. Turner	$475,000	$475,000	0%
Laura A. Coffey	—	$325,000	—
Michael R. Benkel	$330,000	$360,000	9.1%
Catherine David	$420,000	$430,000	2.4%
Sharon M. Leite	$360,000	$400,000	11.1%

Generally, Pier 1 Imports targets base salary at the 50th percentile of its peer group companies for comparable skills. The aspects of individual performance that may be considered in the determination of each executive’s base salary include the individual’s contribution to achieving operating goals, expense control and reduction, profitability and performance as compared to planned results. Pier 1 Imports recognizes individual experience, skill, level of responsibility and performance over time to set base salary levels.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    43

EXECUTIVE COMPENSATION

Short-Term Incentive

NO FISCAL 2015 SHORT-TERM INCENTIVES PAID

No NEO earned a fiscal 2015 short-term incentive award.

Pier 1 Imports’ short-term incentive program for its executives in fiscal 2015 provided an opportunity to receive a cash award. Eighty percent of the incentive was based upon achievement of a performance measure consisting of consolidated earnings before interest, taxes, depreciation, and amortization, adjusted for certain recurring non-cash items and unusual or non-recurring items, as determined by the compensation committee. This performance objective is referred to as the “Profit Goal” and the actual amount realized for the fiscal year is referred to as the “Realized Profit.” This performance measure was selected because it focuses on factors that an individual participant’s actions can affect and because it more closely reflects cash being generated by Pier 1 Imports’ ongoing core operations. It eliminates the effects of financing and tax decisions as well as unusual charges. Use of the short-term incentive Profit Goal as a measure of Pier 1 Imports’ financial and operational performance is designed to lead to increased profitability over time. Due to increased focus on its e-Commerce initiatives, Pier 1 Imports implemented an additional metric for the fiscal 2015 short-term incentive program aimed at growing e-Commerce sales. As a result of this focus, twenty percent of the fiscal 2015 short-term incentive award was based on a performance measure of Pier 1 Imports’ e-Commerce sales dollars. These incentives and their respective weights were evaluated by the compensation committee and approved as the short-term incentive program for fiscal 2015. The quantified performance measures at threshold, target and maximum amounts are shown in Table 4 below. The short-term incentive awards were made pursuant to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan.

Table 4

Fiscal 2015 Annual Short-Term Incentive Opportunity
Weighting	Component	Threshold	Target	Maximum
80%	Profit Goal	$238,000,000	$272,000,000	$301,000,000
20%	E-Comm Sales	$88,000,000	$162,000,000	$202,000,000

The fiscal 2015 Profit Goal of $272,000,000 represented an approximate 18% increase over the Realized Profit for fiscal 2014 of $230,600,000. No award payout was possible unless the Realized Profit for 2015 met or exceeded $238,000,000. Fiscal 2015 short-term incentive opportunity as a percentage of base salary for each NEO is shown in Table 5 below (Ms. Coffey’s percentages reflect her target level as it existed upon her appointment as executive vice president and interim chief financial officer on February 10, 2015). Mr. Smith’s award is described in more detail below at “Chief Executive Officer Compensation.” The Realized Profit for fiscal 2015 was below the threshold Profit Goal established for fiscal 2015 and, as a result, no NEO earned a fiscal 2015 short-term incentive award. For fiscal 2015, e-Commerce sales exceeded the maximum performance level for fiscal 2015, however that metric was tied to Profit Goal achievement and Realized Profit was below the threshold Profit Goal. As a result, no payout was possible under the e-Commerce sales component of the program.

Table 5

	Fiscal 2015 Annual Short-Term Incentive Opportunity as a Percentage of Base Salary
Named Executive Officer	At Threshold Performance Levels	At Target Performance Levels	At Maximum Performance Levels	Actual Payout
Alex Smith	11.5%	115%	288%	0%
Charles H. Turner	8.0%	80%	200%	0%
Laura A. Coffey	5.5%	55%	138%	0%
Michael R. Benkel	7.5%	75%	188%	0%
Catherine David	7.5%	75%	188%	0%
Sharon M. Leite	7.5%	75%	188%	0%

The short-term incentive plan required participants to be employed with Pier 1 Imports at fiscal year-end to receive a cash award. The plan also allowed Pier 1 Imports’ chief executive officer to reduce the cash award of a participant as a result of individual or group performance. Pier 1 Imports believes that these target percentage levels were competitive when compared to Pier 1 Imports’ peer group as identified at the beginning of the fiscal year.

44    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

Long-Term Incentive

NO PERFORMANCE-BASED AWARDS EARNED

As noted above, the Realized Profit for fiscal 2015 was below the threshold Profit Goal and, as a result, none of the performance-based Profit Goal shares as described below for fiscal 2015 vested. Also, the TSR performance-based shares granted in fiscal 2013 were below threshold target levels and did not vest. Additionally, none of the outstanding performance-based shares issued under prior fiscal year grants that were eligible to vest based on fiscal 2015 Realized Profit vested, however those shares with respect to the fiscal 2014 and fiscal 2015 grants are eligible to vest in subsequent years under “catch-up” provisions of those respective grants.

Pier 1 Imports believes that a blend of performance- and time-based restricted stock provides a long-term incentive opportunity that is competitive in the retail industry, performance-focused and serves as a retention tool. During fiscal 2015, equity grants, which aid Pier 1 Imports in executive retention, were a mix of performance-based restricted stock that utilized achievement of three different performance measures and time-based restricted shares, which vest ratably over a three-year period. Table 6 below provides a breakdown of the restricted stock awarded to the NEOs, other than Mr. Smith, in fiscal 2015 (Ms. Coffey was not an NEO when these equity share grants were awarded). Mr. Smith did not participate in the fiscal 2015 long-term incentive equity award given his awards of restricted stock pursuant to his employment agreement as described below in “Chief Executive Officer Compensation.”

Table 6

Named Executive Officer	Performance- Based Shares – Profit Goal at Target (#)	Performance- Based Shares – e-Comm sales at Target (#)	Performance- Based Shares – TSR at Target (#)	Time- Based Shares (#)	Career Share Grants (#)
Charles H. Turner	8,686	3,723	2,481	9,927	—
Michael R. Benkel	6,583	2,821	1,881	7,523	40,760
Catherine David	7,863	3,370	2,247	8,986	40,760
Sharon M. Leite	7,314	3,135	2,090	8,359	40,760

Excluding the “career share grants” described under “Executive Summary” above, approximately 60% of the shares granted at target in fiscal 2015 were performance-based and 40% were time-based. Of that 60%, approximately 58% were based on achievement of the Profit Goal, approximately 25% were based on e-Commerce sales and approximately 17% were based on relative TSR. The performance-based grants are referred to as “Profit Goal performance-based shares,” “e-Commerce sales performance-based shares,” and “TSR performance-based shares.”

The Profit Goal performance-based shares vest 33% upon Pier 1 Imports satisfying the Profit Goal established by the compensation committee for fiscal 2015 and will vest 33% and 34% for each of the following two fiscal years, respectively, upon Pier 1 Imports satisfying the Profit Goals established by the compensation committee for those respective fiscal years. Vesting for each fiscal year is also conditioned upon the NEO being employed on the date of filing of Pier 1 Imports’ Annual Report on Form 10-K with the SEC for the applicable fiscal year.

The Profit Goal performance-based shares for a given fiscal year vest pursuant to the following schedule (with interpolation between the levels), and are capped at 100%:

100% of the Profit Goal — 100% of the shares;

  96% of the Profit Goal —   90% of the shares;

  92% of the Profit Goal —   80% of the shares;

  88% of the Profit Goal —   70% of the shares;

  84% of the Profit Goal —   60% of the shares; and

  80% of the Profit Goal —   50% of the shares.

Over each three-year performance (vesting) period, if the Profit Goal is not satisfied for any two consecutive fiscal years, those performance-based shares that do not vest in the first of such two fiscal years may still vest if the sum of consecutive years’ Realized Profits equals or exceeds the sum of the individual consecutive fiscal years’ Profit Goals at the 100% level. Further, over each three-year performance (vesting) period, if the Profit Goal is not satisfied in any fiscal year, those performance-based shares that do not vest may still vest if the sum of the three years’ Realized Profits equals or exceeds the sum of the three individual

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    45

EXECUTIVE COMPENSATION

years’ Profit Goals at the 100% level. In other words, the balance of the shares that did not vest in fiscal 2015 may vest in fiscal 2016 or 2017 under this arrangement.

In addition, Pier 1 Imports utilized an e-Commerce sales metric for all NEO grants in fiscal 2015 in order to tie the performance of e-Commerce sales to executive pay. The e-Commerce performance-based shares granted in fiscal 2015 cliff vest at the end of fiscal 2017 as shown in Table 7 below, provided the NEO is employed on the date of filing of Pier 1 Imports’ Annual Report on Form 10-K with the SEC for fiscal year 2017. Vesting is based on a percentage of Pier 1 Imports’ e-Commerce sales to total sales in fiscal 2017 and provided Pier 1 Imports achieves a threshold level of total sales for fiscal 2017.

Table 7

Pier 1 Imports’ e-Commerce Sales as % of Total Sales	Percent of Target Performance-Based Shares Vested
Threshold Percentage + 4.50% and Above	250%
Threshold Percentage + 4.25%	225%
Threshold Percentage + 4.00%	200%
Threshold Percentage + 3.50%	175%
Threshold Percentage + 3.00%	150%
Threshold Percentage + 2.00%	125%
Threshold Percentage + 1.00%	100%
Threshold Percentage	50%
Below Threshold Percentage	0%

In addition to the performance-based shares that utilized the Profit Goal and e-Commerce sales metric, Pier 1 Imports utilized a TSR metric for all NEO grants for fiscal 2015 in order to tie the external performance of Pier 1 Imports common stock to executive pay. The TSR performance-based shares granted in fiscal 2015 cliff vest as shown in Table 8 below within thirty days of the end of fiscal 2017, provided the NEO is employed on the vesting date. Vesting is based on Pier 1 Imports’ ranking within the percentile rankings of the annual equivalent return of the TSR of Pier 1 Imports and a peer group using the average closing stock price of Pier 1 Imports and the peer group companies during the twenty trading days at the beginning of fiscal 2015 and the average closing stock price during the twenty trading days at the end of fiscal 2017. The peer group is comprised of all of the companies in the Russell 1000 Specialty Retail Index as of the beginning of fiscal 2015 plus any other specialty retailers in Pier 1 Imports’ fiscal 2015 peer group for executive compensation purposes.

Table 8

Pier 1 Imports’ Percentile Rank Within TSR Peer Group	Percent of Target Performance-Based Shares Vested
91% and Above	250%
81% - 90%	225%
76% - 80%	200%
70% - 75%	175%
61% - 69%	150%
56% - 60%	125%
50% - 55%	100%
41% - 49%	50%
40% and Below	0%

As noted above, a similar grant of TSR performance-based shares in fiscal 2013 which were eligible to vest based on the results over the 2013-2015 fiscal year period did not reach the threshold performance level and as a result, none of those shares vested in fiscal 2015.

The remaining 40% of shares granted in fiscal 2015 were time-based shares where the restrictions lapse over a 3-year period. These shares vested 33% on April 11, 2015, and will vest 33% on April 11, 2016 and 34% on April 11, 2017 provided that the NEO is employed on the applicable vesting date.

46    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

Pier 1 Imports also made career share grants to three of the NEOs as described above under “Executive Summary – Pier 1 Imports Career Share Grants” above.

Chief Executive Officer Compensation

As noted, Mr. Smith’s employment with Pier 1 Imports as its president and chief executive officer is governed by an employment agreement. Pier 1 Imports utilizes an employment agreement to assure continuity of Mr. Smith’s services and to mitigate Mr. Smith’s risk of involuntary termination (other than for cause) or Mr. Smith’s voluntary termination based on a good reason, both events as defined in the agreement.

Mr. Smith’s employment since joining Pier 1 Imports in February of 2007 has been governed by employment agreements. On June 13, 2012, Mr. Smith and Pier 1 Imports entered into the second renewal and extension of his employment agreement, which became effective March 3, 2013, the first day of fiscal 2014. The term of this agreement is for three fiscal years ending on February 27, 2016, the last day of fiscal 2016. The agreement is renewable one fiscal year at a time beginning on February 28, 2016, unless Pier 1 Imports or Mr. Smith gives notice of non-renewal at least 60 days prior to that date.

Mr. Smith’s base salary for fiscal 2015 as provided in his employment agreement remained at $1,250,000. The agreement provides that the base salary may be adjusted from time-to-time by the compensation committee, however no change was made in fiscal 2015. He also is eligible to participate in Pier 1 Imports’ short-term cash incentives during the term of the agreement.

Mr. Smith participated in the short-term cash incentive program for executives for fiscal 2015. However, as referenced above, the Realized Profit for fiscal 2015 was below the threshold Profit Goal set for fiscal 2015 and, as a result, Mr. Smith did not earn a fiscal 2015 short-term incentive award. Achievement of the threshold Profit Goal for fiscal 2015 would have resulted in a payment equal to 11.5% of Mr. Smith’s base salary, while achievement of 100% of the Profit Goal for fiscal 2015 of $272,000,000 would have resulted in a payment equal to 115% of Mr. Smith’s base salary and achievement of Realized Profit of $301,000,000 or more would have resulted in a payment equal to 288% of Mr. Smith’s base salary. The maximum award would be subject to the cap on cash awards in the Pier 1 Imports, Inc. 2006 Stock Incentive Plan of $3,000,000 during any calendar year (240% of Mr. Smith’s base salary). Any portion over $3,000,000 would be mandatorily deferred under Mr. Smith’s employment agreement with interest credited at 3% per year and the deferred amounts plus interest paid upon the expiration of the six-month period following termination of employment.

Pursuant to Mr. Smith’s employment agreement, he received 375,000 shares of restricted stock on March 3, 2013, March 2, 2014, and March 1, 2015. The restricted stock vests as follows:

•

120,000 of the 375,000 shares of restricted stock are Profit Goal performance-based and vest 40,000 shares upon Pier 1 Imports satisfying the Profit Goal established by the compensation committee for the fiscal year in which the shares were received and 40,000 shares in each of the following two fiscal years upon Pier 1 Imports satisfying the Profit Goals established by the compensation committee for the respective fiscal year, provided that Mr. Smith is employed on the last day of each such fiscal year. If the Profit Goal for a particular fiscal year is partially met, then the number of shares that could vest is adjusted as follows (with interpolation between the target levels):

100% of the Profit Goal — 40,000 shares (100%);

  96% of the Profit Goal — 36,000 shares   (90%);

  92% of the Profit Goal — 32,000 shares   (80%);

  88% of the Profit Goal — 28,000 shares   (70%);

  84% of the Profit Goal — 24,000 shares   (60%); and

  80% of the Profit Goal — 20,000 shares   (50%).

Over each three-year performance (vesting) period, if the Profit Goal is not satisfied for any two consecutive fiscal years, those performance-based shares that do not vest in the first of such two fiscal years may still vest if the sum of consecutive years’ Realized Profits equals or exceeds the sum of the individual consecutive fiscal years’ Profit Goals at the 100% level. Further, over each three-year performance (vesting) period, if the Profit Goal is not satisfied in any fiscal year, those performance-based shares that do not vest may still vest if the sum of the three years’ Realized Profits equals or exceeds the sum of the three individual years’ Profit Goals at the 100% level. The Realized Profit for fiscal 2015 was below the threshold Profit Goal and, as a result, none of the shares for fiscal 2015 vested, as described above, upon the date of filing of Pier 1 Imports’ Annual Report on Form 10-K. The balance of the shares that did not vest in fiscal 2015 may vest in fiscal 2016 or 2017 as described above.

•

75,000 (30,000 at target) of the 375,000 shares of restricted stock are TSR performance-based and cliff vest within the ranges shown on Table 8 following the last day of Pier 1 Imports’ third fiscal year beginning on the date on which the award

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    47

EXECUTIVE COMPENSATION

was received (a) based upon the rank of the annual equivalent return of Pier 1 Imports’ TSR within the percentile ranking of the annual equivalent return of the TSR of each constituent company within a peer group of companies over the same three-year period (15,000 shares vest at the threshold percentile rank of 41%, 30,000 shares vest at the target percentile rank of 50-55%; and 75,000 shares vest at percentile rank of 91% or above), and (b) conditioned upon Mr. Smith’s being employed by Pier 1 Imports on the last day of such third fiscal year.

•

180,000 of the 375,000 shares of restricted stock are time-based and vest 60,000 shares per year on the last day of the fiscal year in which the shares were received and on the last day of the following two fiscal years, provided Mr. Smith is employed on the last day of each such fiscal year.

Mr. Smith’s employment agreement does not provide for gross-up payments designed to offset the impact of the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 on payments contingent upon a change in control of Pier 1 Imports.

The employment agreement continues the following terms from Mr. Smith’s prior employment agreement:

•

A change in control of Pier 1 Imports as grounds for either Pier 1 Imports or Mr. Smith to terminate the agreement is specifically excluded, and a change in control of Pier 1 Imports does not constitute a “Good Reason” under the agreement. However, under the Pier 1 Imports, Inc. Supplemental Retirement Plan, as discussed in footnote #1 to the table included under the caption “Potential Payments upon Termination or Change in Control” below, Mr. Smith (similar to certain other participants) would be entitled to receive the present value of the lump-sum amount of the actuarial equivalent of his benefit assuming that Mr. Smith is involuntarily terminated other than for cause, or leaves the employment of Pier 1 Imports for good reason (as defined in the plan), within 24 months of a change in control (as defined in the plan) of Pier 1 Imports; and

•	Non-solicitation and non-competition agreements binding Mr. Smith for one year following termination of employment.

Under Mr. Smith’s employment agreement, should Mr. Smith’s employment be terminated by Pier 1 Imports without cause or by Mr. Smith with good reason (as such terms are defined in the agreement), then any and all of Mr. Smith’s outstanding restricted stock that has been issued and has not vested will vest as of such termination date. In addition, Mr. Smith will be paid a severance amount equal to two times Mr. Smith’s then-existing base salary. Upon a non-renewal of the employment agreement by Pier 1 Imports, Mr. Smith will be paid the severance amount described in the preceding sentence, and any and all of Mr. Smith’s outstanding restricted stock that has been issued and has not vested will vest at the expiration of the term as defined in the employment agreement. Upon the death, disability or incapacity of Mr. Smith, all of his outstanding restricted stock that has been issued and has not vested will terminate and be forfeited. Mr. Smith will continue to receive 13 weeks of compensation and benefits following the termination of his employment for disability or incapacity.

Retirement and Other Plans

Pier 1 Imports offers a supplemental retirement plan which is designed to provide certain executives with post-employment financial security and to mitigate the effects of deferral limitations on highly compensated individuals in qualified plans such as Pier 1 Imports’ 401(k) plan. The plan also assists Pier 1 Imports in attracting and retaining executives. The plan is described and discussed below under the caption “Pension Benefits Table for the Fiscal Year Ended February 28, 2015.”

In addition, for the same purposes, Pier 1 Imports offers a non-qualified deferred compensation plan known as the Pier 1 Imports, Inc. Deferred Compensation Plan to its executives and key members of management. The plan also assists Pier 1 Imports in attracting and retaining executives and key members of management. The plan is described below under the caption “Non-Qualified Deferred Compensation Table for the Fiscal Year Ended February 28, 2015.”

Compensation Determinations and Role of Executive Officers

Fiscal year base salary, short-term incentive and long-term incentive compensation recommendations for the NEOs were presented to the compensation committee at their meetings at the end of fiscal 2014 and during the first fiscal month of 2015. The presentations included recommendations of Pier 1 Imports’ chief executive officer and human resources compensation group on those elements of compensation, plus recommended plan design changes and a summary of all short- and long-term incentive awards to eligible levels of management. The recommendations of Pier 1 Imports’ chief executive officer do not include recommendations on his own compensation. From time to time, these types of presentations may include survey data from a peer group of retail companies for the compensation committee’s consideration. That data may include studies and recommendations from independent outside consultants. Generally, the compensation committee approves the fiscal year compensation in the first month of the fiscal year with an effective date in April. Implementation of short- and long-term incentive compensation for the year occurs after compensation committee and board of directors approval.

48    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

Pier 1 Imports’ Policy on Share Ownership

The Pier 1 Imports’ board of directors believes it is critical for executives and board members to be closely aligned with shareholders’ interest over both the short- and long-term and believes equity ownership accomplishes this linkage. The Pier 1 Imports’ board of directors has adopted stock ownership guidelines for its non-employee directors to encourage direct ownership in Pier 1 Imports. These guidelines state that the board of directors believes that each non-employee director should, within five years of becoming a member of the board of directors, acquire ownership of shares of Pier 1 Imports common stock equal in value to five times one-half of the non-employee director annual retainer (i.e., 5 X $75,000). Shares counted toward ownership include shares beneficially owned directly or indirectly (other than shares which might be acquired by exercise of an option, or unvested restricted stock) and DSUs credited to the non-employee director.

Pier 1 Imports’ board of directors also has stock ownership guidelines for officers of Pier 1 Imports and its subsidiaries. These guidelines state that the following targeted ownership level of shares of Pier 1 Imports common stock, expressed as a number of shares of Pier 1 Imports common stock equal in value to a multiple of base salary, should be acquired within five years of March 1, 2010, or election as an officer of Pier 1 Imports or any of its subsidiaries if such election is later than March 1, 2010:

Chief Executive Officer	6 times base salary
Senior Executive Vice President	3 times base salary
Executive Vice President	2.5 times base salary
Senior Vice President	2 times base salary
Vice President	1 times base salary

Shares counted toward ownership include shares beneficially owned directly or indirectly (other than shares which might be acquired by exercise of an option, or unvested restricted stock), and any deferred stock units.

Prohibition on Hedging and Pledging

Pier 1 Imports has a written insider trading policy that, among other things, prohibits directors, officers and employees from selling short a Pier 1 Imports security, from trading in options on a Pier 1 Imports security, including calls, puts, and other derivative securities, from engaging in other forms of hedging or monetization transactions, such as equity swaps, exchange funds, collars or variable forwards, with respect to a Pier 1 Imports security, holding Pier 1 Imports securities in a margin account or pledging Pier 1 Imports securities as collateral for a loan, or placing standing or limit orders on a Pier 1 Imports security (except standing or limit orders under approved rule 10b5-1 trading plans).

Clawback Policy

For fiscal 2015, the board of directors adopted a policy with respect to the recovery of cash and equity-based incentive compensation, commonly referred to as a “clawback policy,” applicable to Pier 1 Imports’ executive officers (as defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended). The policy appears in Pier 1 Imports’ Code of Business Conduct and Ethics, available on Pier 1 Imports’ website at www.pier1.com, and governs the recovery of incentive-based compensation given the occurrence of certain events which could lead to an adjustment of that compensation.

Pier 1 Imports’ Policy on Section 162(m)

Pier 1 Imports considers the effect of limitations on deductibility of compensation for federal income tax purposes. Section 162(m) of the Internal Revenue Code of 1986 generally denies public companies like Pier 1 Imports a federal income tax deduction for compensation paid to the chief executive officer or any of the three other most highly compensated officers (not including the principal financial officer) that exceeds $1,000,000 for each such officer during the tax year. Qualifying performance-based compensation paid pursuant to plans approved by shareholders is not subject to this deduction limitation. Pier 1 Imports attempts to preserve the federal tax deductibility of compensation to the extent reasonably practicable when doing so is consistent with the executive compensation objectives and goals mentioned above. While Pier 1 Imports is aware of and understands the requirements of Section 162(m), it does not believe that compensation decisions should be based solely upon the amount of compensation that is deductible for federal income tax purposes. Pier 1 Imports may approve elements of compensation for certain officers that are not fully deductible by Pier 1 Imports. For fiscal 2015, the only officer who received compensation that was not fully deductible was Mr. Smith.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    49

EXECUTIVE COMPENSATION

Compensation Risk

Annually, Pier 1 Imports’ internal audit department assists the company in assessing its compensation risk by conducting a risk assessment of Pier 1 Imports compensation policies. Internal audit’s evaluation consists of a review of all incentive plans and their compensation elements: salary, short- and long-term incentives, performance measurement mechanics, compensation features and performance targets. Based on that assessment, Pier 1 Imports does not believe that its compensation policies, principles, objectives and practices are structured to promote inappropriate risk-taking by its executives nor inappropriate risk-taking by its employees whose behavior would be most affected by performance-based incentives. Pier 1 Imports believes that this focus on its overall compensation program encourages its employees to take a balanced approach that focuses on increasing and sustaining Pier 1 Imports’ profitability.

Summary Compensation Table for the Fiscal Years Ended February 28, 2015, March 1, 2014, and March 2, 2013

The following table sets forth a summary of the compensation in the past three fiscal years for services rendered in all capacities to Pier 1 Imports and its subsidiaries by the chief executive officer, chief financial officer and the three other most highly compensated executive officers.

Name & Principal Position	Fiscal Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)
Alexander W. Smith	2015	$1,250,000	$0	$3,409,125		N/A	$0	$3,505,850	$83,919	$8,248,894
President and Chief	2014	$1,250,000	$0	$4,574,550		N/A	$0	$1,838,855	$174,790	$7,838,195
Executive Officer	2013	$1,050,000	$0	$11,842,575	(6)	N/A	$1,837,500	$3,746,136	$279,712	$18,755,923
Charles H. Turner	2015	$453,077	$0	$555,274		N/A	$0	$2,007,674	$1,131,032	$4,147,057
Senior Executive Vice	2014	$475,000	$0	$610,394		N/A	$0	$ 474,128	$57,291	$1,616,813
President and Chief Financial Officer (retired February 10, 2015)	2013	$472,692	$0	$730,361		N/A	$654,792	$1,580,227	$71,092	$3,509,164
Laura A. Coffey (7) Executive Vice President and Interim Chief Financial Officer	2015	$280,885	$0	$225,798		N/A	$0	$ 0	$23,603	$530,286
Michael R. Benkel	2015	$355,385	$0	$915,460		N/A	$0	$ 0	$26,869	$1,297,714
Executive Vice President,	2014	$330,000	$0	$414,358		N/A	$0	$ 0	$40,951	$785,309
Planning and Allocations	2013	$326,923	$0	$479,764		N/A	$413,748	$ 0	$48,418	$1,268,853
Catherine David	2015	$428,462	$0	$1,000,480		N/A	$0	$ 0	$33,511	$1,462,453
Executive Vice President,	2014	$418,846	$0	$528,800		N/A	$0	$ 0	$49,912	$997,558
Merchandising	2013	$408,462	$0	$607,945		N/A	$527,185	$ 0	$56,531	$1,600,123
Sharon M. Leite	2015	$393,846	$0	$958,677		N/A	$0	$ 0	$15,864	$1,368,387
Executive Vice President,	2014	$358,846	$0	$454,602		N/A	$0	$ 0	$15,772	$829,220
Sales and Customer Experience	2013	$350,000	$0	$521,418		N/A	$456,340	$ 0	$16,001	$1,343,759
(1)	This column represents the amount of base salary earned during each fiscal year.

(2)

This column represents the accounting grant date fair value of all time-based and performance-based restricted stock awards issued during the fiscal year. These amounts reflect Pier 1 Imports’ accounting expense for these awards in accordance with accounting rules, and do not necessarily correspond to the actual value that will be recognized by the NEO. For awards other than the TSR performance-based restricted stock, fair value is calculated using the closing price of Pier 1 Imports common stock on the date of grant. If the date of grant occurs on a day when Pier 1 Imports common stock is not traded, then the closing price on the last trading day before the date of grant is used. For these awards, the closing price on the date of grant for fiscal 2015 awards was $18.69 for Mr. Smith. The closing price on the date of grant for the other NEOs was $18.69, $17.78 and $12.30. For TSR performance-based restricted stock awards, fair value was $9.94 for Mr. Smith and $9.04 for the other NEOs, which was determined by a valuation model. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

For Profit Goal and e-Commerce performance-based awards, the grant date fair value is based on the probable outcome of Pier 1 Imports achieving performance targets. The amounts in the table assume targets are met and the maximum number of shares awarded will vest. However, with respect to the Profit Goal performance-based shares, targets for fiscal 2015 were not achieved and the maximum number of shares did not vest.

50    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

For TSR performance-based awards, the grant date fair value is based on the probability Pier 1 Imports’ percentile of the annual equivalent return of its TSR ranking within a peer group over a three year period will meet or exceed the established threshold.

(3)	This column includes the short-term incentive cash award amounts earned during the fiscal year.

(4)

This column represents the sum of the change in pension value and above-market earnings on non-qualified deferred compensation earnings. There were no above-market earnings paid in fiscal 2013, 2014 and 2015 on any non-qualified deferred compensation plans. Mr. Benkel and Mmes. Coffey, David and Leite do not participate in a Pier 1 Imports defined benefit plan. See “Pension Benefits Table for the Fiscal Year Ended February 28, 2015” below for additional information.

(5)	The following table describes each component of All Other Compensation for fiscal 2015:

Fiscal 2015 All Other Compensation

Name	Payments Relating to Employee Savings Plans (a)	Disability Insurance Premiums (b)	Life Insurance Premiums (c)	Other Benefits (d)	Total All Other Compensation
Alexander W. Smith	$75,589	$4,766	$3,564	—	$83,919
Charles H. Turner (retired February 10, 2015)	$41,306	$4,200	$2,233	$1,083,293	$1,131,032
Laura A. Coffey	$19,606	$3,352	$645	—	$23,603
Michael R. Benkel	$23,083	$2,977	$809	—	$26,869
Catherine David	$28,631	$3,638	$1,242	—	$33,511
Sharon M. Leite	$10,761	$3,861	$1,242	—	$15,864
(a)	This column reports Pier 1 Imports’ aggregate matching contributions to the NEO’s 401(k) savings account, Deferred Compensation Plan account and Stock Purchase Plan account.

Those contributions were as follows:

Name	401(k)	DCP	SPP	Total
Alexander W. Smith	$7,800	$36,539	$31,250	$75,589
Charles H. Turner (retired February 10, 2015)	$5,060	$13,592	$22,654	$41,306
Laura A. Coffey	$7,930	$8,426	$3,250	$19,606
Michael R. Benkel	$7,973	$10,661	$4,449	$23,083
Catherine David	$5,377	$12,854	$10,400	$28,631
Sharon M. Leite	$4,215	$1,846	$4,700	$10,761

Pier 1 Imports’ 401(k) and Stock Purchase Plan are broad based plans available to all eligible employees on a non-discriminatory basis.

(b)	This column reports premiums paid on behalf of the NEOs for supplemental disability insurance coverage.

(c)	This column represents premiums paid on behalf of the NEOs for basic term life insurance.

(d)

Perquisites and personal benefits aggregating less than $10,000 are not shown. This column reports $1,083,293 paid to Mr. Turner pursuant to a confidential retirement agreement and general release, dated March 16, 2015, entered into between Pier 1 Imports and Mr. Turner in connection with his retirement on February 10, 2015.

(6)

Pursuant to the renewal and extension of Mr. Smith’s employment agreement on June 13, 2012, Mr. Smith received 375,000 shares of restricted stock on March 3, 2013, March 2, 2014 and March 1, 2015. Forty-eight percent of the shares of restricted stock issued to Mr. Smith was time-based and the remainder was performance-based. In accordance with FASB ASC Topic 718, all 540,000 shares of the time-based restricted stock had a grant date for accounting purposes as of the date of the agreement of June 13, 2012, which was also the service inception date, as both Pier 1 Imports and Mr. Smith had a mutual understanding of the key terms and conditions of the award on that date. The aggregate grant date fair value of these awards (540,000 X $15.58 = $8,413,200) was included in the table in fiscal 2013 as fiscal 2013 compensation, even though none of the shares were issued to Mr. Smith during fiscal 2013.

The fiscal 2013 compensation amount in the table also included 187,500 shares of performance-based restricted stock that Mr. Smith received pursuant to the first renewal and extension of his employment agreement dated December 15, 2009 and effective the first day of fiscal 2011. The accounting grant date for these performance-based awards occurred during fiscal 2013 when Pier 1 Imports established the respective performance measures.

(7)	Ms. Coffey was appointed executive vice president and interim chief financial officer on February 10, 2015. Ms. Coffey was not an NEO in fiscal 2013 or fiscal 2014.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    51

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards for the Fiscal Year Ended February 28, 2015

Pier 1 Imports granted short-term incentive cash awards to Mr. Smith and the other NEOs for fiscal 2015 pursuant to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan as described in the Compensation Discussion and Analysis – Executive Compensation Components above.

Pier 1 Imports granted long-term incentive awards to the NEOs, other than Mr. Smith, for the 2015 fiscal year pursuant to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan as described under “Long-Term Incentive” in the Compensation Discussion and Analysis – Executive Compensation Components. Mr. Smith’s grants for fiscal 2015 are described above under “Chief Executive Officer Compensation” in the Compensation Discussion and Analysis.

The restricted stock awards (performance-based and time-based) granted in fiscal 2015 are not eligible to receive cash dividends prior to vesting.

The following table sets forth information relating to grants of plan-based awards during the fiscal year ended February 28, 2015 to the NEOs shown in the table included under the caption “Summary Compensation Table for the Fiscal Years Ended, February 28, 2015, March 1, 2014, and March 2, 2013.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alexander W. Smith	04/03/2014	$143,750	$1,437,500	$3,000,000	–	N/A	–	–	N/A	N/A	N/A
	02/26/2012	–	–	–	31,250	62,500	62,500	–	N/A	N/A	$1,168,125
	03/03/2013	–	–	–	20,000	40,000	40,000	–	N/A	N/A	$747,600
	03/02/2014	–	–	–	20,000	40,000	40,000	–	N/A	N/A	$747,600
	03/02/2014	–	–	–	15,000	30,000	75,000	–	N/A	N/A	$745,800
Charles H. Turner (retired February 10, 2015)	04/03/2014	$38,000	$380,000	$950,000	–	N/A	–	–	N/A	N/A	N/A
	04/06/2012	–	–	–	1,632	3,264	3,264	–	N/A	N/A	$61,004
	04/12/2013	–	–	–	1,211	2,422	2,422	–	N/A	N/A	$45,267
	04/11/2014	–	–	–	1,433	2,866	2,866	–	N/A	N/A	$50,957
	04/11/2014	–	–	–	1,240	2,481	6,202	–	N/A	N/A	$56,066
	04/11/2014	–	–	–	1,861	3,723	9,307	–	N/A	N/A	$165,478
	04/11/2014	–	–	–	–	N/A	–	9,927	N/A	N/A	$176,502
Laura A. Coffey	04/03/2014	$15,515	$155,146	$387,865	–	N/A	–	–	N/A	N/A	N/A
	04/06/2012	–	–	–	603	1,206	1,206	–	N/A	N/A	$22,540
	04/12/2013	–	–	–	481	963	963	–	N/A	N/A	$17,998
	04/11/2014	–	–	–	591	1,182	1,182	–	N/A	N/A	$21,016
	04/11/2014	–	–	–	512	1,024	2,560	–	N/A	N/A	$23,142
	04/11/2014	–	–	–	768	1,536	3,840	–	N/A	N/A	$68,275
	04/11/2014	–	–	–	–	N/A	–	4,096	N/A	N/A	$72,827
Michael R. Benkel	04/03/2014	$26,625	$266,250	$665,625	–	N/A	–	–	N/A	N/A	N/A
	04/06/2012	–	–	–	1,134	2,268	2,268	–	N/A	N/A	$42,389
	04/12/2013	–	–	–	841	1,683	1,683	–	N/A	N/A	$31,455
	04/11/2014	–	–	–	1,086	2,172	2,172	–	N/A	N/A	$38,618
	04/11/2014	–	–	–	940	1,881	4,702	–	N/A	N/A	$42,506
	04/11/2014	–	–	–	1410	2,821	7,052	–	N/A	N/A	$125,385
	04/11/2014	–	–	–	–	N/A	–	7,523	N/A	N/A	$133,759
	10/16/2014	–	–	–	–	N/A	–	40,760	N/A	N/A	$501,348
Catherine David	04/03/2014	$32,125	$321,250	$803,125	–	N/A	–	–	N/A	N/A	N/A
	04/06/2012	–	–	–	1,408	2,817	2,817	–	N/A	N/A	$52,650
	04/12/2013	–	–	–	1,070	2,141	2,141	–	N/A	N/A	$40,015
	04/11/2014	–	–	–	1,297	2,594	2,594	–	N/A	N/A	$46,121
	04/11/2014	–	–	–	1,123	2,247	5,617	–	N/A	N/A	$50,778
	04/11/2014	–	–	–	1,685	3,370	8,425	–	N/A	N/A	$149,797
	04/11/2014	–	–	–	–	N/A	–	8,986	N/A	N/A	$159,771
	10/16/2014	–	–	–	–	N/A	–	40,760	N/A	N/A	$501,348

52    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sharon M. Leite	04/03/2014	$29,500	$295,000	$737,500	–	N/A	–	–	N/A	N/A	N/A
	04/06/2012	–	–	–	1,202	2,404	2,404	–	N/A	N/A	$44,931
	04/12/2013	–	–	–	917	1,835	1,835	–	N/A	N/A	$34,296
	04/11/2014	–	–	–	1,206	2,413	2,413	–	N/A	N/A	$42,903
	04/11/2014	–	–	–	1,045	2,090	5,225	–	N/A	N/A	$47,234
	04/11/2014	–	–	–	1,567	3,135	7,837	–	N/A	N/A	$139,342
	04/11/2014	–	–	–	–	N/A	–	8,359	N/A	N/A	$148,623
	10/16/2014	–	–	–	–	N/A	–	40,760	N/A	N/A	$501,348
(1)

These columns show the potential value of the payout for each NEO under the annual short-term incentive cash award described above (grant date April 3, 2014) if the threshold, target or maximum amount of the Profit Goal for fiscal 2015 was met. The calculations for the short-term incentives are based on the NEO’s fiscal 2015 annual base salary. The fiscal 2015 annual base salary in effect for incentive cash award calculations for Mr. Smith was $1,250,000; for Mr. Turner was $475,000; for Ms. Coffey was $270,000 for the period March 2, 2014 through April 26, 2014, $280,000 for the period April 27, 2014 through February 9, 2015 and $325,000 for the period February 10, 2015 through February 28, 2015; for Mr. Benkel was $330,000 for the period March 2, 2014 through April 26, 2014 and $360,000 for the period April 27, 2014 through February 28, 2015; for Ms. David was $420,000 for the period March 2, 2014 through April 26, 2014 and $430,000 for the period April 27, 2014 through February 28, 2015; and for Ms. Leite was $360,000 for the period March 2, 2014 through April 26, 2014 and $400,000 for the period April 27, 2014 through February 28, 2015. The Realized Profit for fiscal 2015 was below the threshold set for fiscal 2015 and, as a result, no fiscal 2015 short-term incentives were earned.

(2)

These columns show the potential number of shares that will vest for each NEO under the performance-based restricted stock awards described above (award dates, April 6, 2012, April 12, 2013 and April 11, 2014, except for Mr. Smith who had February 26, 2012, March 3, 2013, and March 2, 2014 award dates) if the threshold, target or maximum amount of the fiscal 2015 Profit Goal was met. These columns also show the potential number of shares that will vest for each NEO under the TSR performance-based shares described above (award date April 11, 2014, except for Mr. Smith who had a March 2, 2014 award date) if the threshold, target or maximum percentile TSR ranking within a peer group is attained. These columns also show the potential number of shares that will vest for each NEO, other than Mr. Smith, under the e-Commerce sales performance based shares described above (award date April 11, 2014) if the threshold, target or maximum percentage of e-Commerce sales is attained in fiscal 2017 and Pier 1 Imports attains a threshold level of total sales in fiscal 2017.

(3)

This column represents the aggregate grant date fair value of performance-based and time-based restricted stock awarded during the fiscal year, computed in accordance with FASB ASC Topic 718.  Refer to footnote #2 of the Summary Compensation Table for additional information.

Outstanding Equity Awards Table for the Fiscal Year Ended February 28, 2015

The following table provides information on the current outstanding stock option and unvested restricted stock awards held by each NEO as of the end of fiscal 2015. Market value was determined using the closing price of Pier 1 Imports common stock of $12.06 (the NYSE closing price on February 27, 2015, which was the last trading day of fiscal 2015).

Name		Option Awards					Stock Awards
	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Alexander W. Smith	02/19/2007	944,000			$6.69	02/19/2017
	02/26/2012									87,250	(5)	$1,052,235
	03/03/2013									95,840	(5)	$1,155,830
	03/02/2014									120,000	(5)	$1,447,200
	03/03/2013									75,000	(5)	$904,500
	03/02/2014									75,000	(5)	$904,500
	06/13/2012						360,000	(3)	$4,341,600
Charles H. Turner (retired February 10, 2015)	07/01/2005	15,000			$14.25	07/01/2015
	04/11/2008	45,000			$7.45	02/10/2018

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    53

EXECUTIVE COMPENSATION

Name		Option Awards					Stock Awards
	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Laura A. Coffey	07/01/2005	5,000			$14.25	07/01/2015
	09/30/2005	5,000			$11.27	09/30/2015
	04/06/2012						1,379	$16,631
	04/12/2013						2,237	$26,978
	04/11/2014						4,096	$49,398
	04/06/2012								1,670	$20,140
	04/12/2013								2,339	$28,208
	04/11/2014								3,584	$43,223
	04/06/2012								6,335	$76,400
	04/12/2013								5,215	$62,893
	04/11/2014								2,560	$30,874
	04/11/2014								3,840	$46,310
Michael R. Benkel	09/15/2008	10,000			$4.24	09/15/2018
	04/06/2012						2,593	$31,272
	04/12/2013						3,905	$47,094
	04/11/2014						7,523	$90,727
	10/16/2014						40,760	$491,566
	04/06/2012								3,140	$37,868
	04/12/2013								4,084	$49,253
	04/11/2014								6,583	$79,391
	04/06/2012								11,910	$143,635
	04/12/2013								9,105	$109,806
	04/11/2014								4,702	$56,706
	04/11/2014								7,052	$85,047
Catherine David	04/06/2012						3,220	$38,833
	04/12/2013						4,970	$59,938
	04/11/2014						8,986	$108,371
	10/16/2014						40,760	$491,566
	04/06/2012								3,900	$47,034
	04/12/2013								5,197	$62,676
	04/11/2014								7,863	$94,828
	04/06/2012								14,797	$178,452
	04/12/2013								11,590	$139,775
	04/11/2014								5,617	$67,741
	04/11/2014								8,425	$101,606
Sharon M. Leite	04/06/2012						2,749	$33,153
	04/12/2013						4,260	$51,376
	04/11/2014						8,359	$100,810
	10/16/2014						40,760	$491,566
	04/06/2012								3,329	$40,148
	04/12/2013								4,455	$53,727
	04/11/2014								7,314	$88,207
	04/06/2012								12,632	$152,342
	04/12/2013								9,932	$119,780
	04/11/2014								5,225	$63,014
	04/11/2014								7,837	$94,514

(1)	For better understanding of this table, an additional column has been included showing the accounting award date (i.e., the Grant Date) of the stock options and restricted stock awards.

54    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

(2)	Time-based restricted stock awards to the NEOs, other than Mr. Smith, vest according to the following schedule:

Grant Date	Vesting
04/06/2012, 04/12/2013, and 04/11/2014	33%, 33%, and 34%, respectively, on each anniversary of the grant date provided that the participant is employed on the vesting date.
10/16/2014	50% on October 16, 2019 and 50% on October 16, 2020.
(3)

See footnote #6 to the “Summary Compensation Table for the Fiscal Years Ended February 28, 2015, March 1, 2014, and March 2, 2013” above for more information regarding these awards. The time-based restricted stock awards received by Mr. Smith on March 3, 2013, March 2, 2014 and March 1, 2015 vest 60,000 shares per year on the last day of the fiscal year in which they were issued and on the last day of each of the following two fiscal years, provided Mr. Smith is employed on the last day of each such fiscal year.

(4)

Performance-based restricted stock awards to the NEOs, other than Mr. Smith, vest according to the following schedule, provided that the participant is employed on the vesting date, which is the date of filing of Pier 1 Imports’ Annual Report on Form 10-K for the applicable fiscal year for Profit Goal performance-based shares and is within 30 days of the end of the measurement period for TSR performance-based shares.

Grant Date	Shares Vest	Performance Measure	Measurement Periods
04/06/2012	33%, 33% and 34%	Profit Goal	Fiscal 2013, 2014, 2015
04/12/2013	33%, 33% and 34%	Profit Goal	Fiscal 2014, 2015, 2016
04/11/2014	33%, 33% and 34%	Profit Goal	Fiscal 2015, 2016, 2017
04/06/2012	100% (cliff vest)	TSR v. peers	End of fiscal 2015
04/12/2013	100% (cliff vest)	TSR v. peers	End of fiscal 2016
04/11/2014	100% (cliff vest)	TSR v. peers	End of fiscal 2017
04/11/2014	100% (cliff vest)	e-Commerce sales	End of fiscal 2017
Number of shares shown for TSR performance-based shares and e-Commerce sales performance-based shares is the maximum amount. Number of shares for Profit Goal performance-based shares is the target and maximum amount. The threshold, target, and maximum amount of performance-based shares for fiscal 2015 is shown above in the table included under the caption “Grants of Plan-Based Awards for the Fiscal Year ended February 28, 2015.”

(5)

Performance-based restricted stock awards awarded to Mr. Smith vest according to the schedule below, provided that he is employed on the last day of the applicable fiscal year for Profit Goal performance-based shares and on the vesting date for TSR performance-based shares. Achievement for Profit Goal performance-based shares is determined upon filing of Pier 1 Imports’ Annual Report on Form 10-K for the applicable fiscal year and vesting for TSR performance-based shares is within 30 days of the end of the measurement period.

Grant Date	Shares Vesting Annually	Performance Measure	Measurement Periods
02/26/2012	62,500	Profit Goal	Fiscal 2013, 2014, 2015
03/03/2013	40,000	Profit Goal	Fiscal 2014, 2015, 2016
03/02/2014	40,000	Profit Goal	Fiscal 2015, 2016, 2017
03/03/2013	75,000 (cliff vest)	TSR v. peers	End of fiscal 2016
03/02/2014	75,000 (cliff vest)	TSR v. peers	End of fiscal 2017

Number of shares shown for TSR performance-based shares is the maximum amount. Number of shares shown for Profit Goal performance-based shares is the target and maximum amount. The threshold, target and maximum amount of performance-based shares for fiscal 2015 is shown above in the table included under the caption “Grants of Plan-Based Awards for the Fiscal Year ended February 28, 2015.”

Option Exercises and Stock Vested Table for the Fiscal Year Ended February 28, 2015

The following table provides information for each NEO about (a) stock option exercises during fiscal 2015, including the number of shares acquired upon exercise and the value realized, and (b) the number of shares for which forfeiture restrictions lapsed upon the vesting of restricted stock awards and the value realized. In each event the value realized is before payment of any applicable withholding tax and broker commissions.

Name	Option Awards (1)		Stock Awards (2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alexander W. Smith	0	—	306,910	$4,463,968
Charles H. Turner (retired February 10, 2015)	0	—	21,322	$387,030

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    55

EXECUTIVE COMPENSATION

Name	Option Awards (1)		Stock Awards (2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Laura A. Coffey	0	—	7,891	$143,199
Michael R. Benkel	10,000	$119,171	13,921	$252,620
Catherine David	0	—	17,867	$324,247
Sharon M. Leite	0	—	15,442	$280,250

(1)

The value realized on the exercise of options is equal to the amount per share at which the NEO sold shares acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the option times the number of shares acquired on exercise of the options.

(2)

The value realized on the vesting of restricted stock awards is equal to the closing market price of Pier 1 Imports common stock on the date of vesting (or the last trading day before vesting, if applicable) times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

Pension Benefits Table for the Fiscal Year Ended February 28, 2015

Messrs. Smith and Turner participate in a plan which was adopted by Pier 1 Imports in 1995 and is known as the Supplemental Retirement Plan. The plan provides that upon death, disability, retirement, or termination of employment (including termination of employment in certain circumstances within 24 months of a change in control, commonly referred to as a “double-trigger”) for reasons other than cause (as defined in the plan) each participant will receive a life annuity based on an annual benefit which generally equals 60% of the participant’s highest three-year average of annual salary and bonus offset by Social Security retirement benefits. Messrs. Smith and Turner are each entitled to a lump-sum payment of the actuarial equivalent of their respective benefit. Mr. Turner’s annual life annuity amount cannot exceed $500,000. Mr. Smith’s benefit calculation is not subject to this limitation. For certain participants the plan also provides that in the event of disability or retirement, those participants and their dependents have the lifetime right to participate in comparable major medical and hospitalization insurance coverage as made available generally to Pier 1 Imports employees and their dependents. If the executive elects such coverage, he or she must pay a portion of the total premium. In the event of termination of employment for reasons other than cause and prior to retirement eligibility, the participant and his or her dependents have the right to participate in such comparable major medical and hospitalization insurance coverage during the 15 years immediately after the date the participant attains age 65. If the participant elects such coverage, he or she must pay the total premium associated with the coverage.

The following table shows the present value of each NEO’s total accumulated benefit under Pier 1 Imports’ Supplemental Retirement Plan as of the fiscal year ended February 28, 2015.

Name	Number of Years Credited Service (1) (#)	Present Value of Accumulated Benefit (2) ($)	Payments During Last Fiscal Year (3) ($)
Alexander W. Smith	15.67	$19,095,547	$0
Charles H. Turner (retired February 10, 2015)	24	$8,435,708	$0
(1)

For Mr. Turner, the number of years of credited service for plan purposes equals the years of credited vesting service as determined by Pier 1 Imports’ 401(k) plan for the participant, regardless of whether the participant is actually participating in the 401(k) plan. The years of credited service shown for Mr. Turner equals his years of employment with Pier 1 Imports. Pursuant to his initial employment agreement, Mr. Smith was entitled to participate in the Supplemental Retirement Plan so as to achieve the same level of benefit as his accrued benefit under the supplemental executive retirement plan of his former employer. Therefore, in fiscal 2008 Mr. Smith was credited with 10 years of plan participation upon enrollment in the plan and 6.67 years of credited service as of his employment date with Pier 1 Imports. The additional 6.67 years of credited service accounts for $8,128,098 of his total present value of accumulated benefit of $19,095,547. As of the end of fiscal 2015, Mr. Smith has achieved nine additional years of credited service based upon his employment date.

(2)	Includes the present value of medical insurance premiums payable in the event of early retirement.

(3)

Mr. Turner retired from Pier 1 Imports on February 10, 2015. As of his retirement date, he had earned an early retirement benefit payment of $7,573,981 under the Supplemental Retirement Plan. The benefit will be paid after August 10, 2015. In addition, the present value of medical insurance premiums was $861,727 when he retired.

Benefits under the plan for each participant are prorated for years of credited service with Pier 1 Imports of less than 20 years. In addition, each participant becomes vested in that benefit based on years of plan participation and is fully vested at 10 years. Messrs. Smith and Turner each have more than 10 years of plan participation.

Normal retirement under the plan requires a participant’s attainment of age 65. A participant qualifies for early retirement if the participant has at least 10 years of plan participation and retires at or after age 55 and before age 65. If a participant retires from

56    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

Pier 1 Imports after age 55 but before age 65, the calculated benefit prior to adjustment for Social Security benefits is reduced by 5% for each year that retirement precedes age 65. Mr. Turner qualified for early retirement upon his retirement from Pier 1 Imports. Mr. Smith is eligible for early retirement.

Refer to note #5 to the Pier 1 Imports, Inc. consolidated financial statements in the 2015 Form 10-K for a discussion of the valuation method and material assumptions applied in quantifying the present value of the current accrued benefit for the plan as shown above.

Non-Qualified Deferred Compensation Table for the Fiscal Year Ended February 28, 2015

The following table shows the value as of the fiscal year ended February 28, 2015 of each NEO’s total benefit under the non-qualified deferred compensation plans of Pier 1 Imports in which the executive participates. Pier 1 Imports’ non-qualified deferred compensation plans are:

•

Pier 1 Benefit Restoration Plan II — The Pier 1 Benefit Restoration Plan II (“BRP II”) permitted select members of management and highly compensated employees of Pier 1 Imports to defer compensation. Additionally, Pier 1 Imports recognized the value of the past and present services of employees participating in the BRP II by making matching contributions to employee deferrals plus paying interest on the deferral and match amounts.

BRP II participants could defer pre-tax amounts of up to 20% of their compensation (generally W-2 earnings). Participants’ contributions and the interest earned on those contributions are fully vested. No loans are permitted. Pier 1 Imports’ matching contribution was (i) 100% of the first one percent of the participant’s compensation deferral, and (ii) 50% of the next four percent of the participant’s compensation deferral. Matching contributions and the interest earned on those contributions are subject to the same vesting requirements as Pier 1 Imports’ 401(k) retirement plan regardless of whether the participant is actually participating in the 401(k) plan. The 401(k) vesting schedule is 20% per year of service (as defined in the plan) beginning with two years of service. Participants are fully vested in Pier 1 Imports’ matching contributions plus earnings at six years of service with Pier 1 Imports.

Each participant’s deferral amount plus the Pier 1 Imports match is credited at least quarterly with an amount of interest at an annual rate equal to a daily average Moody’s Corporate Bond Index plus 1%. Over the last three fiscal years, the annual interest rates have ranged from 4.72% to 5.81%. During fiscal 2015, the interest rates were 5.07% through December 31, 2014 and 5.28% January 1, 2015 through February 28, 2015. Unless participants elect to have their account balance paid out to them in five annual installments, then upon separation from Pier 1 Imports their current balance is paid out to them in a lump-sum distribution, subject to delay as required by the deferred compensation taxation laws generally referred to as “409A.”

During fiscal 2011, BRP II was closed to further deferral elections by participants. The final participant contributions and Pier 1 Imports matching contributions to BRP II were credited to the plan in fiscal 2012. Account balances in BRP II will continue to earn interest at an annual rate as described above. Effective January 1, 2011, the Pier 1 Imports, Inc. Deferred Compensation Plan (“DCP”) described below was adopted.

•

Pier 1 Imports, Inc. Deferred Compensation Plan — The DCP permits select members of management and highly compensated employees of Pier 1 Imports to defer up to 50% of their compensation (generally W-2 earnings). Participants’ compensation deferrals and earnings on those deferrals are fully vested. No loans are permitted. Pier 1 Imports’ matching contribution is (i) 100% of the first one percent of the participant’s compensation deferral, and (ii) 50% of the next four percent of the participant’s compensation deferral. Matching contributions and the earnings on those contributions are subject to the same vesting requirements as Pier 1 Imports’ 401(k) retirement plan regardless of whether the participant is actually participating in the 401(k) plan. The 401(k) plan’s vesting schedule is 20% per year of service (as defined in the plan) beginning with two years of service. Participants are fully vested in Pier 1 Imports’ matching contributions plus earnings at six years of service with Pier 1 Imports.

Pier 1 Imports may credit to any participant’s account an amount it determines in its sole and complete discretion. A participant is vested in a discretionary contribution in accordance with a vesting schedule, which could be time-based, performance-based, or both, as determined by Pier 1 Imports. If vesting is time-based, then no vesting can occur for a period of twelve months from the date the discretionary contribution is credited to the participant’s account. If vesting is performance-based, then the performance period cannot end on or before the date that is the six-month anniversary of the date the discretionary contribution is credited to the participant’s account. No discretionary contributions were made to any NEOs in fiscal 2015.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    57

EXECUTIVE COMPENSATION

Each participant may allocate their deferral amounts and Pier 1 Imports’ matching contributions and any discretionary contributions among different deemed investment crediting options, which cover various asset classes. Participant accounts are credited with the same earnings or losses as the deemed investment crediting options and are subject to the same investment risk as an actual investment in the deemed investment crediting options. Subject to plan rules, participants may elect to have their deferral account balance paid to them while employed or after separation from Pier 1 Imports; provided, however, that upon separation of employment, any unpaid amounts elected to be paid while employed will be paid after separation of employment. Vested matching account balances are distributed to participants only after separation from Pier 1 Imports.

Trusts have been established for the purpose of setting aside funds to be used to settle obligations under the non-qualified deferred compensation plans described above. Refer to note #5 to the Pier 1 Imports, Inc. consolidated financial statements in the 2015 Form 10-K for additional information about the trust assets.

Name	Executive Contributions in Last Fiscal Year (1) ($)	Registrant Contributions in Last Fiscal Year (2) ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year- End (5) ($)
Alexander W. Smith BRP II	N/A	N/A	$8,741	(3)	$0	$176,025
DCP	$60,577	$36,539	$66,865	(4)	$0	$1,411,816
Charles H. Turner (retired February 10, 2015) BRP II	N/A	N/A	$6,325	(3)	$0	$127,376	(6)
DCP	$45,308	$13,592	$10,719	(4)	$0	$150,333	(6)
Laura A. Coffey
BRP II	N/A	N/A	$7,824	(3)	$0	$157,575
DCP	$14,044	$8,426	$14,852	(4)	$0	$200,456
Michael R. Benkel BRP II	N/A	N/A	$1,854	(3)	$0	$37,339
DCP	$17,769	$10,661	$12,957	(4)	$0	$225,861
Catherine David BRP II	N/A	N/A	$7,313	(3)	$0	$147,272
DCP	$214,231	$12,854	$64,645	(4)	$0	$1,151,794
Sharon M. Leite BRP II	N/A	N/A	$918	(3)	$0	$18,482
DCP	$3,077	$1,846	$(485	) (4)	$0	$19,237
(1)

Reflects participation in the DCP by the NEOs during fiscal 2015. Executive contribution amounts are included in each NEO’s salary amount in the table included under the caption “Summary Compensation Table for the Fiscal Years Ended February 28, 2015, March 1, 2014, and March 2, 2013” above.

(2)

Reflects Pier 1 Imports’ matching contribution credited to the DCP account of each NEO during fiscal 2015. These amounts are also included as All Other Compensation in the table included under the caption “Summary Compensation Table for the Fiscal Years Ended February 28, 2015, March 1, 2014, and March 2, 2013” above.

(3)	Reflects interest earnings on BRP II accounts during fiscal 2015. The interest earnings are the total amount of interest payments received.

(4)	Reflects any earnings/losses of the deemed investment crediting options held in the participant’s DCP account.

(5)	All of the NEOs are fully vested in BRP II and DCP.

(6)	These amounts, subject to any earnings/losses, will be paid to Mr. Turner after August 10, 2015 in connection with his retirement.

Potential Payments upon Termination or Change in Control

The following table shows potential payments to the NEOs under existing contracts, agreements, plans or arrangements to which they are a party for various scenarios including a change in control or termination of employment, assuming the event occurred on February 28, 2015 and, where applicable, using the closing price of Pier 1 Imports common stock of $12.06 (the NYSE closing price on February 27, 2015). The table below does not include normal (versus early) retirement payout information because as of February 28, 2015 the only participant in Pier 1 Imports’ Supplemental Retirement Plan (the CEO) was not eligible for normal retirement. For additional information regarding the Supplemental Retirement Plan, see the information above under the caption “Pension Benefits Table for the Fiscal Year Ended February 28, 2015.” Potential payments to the NEOs upon termination of employment under Pier 1 Imports’ non-qualified deferred compensation arrangements are discussed above under the caption “Non-Qualified Deferred Compensation Table for the Fiscal Year Ended February 28, 2015.”

All stock options granted to the NEOs are fully vested. Vested stock options and their exercise prices are shown above in the table included under the caption “Outstanding Equity Awards Table for the Fiscal Year Ended February 28, 2015.”

58    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

These disclosures are based on the terms and provisions of the agreements, plans and arrangements as they existed at the end of Pier 1 Imports’ fiscal 2015, and Pier 1 Imports’ interpretation of those terms and provisions at that time. One or more of the plans identified may allow the administrative committee of such plan to amend the plan or award agreements pursuant to the plan, subject in particular situations to certain restrictions. In such an event, the disclosures shown below would vary depending on the amendment or restriction.

Mr. Smith’s employment agreement contains non-solicitation and non-competition terms binding Mr. Smith for one year following termination of employment. Additionally, stock option grants under the Pier 1 Imports, Inc. 1999 Stock Plan and the Pier 1 Imports, Inc. 2006 Stock Incentive Plan are subject to certain non-competition, non-solicitation and confidentiality agreements that if violated by an optionee during employment, or within three years after termination of employment in the event of early retirement, will result in termination of the option grant.

Mr. Turner retired from Pier 1 Imports on February 10, 2015. A lump sum of $1,083,293 was paid to Mr. Turner pursuant to a confidential retirement agreement and general release, dated March 16, 2015, entered into between Pier 1 Imports and Mr. Turner in connection with his retirement. As of his retirement date, Mr. Turner had earned an early retirement benefit payment of $7,573,981 under the Supplemental Retirement Plan. In addition, the present value of medical insurance premiums was $861,727 when he retired.

Name	Voluntary Termination ($)		Early Retirement ($)			Voluntary Good Reason Termination ($)		Involuntary Without Cause Termination ($)		For Cause Termination ($)	Change in Control ($)		Death ($)		Disability ($)
Alexander W. Smith
Employment Agreement
Compensation/Benefits	$0			N/A		$2,500,000	(7)	$2,500,000	(7)	$0	$0	(7)	$0		$312,500	(7)
Supplemental Retirement Plan(1)
Benefit Payment	$18,715,233			$18,715,233		$18,715,233		$18,715,233		$0	$21,244,595		$8,894,335		$24,008,532
Insurance Premiums	$380,314			$380,314		$380,314		$380,314		$0	$380,314		$0		$380,314
Restricted Stock Awards
Time-based	$0	(2)		N/A	(3)	$2,170,800	(7)	$2,170,800	(7)	$0 (2)	$0	(5)	$0	(6)	$0	(6)
Performance-based
Profit Goal Shares	$0	(2)		N/A	(3)	$3,655,265	(7)	$3,655,265	(7)	$0 (2)	$0	(5)	$0	(6)	$0	(6)
TSR Shares	$0	(2)		N/A	(3)	$1,809,000	(7)	$1,089,000	(7)	$0 (2)	$0	(5)	$0	(6)	$0	(6)
Laura A. Coffey
Restricted Stock Awards
Time-based	$0	(2)		N/A	(3)	$0	(2)	$93,007	(4)	$0 (2)	$93,007	(5)	$93,007	(6)	$93,007	(6)
Performance-based
Profit Goal Shares	$0	(2)	$	N/A	(3)	$0	(2)	$91,572	(4)	$0 (2)	$91,572	(5)	$91,572	(6)	$91,572	(6)
TSR Shares	$0	(2)	$	N/A	(3)	$0	(2)	$170,167	(4)	$0 (2)	$170,167	(5)	$170,167	(6)	$170,167	(6)
E-Commerce Shares	$0	(2)	$	N/A	(3)	$0	(2)	$46,310	(4)	$0 (2)	$46,310	(5)	$46,310	(6)	$46,310	(6)
Michael R. Benkel
Restricted Stock Awards
Time-based	$0	(2)		N/A	(3)	$0	(2)	$169,093	(4)	$0 (2)	$169,093	(5)	$169,093	(6)	$169,093	(6)
Time-based (Career Share Grants)	$0	(2)		N/A	(3)	$0	(2)	$491,566	(4)	$0 (2)	$491,566	(5)	$491,566	(6)	$491,566	(6)
Performance-based
Profit Goal Shares	$0	(2)		N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$166,512	(5)	$0	(6)	$0	(6)
TSR Shares	$0	(2)		N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$310,147	(5)	$0	(6)	$0	(6)
E-Commerce Shares	$0	(2)		N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$85,047	(5)	$0	(6)	$0	(6)
Catherine David
Restricted Stock Awards
Time-based	$0	(2)		N/A	(3)	$0	(2)	$207,143	(4)	$0 (2)	$207,143	(5)	$207,143	(6)	$207,143	(6)
Time-based (Career Share Grants)	$0	(2)		N/A	(3)	$0	(2)	$491,566	(4)	$0 (2)	$491,566	(5)	$491,566	(6)	$491,566	(6)
Performance-based
Profit Goal Shares	$0	(2)		N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$204,538	(5)	$0	(6)	$0	(6)
TSR Shares	$0	(2)		N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$385,968	(5)	$0	(6)	$0	(6)
E-Commerce Shares	$0	(2)		N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$101,606	(5)	$0	(6)	$0	(6)

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    59

EXECUTIVE COMPENSATION

Name	Voluntary Termination ($)		Early Retirement ($)		Voluntary Good Reason Termination ($)		Involuntary Without Cause Termination ($)		For Cause Termination ($)	Change in Control ($)		Death ($)		Disability ($)
Sharon M. Leite
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$0	(2)	$185,338	(4)	$0 (2)	$185,338	(5)	$185,338	(6)	$185,338	(6)
Time-based (Career Share Grants)	$0	(2)	N/A	(3)	$0	(2)	$491,566	(4)	$0 (2)	$491,566	(5)	$491,566	(6)	$491,566	(6)
Performance-based
Profit Goal Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$182,082	(5)	$0	(6)	$0	(6)
TSR Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$335,135	(5)	$0	(6)	$0	(6)
E-Commerce Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$94,514	(5)	$0	(6)	$0	(6)

(1)

The amounts shown for voluntary termination, voluntary good reason termination and involuntary without cause termination represent a lump-sum amount of the actuarial equivalent of benefits under the Supplemental Retirement Plan for Mr. Smith given his eligibility for early retirement under the plan. The amount shown for change in control represents the present value of the lump-sum amount of the actuarial equivalent of the benefits for Mr. Smith assuming he is involuntarily terminated other than for cause, or left the employment of Pier 1 Imports for good reason (as defined in the plan), on February 28, 2015, and that such date is within 24 months of a change in control (as defined in the plan) of Pier 1 Imports. The amount shown for death represents the retirement benefit that would have been provided had Mr. Smith had a separation of service by reason of retirement on the day before death with a 50% joint and survivor annuity form. The amount shown for disability represents the present value of the lump-sum amount of the actuarial equivalent of benefits that would be calculated under normal retirement, with the time from the separation date to the date Mr. Smith would attain the age of 65 included in years of credited service.

(2)

Generally, under grant agreements pursuant to the 2006 plan, termination of employment for any reason results in a forfeiture to Pier 1 Imports of all unvested restricted stock awards. However, as discussed in footnote #7 below, all shares of Mr. Smith’s restricted stock awarded pursuant to his employment agreement vest in the event of a voluntary good reason termination or an involuntary without cause termination. The amounts shown in the table assume that the acceleration of vesting discussed in footnote #4 or #5 below does not occur upon a voluntary termination of employment.

(3)

Under the 2006 plan the administrative committee may, in its discretion, notwithstanding the grant agreement, upon a participant’s retirement fully vest any and all Pier 1 Imports common stock awarded pursuant to a restricted stock award. Although the plan does not define retirement, for the purposes of this table, eligibility for early retirement assumes attainment of age 55 plus 15 years of service with Pier 1 Imports, and eligibility for normal retirement assumes age 65 regardless of years of service. These are the same parameters for early retirement and normal retirement used in Pier 1 Imports’ stock option awards. As of February 28, 2015, Messrs. Smith and Benkel and Mmes. Coffey, David and Leite are respectively ages 62, 46, 48, 51 and 52. Although Mr. Smith has attained the age of 55, he does not have 15 years of service with Pier 1 Imports to be eligible for early retirement under the above assumption.

(4)

Under the 2006 plan the administrative committee may, in its discretion, notwithstanding the grant agreement, upon termination without cause, fully vest any and all Pier 1 Imports common stock awarded pursuant to a restricted stock award, unless the award was granted to a “covered employee” (as defined in the applicable Treasury Regulations) and the award was designed to meet the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986. The interim chief financial officer, Ms. Coffey, is not included as a “covered employee” under the applicable Treasury Regulations. Mr. Smith’s restricted stock awards are governed by his employment agreement and no assumption is made regarding administrative committee action fully vesting those awards. The amount shown assumes the administrative committee fully vested any and all time-based restricted stock grants and Ms. Coffey’s performance-based restricted stock grants under the 2006 plan. Value shown is the NYSE closing price on February 27, 2015, of $12.06 per share times the number of shares.

(5)

Under the 2006 plan the administrative committee may, in its discretion, upon a corporate change (as defined in the plan) fully vest any or all common stock awarded pursuant to a restricted stock award. Mr. Smith’s restricted stock awards are governed by his employment agreement and no assumption is made regarding administrative committee action fully vesting those awards. Assuming the administrative committee fully vested the other NEOs’ restricted stock grants under the 2006 plan, then that amount is shown. Value shown is the NYSE closing price on February 27, 2015, of $12.06 per share times the number of shares.

(6)

Under the 2006 plan the administrative committee may, in its discretion, upon death or disability, fully vest a restricted stock award, unless the award was granted to a “covered employee” (as defined in the applicable Treasury Regulations) and the award was designed to meet the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986. The interim chief financial officer, Ms. Coffey, is not included as a “covered employee” under the applicable Treasury Regulations. Mr. Smith’s restricted stock awards are governed by his employment agreement and no assumption is made regarding administrative committee action fully vesting those awards. The amounts shown assume that the administrative committee fully vested the other NEOs’ time-based restricted stock grants and Ms. Coffey’s performance-based restricted stock grants under the 2006 plan. Value shown is the NYSE closing price on February 27, 2015, of $12.06 per share times the number of shares.

(7)

If Mr. Smith’s employment ended as of the end of fiscal 2015 due to a voluntary good reason termination or an involuntary without cause termination, pursuant to his employment agreement Mr. Smith would be entitled to receive a severance amount equal to two times Mr. Smith’s then-existing base salary and all restricted stock that has been awarded to Mr. Smith would vest. In the event of Mr. Smith’s disability which results in termination of employment, pursuant to his employment agreement, Mr. Smith would be entitled to receive 13 weeks of compensation and benefits. After the 13-week period, Mr. Smith would participate in any Pier 1 Imports short- or long-term disability plans for which he is eligible. A change in control of Pier 1 Imports is specifically excluded as grounds by either Pier 1 Imports or Mr. Smith to terminate the employment agreement and a change in control of Pier 1 Imports does not constitute “good reason” under that agreement. Mr. Smith’s employment agreement is described in the Compensation Discussion and Analysis above under the caption “Executive Compensation Components – Chief Executive Officer Compensation.”

60    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

OTHER BUSINESS

OTHER BUSINESS

Pier 1 Imports does not plan to act on any matters at the meeting other than those described in this proxy statement. If any other business should properly come before the meeting, the persons named in the proxy will vote as described above under the question “Could other matters be decided at the annual meeting?”.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING OF SHAREHOLDERS

To be included in the proxy statement relating to the 2016 annual meeting of shareholders, shareholder proposals made pursuant to SEC Rule 14a-8 must be received by Pier 1 Imports’ corporate secretary no later than 5:00 p.m., local time, January 15, 2016.

In order to bring a matter before the 2016 annual meeting of shareholders that is not contained in the proxy statement, a shareholder must comply with the shareholder criteria, advance notice, shareholder information and other provisions of Pier 1 Imports’ bylaws governing shareholders bringing matters before the annual meeting. Pier 1 Imports’ bylaws require that it receive written notice of the matter in proper form with the requisite materials and information no earlier than February 26, 2016, and no later than March 27, 2016. You may contact Pier 1 Imports’ corporate secretary to find out what specific information regarding the matter must be included with the advance notice.

YOUR VOTE IS IMPORTANT

You are encouraged to let Pier 1 Imports know your preferences by voting over the Internet or by telephone, or, should you request one, by completing and returning a proxy card or voting instruction form.

Michael A. Carter

Senior Vice President, Compliance and General Counsel, Secretary

May 14, 2015

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    61

APPENDIX A

APPENDIX A

PIER 1 IMPORTS, INC. 2015 STOCK INCENTIVE PLAN

(Omnibus Plan)

I. PURPOSE OF THE PLAN

The purpose of the PIER 1 IMPORTS, INC. 2015 STOCK INCENTIVE PLAN (the “Plan”) is to provide a means through which PIER 1 IMPORTS, INC., a Delaware corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, and Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee or Director as provided herein. The Plan also provides for granting Director Deferred Stock Units to Directors who are not employees of the Company.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan:

(a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b) “Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Phantom Stock Award or Director Deferred Stock Unit Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(e) “Committee” means the Compensation Committee of the Board unless another committee is designated by the Board as provided in Paragraph IV(a).

(f) “Common Stock” means the common stock, par value $0.001 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XII.

(g)	“Company” means Pier 1 Imports, Inc., a Delaware corporation.

(h) “Corporate Change” shall mean any of the following events: (i) the consummation of a merger or consolidation to which the Company is a party if the stockholders of the Company who were stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than fifty percent (50%) of the total combined voting power for election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation; (ii) the date of the acquisition or holding of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing in the aggregate thirty percent (30%) or more of the total combined voting power of the Company’s then issued and outstanding voting securities by any person, entity or group of associated persons or entities acting in concert, other than any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding such securities for or pursuant to the terms of any such plan;

62    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

APPENDIX A

(iii) the date of the election of members of the Board at a meeting of stockholders or by written consent, the majority of which were not nominated by the Board or a committee of the Board; (iv) the consummation of the sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned subsidiary of the Company; or (v) the date of the approval by the stockholders of the Company of any plan or proposal for the liquidation of the Company or of its subsidiaries (other than into the Company).

(i) “Director” means an individual who is a member of the Board.

(j) “Director Annual Retainer Payment” means the portion of a Director Compensation Payment that includes the Director’s base annual retainer payment, excluding any payments for meeting fees and/or retainer payments for any committee chair position or the chairman of the board position.

(k) “Director Compensation Payment” means a payment to a Director of a Director’s retainer fee or a Director’s meeting fee.

(l) “Director Deferred Stock Unit Award” means an Award of deferred stock units granted under Paragraph XI of the Plan.

(m) “Effective Date” means the date of approval of this Plan by the Company stockholders which date is [June 25, 2015].

(n) An “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the composite transactions table for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. The “Fair Market Value” will be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, then the “Fair Market Value” of the Common Stock will be the average of the bid and ask prices (or, if more than one in either case, the average of the average bid and the average ask prices) for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or similar organization. If the Common Stock is not so quoted, the “Fair Market Value” of the Common Stock will be such other amount as the Committee may ascertain reasonably to represent such “Fair Market Value.” All such determinations of “Fair Market Value” shall be in accordance with the requirements of Treasury Regulation section 1.409A-1(b)(5)(iv), or its successor.

(q) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(r) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and options that do not constitute Incentive Stock Options to purchase Common Stock.

(s) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(t) “Participant” means an employee or Director who has been granted an award.

(u) “Performance Award” means an Award granted under Paragraph IX of the Plan.

(v) “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.

(w) “Performance Measures” means performance measures established by the Committee that are based on one or more, either individually, alternatively or in any combination, of (1) the Fair Market Value of Common Stock, (2) the Company’s earnings per share, (3) the Company’s or an Affiliate’s market share, (4) the market share of a business unit and/or retail channel, division or other operation of the Company designated by the Committee, (5) the Company’s or an Affiliate’s sales, (6) the sales of a business unit and/or sales through a retail channel, or sales through a division or other operation of the Company designated by the Committee, (7) the net income of the Company, an Affiliate, business unit, retail channel, division or other operation of the Company designated by the Committee, (8) the cash flow (including one or more of cash flows from operating, investing and financing activities) or return on investment of the Company, an Affiliate, business unit, retail channel, division or other operation of the Company designated by the Committee, (9) the earnings or income before or after interest, taxes, depreciation, and/or amortization of the Company, an Affiliate, business unit, retail channel, division or other operation of the Company designated by the Committee (including but not limited to earnings [including one or more of net profit after tax; gross profit; operating profit; earnings before interest; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; and net earnings], earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income and margins [including one or more of gross, operating and net income margins]), (10) economic value (measured by factors such as sales, revenues, costs,

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    63

APPENDIX A

expenses, returns [including one or more of return on actual or proforma assets, net assets, non-cash assets, equity, common equity, investment, capital, invested capital, and net capital employed], economic value added, cash generation, cost reductions, unit volume, working capital and strategic plan development and implementation), (11) the return on capital, invested capital, assets or stockholders’ equity achieved by the Company or an Affiliate, or (12) the total stockholders’ return (including total stockholder return relative to an index or peer group) achieved by the Company. Performance Measures established for an Award may thereafter be subject to adjustment for specified significant unusual or non-recurring or recurring non-cash items or events, including but not limited to (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (now codified as the Financial Accounting Standards Board’s Accounting Codification Standards subtopic 225-20, Extraordinary and Unusual Items) and/or unusual or non-recurring items discussed in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) discontinued operations, acquisitions or divestitures; and (g) foreign exchange and/or currency translation gains and losses. To the extent any such adjustment is to be effected with respect to an Award, it shall be prescribed in a form that meets the requirements of section 162(m) of the Code for deductibility if the Committee, in its sole discretion, determines that loss of deductibility is a significant exposure for the Company. The Performance Measures may be absolute, relative to one or more other companies, relative to one or more indexes, or relative to one or more index or peer group, and may be contingent upon future performance of the Company or any Affiliate, division (including business units and lines of business), or department thereof.

(x) “Phantom Stock Award” means an Award granted under Paragraph X of the Plan.

(y) “Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

(z) “Plan” means the Pier 1 Imports, Inc. 2015 Stock Incentive Plan (Omnibus Plan), as amended from time to time.

(aa) “Prior Plan” means the Pier 1 Imports, Inc. 2006 Stock Incentive Plan (Omnibus Plan).

(bb) “Restricted Stock Award” means an Award of restricted stock granted under Paragraph VIII of the Plan.

(cc) “Restricted Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(dd) “Restricted Stock Unit Award” means an Award of restricted stock units granted under Paragraph VIII of the Plan.

(ee) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Unit Award.

(ff) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(gg) “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan was approved and adopted by the Board on April 2, 2015, subject to approval by the stockholders of the Company at the Annual Meeting of Shareholders to be held on June 25, 2015, or any adjournment or postponement of the meeting. The date of the approval of Plan by the Company’s stockholders shall be the Effective Date of the Plan and that date shall be inserted in the definition of “Effective Date” above. No further Awards may be granted under the Plan after ten (10) years from the Effective Date. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards and all Restricted Stock Unit Awards granted under the Plan have vested or been forfeited, all Performance Awards and Phantom Stock Awards have been satisfied, expired, or forfeited and all Director Deferred Stock Unit Awards have been satisfied.

IV. ADMINISTRATION

(a) Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board or any duly appointed subcommittee of the Committee, that shall be comprised solely of two (2) or more outside Directors (within the

64    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

APPENDIX A

meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3 promulgated under the Exchange Act).

(b) Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option, Restricted Stock Award or Restricted Stock Unit Award, the number of shares subject to or the value of each Performance Award, and the value of each Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees or Directors, their present and potential contribution to the Company’s success and such other factors as the Committee in its sole discretion shall deem relevant.

(c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

(d) Delegation of Powers. The Committee may from time to time and in its sole discretion delegate any and all of its powers to the Chief Executive Officer of the Company or to an officer or a group of officers of the Company; provided, however, that the Committee shall not delegate any powers or responsibilities if such delegation would result or potentially result in an Award which is intended to qualify as performance-based compensation for purposes of section 162(m) of the Code failing to qualify as such performance-based compensation. The powers of delegation pursuant to this paragraph include but are not limited to the Committee’s powers to administer the Plan, to interpret provisions of the Plan and to grant Awards under the Plan, insofar as such administration, interpretation and power to grant Awards relates to any person who is not subject to Section 16 of the Exchange Act (including any successor section to the same or similar effect). The Committee may revoke any delegation of its powers at any time and may put any conditions or restrictions on any powers which it has delegated as it determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and a person or group of persons to whom powers of determination or interpretation have been delegated by the Committee, the determination or interpretation, as applicable, of the Committee shall be conclusive.

V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

(a) Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XII(b), the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed (i) 2,500,000 shares plus (ii) the number of shares of Common Stock which remained available for grant under the Prior Plan as of the Effective Date (which amount is 2,924,592 shares as of April 27, 2015) increased by the number of shares of Common Stock subject to outstanding awards, as of the Effective Date, under the Prior Plan (which amount is 3,551,658 shares as of April 27, 2015) that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Common Stock). The aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options shall not exceed 2,500,000 shares. Shares shall be deemed to have been issued under the Plan only to the extent actually granted pursuant to an Award; provided, however, that the Committee shall not grant any Award which potentially will result in the issuance of shares of Common Stock if such issuance would cause the Plan to exceed the limits described in the preceding two sentences if all Options then outstanding were exercised in full by participants. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. Notwithstanding the foregoing, the following shares of Common Stock shall not again be available for the grant of an Award under the Plan: (y) shares surrendered in payment of the exercise price or purchase price of an Award and (z) shares withheld for payment of applicable employment taxes and/or withholding obligation associated with an Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 750,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph XII(b)) and the maximum amount

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    65

APPENDIX A

of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $4 million. The limitations set forth in the preceding sentence shall be applied in a manner that will permit awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled.

(b) Grant of Awards. The Committee may from time to time grant Awards to one or more employees or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

(c) Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

VI. ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are employees or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations and restrictions set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Phantom Stock Award, a Director Deferred Stock Unit Award or any combination thereof.

VII. STOCK OPTIONS

(a) Option Period. The term of each Option shall be ten (10) years from the date of grant, unless a shorter term is specified by the Committee at the time of grant. No option shall be exercisable after ten (10) years from the date of grant.

(b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee; provide, however, no Option will be exercisable prior to the expiration of a one year period from the date of grant unless exercisable by retirement, death or disability as specified in an Option Agreement.

(c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of employment or service as a Director (by retirement, disability, death or otherwise), as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such

66    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

APPENDIX A

option price. Moreover, an Option Agreement may provide for a “cashless exercise” or “net share exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. The terms and conditions of Option Agreements need not be identical. Subject to the consent of the Participant, except where such consent is not required pursuant to Paragraph XII(c), the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

(e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XII(b), such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option, to the extent the Company issues stock certificates in lieu of uncertificated shares designated to a grantee in book-entry form on the records of the Company’s transfer agent.

(f) Restrictions on Repricing of Options. Except as provided in Paragraph XII, the Committee may not, without approval of the stockholders of the Company, seek to effect any re-pricing of any previously granted “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) cancelling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units, Performance Award or Phantom Stock Award in exchange; or (iii) cancelling or repurchasing the underwater Options or Stock Appreciation Rights for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Company Common Stock covered by such Award is less than the exercise price of the Award.

(g) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased upon exercise of the Option and for which certificates of stock have been registered in the Participant’s name.

(h) Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become employees or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

(i) No Dividend Equivalents. No grant of an Option or Stock Appreciation Right may provide for dividends, dividend equivalents or other similar distributions to be paid on such Option or Stock Appreciation Right.

VIII. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

(a) Forfeiture Restrictions to be Established by the Committee. Restricted Stock Unit Awards and shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit the units or forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions applicable to an Award shall lapse upon (i) the attainment of one or more Performance Measures, (ii) the Participant’s continued employment with the Company or continued service as a Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award and each Restricted Stock Unit Award may have different Forfeiture Restrictions, in the discretion of the Committee. In no event shall the Forfeiture Restrictions with respect to a Restricted Stock Award or a Restricted Stock Unit Award lapse in full prior to the expiration of (i) a one-year period following the date of grant of the Award in the case of Forfeiture Restrictions that lapse upon the attainment of one or more Performance Measures or (ii) a three-year period following the date of grant of the Award in the case of Forfeiture Restrictions that lapse other than upon the attainment of one or more Performance Measures.

(b) Restricted Stock Award Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant or by uncertificated shares designated for such Participant in book-entry form on the records of the Company’s transfer agent for Common Stock. Any stock certificate issued with respect to a Restricted Stock Award shall bear the following or a similar legend: “The transferability of this certificate and the

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    67

APPENDIX A

shares of Common Stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in the Pier 1 Imports, Inc. 2015 Stock Incentive Plan and the Restricted Stock Award Agreement entered into between the registered owner and Pier 1 Imports, Inc. A copy of such plan and agreement is on file in the office of Pier 1 Imports, Inc., 100 Pier 1 Place, Fort Worth, Texas 76102.” Any Common Stock certificates or book-entry uncertificated shares evidencing such shares shall be held in custody by the Company’s transfer agent. Unless provided otherwise in a Restricted Stock Award Agreement, the Participant shall have the right to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Director (by retirement, disability, death or otherwise) or Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Award Agreement made in conjunction with the Award. Notwithstanding the foregoing, a Participant shall not have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award.

(c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d) Restricted Stock Unit Award Terms and Conditions. A Restricted Stock Unit Award is a right to receive cash or shares of Common Stock based upon a bookkeeping entry referencing a value expressed by reference to shares of Common Stock and subject to forfeiture pursuant to Forfeiture Restrictions. A Participant shall have no right to receive dividends or any other right and privilege of a shareholder with respect to Common Stock which is the measure of a Restricted Stock Unit Award. At the time of grant of a Restricted Stock Unit Award, the Committee may, in its sole discretion prescribe additional terms, conditions or restrictions relating to the Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Director (by retirement, disability, death or otherwise) or Participant prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Unit Award Agreement made in conjunction with the Award.

(e) Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards and Restricted Stock Unit Awards. Except as it would cause Plan or Award failure under section 409A of the Code, the Committee may, in its sole discretion and as of a date determined by the Committee, upon the occurrence of a Participant’s death, disability, retirement, or termination without cause, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award or any or all Restricted Stock Unit Awards of a Participant which are then still subject to Forfeiture Restrictions, and, upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Awards or Restricted Stock Unit Awards shall terminate as of such date. Any action by the Committee pursuant to this subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards or Restricted Stock Unit Awards held by any individual Participant.

(f) Restricted Stock Award Agreements and Restricted Stock Unit Award Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Award Agreement or Restricted Stock Unit Award Agreement, as applicable; setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of Restricted Stock Award Agreements or Restricted Stock Unit Award Agreements, as applicable, need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of subparagraph (e) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Award Agreement or Restricted Stock Unit Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

IX. PERFORMANCE AWARDS

(a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, whether the Award is to be an Award of shares of Common Stock or a cash Award, or both, the number of shares of Common Stock subject to or the maximum cash value of the Performance Award, as applicable, and the performance period over which the performance applicable to the Performance Award shall be measured.

68    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

APPENDIX A

(b) Performance Measures. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of Performance Measures and/or which provides for a reduction in the value of a Performance Award during the performance period. In no event shall a Performance Award which is an Award of shares of Common Stock vest in full prior to the expiration of a one-year period following the grant of the Award.

(c) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d) Payment. Following the end of the performance period for a Performance Award and in no event later than ten (10) years after the date of grant of such Performance Award, the holder of the Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to or the maximum cash value of the Performance Award, as applicable, based on the achievement of the Performance Measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award for a performance period shall be in full immediately following the end of such performance period but in no event later than the fifteenth day of the third calendar month after the later of the calendar year immediately following the calendar year within which the performance period ends or the taxable year of the Company immediately following the taxable year of the Company within which the performance period ends and may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement. If a Performance Award is to be paid in shares of Common Stock, the number of shares of such payment shall be determined based upon the Fair Market Value of the Common Stock on the date of payment or such other date as may be specified by the Committee in the Performance Award Agreement.

(e) Termination of Award. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to serve as a Director for the Company at all times during the applicable performance period, except as may be otherwise determined by the Committee.

(f) Performance Award Agreements. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.

(g) No Dividend Equivalents. No grant of Performance Award may provide for dividends, dividend equivalents or other similar distributions to be paid on such unvested Performance Award.

X. PHANTOM STOCK AWARDS

(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof, in cash), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option or a Stock Appreciation Right that is granted in tandem with an Option. Any Phantom Stock Award which is a Stock Appreciation Right shall have a maximum term of ten years and shall represent an Award that measures appreciation or increase in the Fair Market Value of Common Stock only with reference to appreciation over the Fair Market Value of the Common Stock which is the subject of the Award as of the date of grant thereof.

(b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant; provided, however, no Phantom Stock Award will vest in full prior to the expiration of a one year period from the date of its grant.

(c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d) Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide) or upon an exercise by a Participant of a payment right and in no event later than ten (10) years after the date of grant of such Phantom Stock Award, the holder of the Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested or exercised value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    69

APPENDIX A

thereof as determined by the Committee. Payment shall be made in full as soon as practicable following vesting or exercise of the Award, but in no event later than the fifteenth day of the third calendar month after the later of the calendar year immediately following the calendar year in which such vesting occurred or the taxable year of the Company immediately following the taxable year of the Company or within which such vesting occurred. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement.

(e) Termination of Award. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to serve as a Director of the Company at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

(f) Phantom Stock Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of Phantom Stock Award Agreements need not be identical.

XI. DIRECTOR DEFERRED STOCK UNIT AWARDS

(a) Director Deferred Stock. A Director Deferred Stock Unit Award provides deferral of part or all of a Director’s Director Compensation Payment into deferred stock units. Director Deferred Stock Unit Awards shall only be available to Directors who are not employees. A Director Deferred Stock Unit Award is a right to receive shares of Common Stock based upon a bookkeeping entry referencing a value expressed by reference to shares of Common Stock. Each Director who is not an employee may elect, in lieu of being paid any portion of a Director Compensation Payment in cash, to be awarded deferred stock units in an amount equal to the dollar amount of such Director Compensation Payment divided by the Fair Market Value of a share of Common Stock determined as of the date that such deferred Director Compensation Payment amount would otherwise have been paid to the Director in cash. Any such election shall be made in whole percentages, on a form prescribed by the Company, at the same percentage for all components of the Director Compensation Payment (i.e., such percentage would apply equally to the Director Annual Retainer Payment and any other fees included in the Director Compensation Payment). Any such election must be made on or before the December 31 of the calendar year prior to the calendar year or fiscal year in which the services for the Director Compensation Payment which such Director is deferring into deferred stock units will be rendered, and any such election shall be irrevocable as of such December 31. Notwithstanding the foregoing, the election described in the preceding sentence by an individual who has first become elected as a Director may be made before or within the 30-day period immediately following his or her election as a Director provided that the deferral effected by such election will only apply with respect to compensation earned for services rendered as a Director after the date such election was made. Any deferral portion of such Director Compensation Payment credited to such Director in the form of deferred stock units, in lieu of being paid to such Director in cash, shall be awarded additional deferred stock units in an amount equal to .25 times the dollar amount of the deferred portion of the Director Annual Retainer Payment divided by the Fair Market Value of a share of Common Stock determined as of the date that such deferred Director Compensation Payment amount would otherwise have been paid to the Director in cash.

(b) Dividends. Each time that a dividend is paid on Common Stock (other than a dividend of capital stock of the Company), a Director who is then credited with deferred stock units shall be credited with additional deferred stock units equal to the product of the dividend payment amount (or, if other than in cash, the Fair Market Value thereof) per share multiplied by the number of deferred stock units credited to such Director as of the record date for the dividend, divided by the Fair Market Value of the Common Stock on the dividend payment date.

(c) Director Deferred Stock Unit Award Payouts. At the time that a Director ceases to be a Director of the Company, the deferred stock units then credited to such Director (as adjusted [both as to deferred stock units and cash fees] for the period of service as a Director) shall be exchanged for shares of Common Stock which will be distributed to such Director. The transfer of shares of Common Stock to a Director in exchange for such Director’s deferred stock units shall be effected within five (5) business days after the date such Director ceases to be a Director of the Company. Deferred stock units shall be paid in cash within such five (5) business day period to the extent applicable Plan limitations at such time preclude Plan distributions of Common Stock.

70    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

APPENDIX A

XII. RECAPITALIZATION OR REORGANIZATION

(a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares; Stock Dividends; and Recapitalizations. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock covered by an Award (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

(c) Corporate Changes. Before or no later than thirty (30) days after a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) cancel and terminate some or all of the outstanding Options and any rights thereunder held by all or selected Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion. In exercising its powers to adjust Options as a result of a result of a Corporate Change pursuant to this subparagraph (c), the Committee shall exercise its best efforts to effect adjustments in a way that does not cause Options to become deferred compensation for purposes of the requirements imposed under section 409A of the Code.

In the event of a Corporate Change, the Committee, acting at its sole discretion without the consent or approval of any Participant, may cause the Forfeiture Restrictions then remaining applicable with respect to all or selected Restricted Stock Awards or Restricted Stock Unit Awards to lapse in whole or in part as of a date before or after such Corporate Change as specified by the Committee.

In the event of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may cancel and terminate, as of a date before or after such Corporate Change specified by the Committee, Performance Awards and Phantom Stock Awards and any rights thereunder and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value (which maximum value may be determined, if applicable and in the discretion of the Committee, based on the then Fair Market Value of the Common Stock) of such Performance Award or Phantom Stock Award which, in the event the applicable performance or vesting period set forth in such Performance Award or Phantom Stock Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the cancellation and termination, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    71

APPENDIX A

Provisions of this Subparagraph (c) notwithstanding, the Committee may not and cannot take action pursuant to this Subparagraph (c) with respect to Awards which constitute deferred compensation that is subject to section 409A of the Code unless (i) the Corporate Change in issue is a “change in control event” as such term is described in Treasury Regulations promulgated pursuant to section 409A of the Code and (ii) the action taken by the Committee constitutes an acceleration which is a permissible acceleration under such Treasury Regulations. Further, nothing in this Subparagraph (c) shall be interpreted to invalidate or otherwise adversely affect any provision in an individual Award agreement regarding the effect of a Corporate Change upon the Award evidenced by such agreement and the Committee can exercise powers conferred upon the Committee pursuant to this Subparagraph (c) with respect to such Award only in a way which is consistent with and complementary to any specific Corporate Change provisions of such Award Agreement.

(d) Change of Control Value. For the purposes of clause (2) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii) below, whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to clause (i) or (ii) above, the Fair Market Value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and termination of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring by reason of the above events and after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock by reason of the above events, or upon the occurrence of any other event described in this Paragraph XII, the aggregate number of shares available under the Plan, the aggregate number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

(f) Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

(g) No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

XIII. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(f).

XIV. CODE COMPLIANCE

(a) Code Section 162(m). For each Award that is granted to a “covered employee” (within the meaning of Treasury Regulation section 1.162-27(c)(2) and is intended, as determined by the Committee in its sole discretion, to satisfy the exception for

72    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

APPENDIX A

performance-based compensation under section 162(m) of the Code), the Committee shall establish the Performance Measures applicable to such Award either (i) prior to the beginning of the Award’s performance period or (ii) within ninety (90) days after the beginning of an Award’s performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that twenty-five percent (25%) of an Award’s performance period has elapsed.

(b) Code Section 409A. The Company intends that any Awards which may be subject to section 409A of the Code comply with or are exempt from section 409A of the Code, and, accordingly, to the maximum extent permitted, this Plan and any Awards granted thereunder shall be interpreted and administered to be in compliance with section 409A of the Code or exempt therefrom. If for any reason, such as imprecision in drafting, any provision of this Plan or any Award agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) section 409A of the Code, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) section 409A of the Code and shall be interpreted by the Committee in a manner consistent with such intent, as determined in the discretion of the Committee. While the Awards provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under section 409A of the Code, in no event whatsoever will the Company or any of its respective Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of section 409A of the Code or any damages for failing to comply with section 409A of the Code. Notwithstanding anything herein to the contrary, to the extent an Award set forth in this Plan constitutes “non-qualified deferred compensation” subject to section 409A of the Code, then the following conditions apply to the payment of such benefits:

(i) Any termination of a Participant’s employment triggering payment of benefits under an Award must constitute a “separation from service” under section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-1(h) before distribution of such benefits can commence. To the extent that the termination of a Participant’s employment does not constitute a separation of service under section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-1(h) (as the result of further services that are reasonably anticipated to be provided by a Participant to the Company or its Affiliate at the time a Participant’s employment terminates), any benefits payable under the Plan or an Award agreement that constitute non-qualified deferred compensation under section 409A of the Code shall be delayed until the date of a subsequent event constituting a separation of service under section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-1(h). For purposes of clarification, this subparagraph shall not cause any forfeiture of benefits on a Participant’s part, but shall only act as a delay until such time as a “separation from service” occurs.

(ii) If a Participant is a “specified employee” (as that term is used in section 409A of the Code and regulations and other guidance issued thereunder) on the date his or her separation from service becomes effective, any benefits payable under an Award that constitute non-qualified deferred compensation subject to section 409A of the Code shall be delayed until the earlier of (A) the business day following the six-month anniversary of the date his separation from service becomes effective, (B) the date of a Participant’s death, but only to the extent necessary to avoid the adverse tax consequences and penalties under section 409A of the Code or (C) such earlier date as is permitted under section 409A of the Code (the “Delayed Payment Date”). On the Delayed Payment Date, the Company shall pay the Participant (or, if applicable, his estate) in a lump sum the aggregate value of the non-qualified deferred compensation that the Company otherwise would have paid the Participant prior to that date under the Award agreement.

(iii) It is intended that each installment of the payments and benefits provided under this Plan shall be treated as a separate “payment” for purposes of section 409A of the Code.

(iv) Neither the Company nor any Participant shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by section 409A of the Code.

(v) If any other payments or other benefits due to a Participant hereunder could cause the application of an accelerated or additional tax under section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Committee that does not cause such an accelerated or additional tax. A Participant shall not have any right to determine a date of payment of any amount under this Plan.

XV. MISCELLANEOUS

(a) No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Restricted Stock Unit, a right to a Performance Award, a right to a Phantom Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    73

APPENDIX A

expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. The Company may at its option deliver fractional shares of Common Stock and/or pay cash in lieu of fractional shares. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee, but in no event can any Award granted hereunder be transferred for value.

(f) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

(g) Claw-Back Policy. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award) shall be subject to the provisions of the Company’s claw-back policy as set forth in Section 10 of the Company’s Code of Business Conduct and Ethics (as amended from time to time) including any amendments of such claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

PIER 1 IMPORTS, INC.

By:
Date: June 25, 2015

74    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

DRIVING DIRECTIONS FOR THE PIER 1 IMPORTS, INC. ANNUAL MEETING OF SHAREHOLDERS

DRIVING DIRECTIONS FOR THE PIER 1 IMPORTS, INC. ANNUAL MEETING OF SHAREHOLDERS

at

Pier 1 Imports, Inc.’s Corporate Headquarters

at

10:00 a.m., local time

on

June 25, 2015

Reminder: You must present your admission documents as described above under the question “Do I need an admission ticket to attend the annual meeting?” at the admissions table in order to attend the Pier 1 Imports, Inc. Annual Meeting of Shareholders. Doors will open at 9:00 a.m., local time.

Below are directions to Pier 1 Imports’ corporate headquarters located at 100 Pier 1 Place/100 Energy Way, Fort Worth, Texas from various locations in the surrounding area.

From DFW Airport:

•	Take the south exit from the airport.

•	After passing through the tollgate, take Hwy. 183 west to Fort Worth. Follow signs to Fort Worth.

•	Hwy. 183 will merge with Hwy. 121.

•	Stay on Hwy. 121 to downtown Fort Worth.

•	Take the Belknap exit.

•	Belknap will split into Summit Ave. (left) and Forest Park Blvd. (right). Merge LEFT onto Summit Ave.

•	Go through the light and take an immediate RIGHT into Pier 1 Imports. Follow directions for parking.

From Downtown Dallas:

•	Take I-30 west from I-35E intersection.

•	After approximately 30 miles, take the Summit Ave. exit.

•	Turn RIGHT on Summit Ave. Continue for approximately 1/2 mile.

•	Turn LEFT on 5th Street.

•	Turn RIGHT into Pier 1 Imports. Follow directions for parking.

From North Dallas:

•	Take I-635 (LBJ Freeway) west to Hwy. 121.

•	Go south on Hwy. 121.

•	Follow signs to downtown Fort Worth.

•	Take the Belknap exit.

•	Belknap will split into Summit Ave. (left) and Forest Park Blvd. (right). Merge LEFT onto Summit Ave.

•	Go through the light and take an immediate RIGHT into Pier 1 Imports. Follow directions for parking.

From West Fort Worth:

•	Take I-30 east.

•	Take the Summit Ave. exit and turn LEFT on Summit Ave. Continue for approximately 1/2 mile.

PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement    75

DRIVING DIRECTIONS FOR THE PIER 1 IMPORTS, INC. ANNUAL MEETING OF SHAREHOLDERS

•	Turn LEFT on 5th Street.

•	Turn RIGHT into Pier 1 Imports. Follow directions for parking.

From North Fort Worth:

•	Take I-35W south.

•	Take the Belknap exit.

•	Belknap will split into Summit Ave. (left) and Forest Park Blvd. (right). Merge LEFT onto Summit Ave.

•	Go through the light and take an immediate RIGHT into Pier 1 Imports. Follow directions for parking.

From South Fort Worth:

•	Take I-35W north.

•	Take I-30 west.

•	Take the Summit Ave. exit.

•	Turn RIGHT on Summit Ave. Continue for approximately 1/2 mile.

•	Turn LEFT on 5th Street.

•	Turn RIGHT into Pier 1 Imports. Follow directions for parking.

Parking will be available on a first-come, first-served basis.

If you have any further questions about attending the meeting, please call Pier 1 Imports’ Investor Relations Department at (817) 252-7835 or toll-free at (888) 807-4371.

76    PIER 1 IMPORTS, INC.  ï  2015 Proxy Statement

Admission Ticket on Reverse Side
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 24, 2015.
Vote by Internet
• Go to www.investorvote.com/PIR
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the USA, US territories

    & Canada on a touch tone telephone.

  • Outside the USA, US territories & Canada call 1-781-575-2300.

  • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼	To vote by mail, mark, sign and date your proxy card and detach and return it in the enclosed envelope.	▼

A	Proposals — The Board of Directors recommends a vote “FOR” the election as a director of each of the nominees named in Proposal No. 1
	and a vote “FOR” Proposal Nos. 2, 3 and 4.											+
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Claire H. Babrowski	☐	☐	☐	02 - Cheryl A. Bachelder	☐	☐	☐	03 - Hamish A. Dodds	☐	☐	☐

04 - Brendan L. Hoffman	☐	☐	☐	05 - Terry E. London	☐	☐	☐	06 -Cynthia P. McCague	☐	☐	☐

07 - Michael A. Peel	☐	☐	☐	08 - Ann M. Sardini	☐	☐	☐	09 - Alexander W. Smith	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	The approval of the Pier 1 Imports, Inc. 2015 Stock Incentive Plan.	☐	☐	☐	3.	A non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement under the caption “Executive Compensation.”	☐	☐	☐
		For	Against	Abstain

4.	The ratification of the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2016.	☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote, as described in the Proxy Statement, upon any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE AND SIGN SECTION B ABOVE.

FOR ADDRESS CHANGES OR COMMENTS, PLEASE COMPLETE SECTION C ON THE REVERSE SIDE OF THIS CARD.

¢		1 U P X	+
022VNB

Admission Ticket

Pier 1 Imports, Inc.

2015 Annual Meeting of Shareholders

Thursday, June 25, 2015 at 10:00 a.m. local time

Pier 1 Imports, Inc. Corporate Headquarters

Mezzanine Level, Conference Center Room C

100 Pier 1 Place, Fort Worth, Texas 76102

If you plan to attend the meeting in person, please bring this ADMISSION TICKET with you to the meeting. Directions to Pier 1 Imports’ corporate headquarters are located on the last page of the Proxy Statement.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on June 25, 2015.

You can view Pier 1 Imports, Inc.’s 2015 Annual Report, which includes Pier 1 Imports, Inc.’s Form 10-K for the fiscal year ended February 28, 2015, Notice of Annual Meeting, and 2015 Proxy Statement, on the Internet at: http://www.investorvote.com/PIR

 ▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PIER 1 IMPORTS, INC. 100 Pier 1 Place, Fort Worth, Texas 76102 PROXY	+

The board of directors solicits this proxy for use at the Annual Meeting of Shareholders on June 25, 2015.

The shareholder whose signature appears on the reverse side of this proxy card hereby appoints TERRY E. LONDON, MICHAEL W. TANKERSLEY and MICHAEL A. CARTER, and any of them, proxy or proxies with full power of substitution and revocation as to each of them, to represent and to vote as set forth on this proxy card or as directed by telephone or Internet all the shares of the common stock of Pier 1 Imports, Inc. held of record by the shareholder on April 27, 2015, at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on June 25, 2015 at Pier 1 Imports, Inc. Corporate Headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102, or any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed by the shareholder. If no direction is made, this proxy will be voted “FOR” the election as a director of each of the nominees named in Proposal No. 1 and voted “FOR” Proposal Nos. 2, 3 and 4. The proxies are authorized to vote, as described in the Proxy Statement, in their discretion, upon any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or the Internet.

(Continued and to be marked, dated, and signed on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE AND SIGN SECTION B ON THE REVERSE SIDE OF THIS CARD.

¢	FOR ADDRESS CHANGES OR COMMENTS, PLEASE COMPLETE SECTION C ABOVE.	+